Exhibit 99.1
Confidential Information Memorandum
Gasco Energy, Inc.
5.50% Convertible Senior Notes Due 2015
     We are offering to certain holders of our 5.50% Convertible Senior Notes due 2011, which we refer to as the “old notes,” $1,000 principal amount of our new 5.50% Convertible Senior Notes due 2015, which we refer to as the “new notes,” in exchange for a like principal amount of our old notes. We will also pay accrued and unpaid interest on the old notes up to, but not including, the closing date of the offering.
     You should consider carefully the risk factors beginning on page 17 of this confidential information memorandum before you decide whether to participate in the offering.
     The offering is subject to certain conditions, including that holders of old notes participating in the offering execute exchange agreements with us. For a more complete description of the conditions to the offering, see “Description of the Offering—Conditions to the Offering.”

     Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this confidential information memorandum. Any representation to the contrary is a criminal offense.

     We are making the offering in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) and Regulation D thereof. The offering is being made only to holders of old notes who have certified that they are qualified institutional buyers within the meaning of Rule 144A under the Securities Act and/or institutional accredited investors within the meaning of Rule 501(a) under the Securities Act.

     No person other than Gasco Energy, Inc. has been authorized to give any information or to make any representation not contained in this confidential information memorandum in connection with the offering, and if given or made, any such information must not be relied upon as having been authorized by us or by any other person. Neither the delivery of this confidential information memorandum nor any offer or sale made in connection with the offering will, under any circumstances, create any implication that there has been no change in our business since the date as of which information is given or incorporated by reference in this confidential information memorandum.
     We will not receive any proceeds from the offering.
     None of us, our board of directors, our executive officers or the financial advisors make any recommendation to holders of old notes as to whether to exchange their old notes for new notes or refrain from participating in the offering. In addition, no one has been authorized to make any such recommendation. You must make your own decision whether to participate in the offering and, if so, the aggregate principal amount of old notes to offer in exchange for new notes.
(cover continued on next page)

     The offering is not being made to, nor will we accept old notes from, holders in any jurisdiction in which the offering or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The date of this confidential information memorandum is June 22, 2010.

Notice to New Hampshire Residents
     Neither the fact that a registration statement or an application for a license has been filed under RSA 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval, to any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

ABOUT THIS CONFIDENTIAL INFORMATION MEMORANDUM
     This confidential information memorandum has been prepared by Gasco Energy, Inc. solely for informational purposes to assist holders of old notes in making an evaluation of Gasco Energy, Inc. and its subsidiaries and the new notes. This confidential information memorandum is directed solely to each person who receives it and is not an offer to any other person or to the public generally. By accepting this confidential information memorandum, you acknowledge your express agreement with Gasco Energy, Inc. to maintain in confidence all non-public information contained within this confidential information memorandum. Gasco Energy, Inc. has caused this non-public information to be delivered to you in reliance on your agreement to maintain the confidentiality of this information under a confidentiality agreement with Gasco Energy, Inc. and/or Regulation FD promulgated by the Securities and Exchange Commission.

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SUMMARY
     This summary highlights selected information from this confidential information memorandum and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this confidential information memorandum. This confidential information memorandum may not contain all the information that is important to you. We urge you to read carefully this entire confidential information memorandum, including the exhibits hereto, and the other documents to which it refers to understand fully the terms of the new notes, the Preferred Stock (as defined below) and the offering. References in this confidential information memorandum to “we,” “us,” “our” and “ours” refer to Gasco Energy, Inc. and its consolidated subsidiaries, unless we indicate otherwise.
Our Company
     We are a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Our principal business strategy is to enhance shareholder value by using technologies new to a specific area to generate and develop high-potential exploitation resources in this area. Our principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. We are currently focusing our activities in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Green River, Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. As of December 31, 2009, we held interests in 282,326 gross acres (228,724 net acres) located in Utah, Wyoming, California and Nevada. As of December 31, 2009, we held an interest in 132 gross producing wells (77.6 wells, net to our interest) and three shut-in wells (3.0 net) located on these properties.

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The Offering
     The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the terms of the offering, see “Description of the Offering” and the form of agreements and the documents attached as exhibits to this confidential information memorandum.

The offering	We are offering to certain holders of old notes, $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes. We will also pay accrued and unpaid interest on the old notes up to, but not including, the closing date of the offering.

Status of participating holders	The offering is being made only to holders of old notes who have certified that they are qualified institutional buyers within the meaning of Rule 144A under the Securities Act and/or institutional accredited investors within the meaning of Rule 501(a) under the Securities Act.

Exchange agreement	Each holder participating in the offering will be required to execute and deliver to us an exchange agreement, substantially in the form of Exhibit A hereto, setting forth the terms and conditions of the offering.

Conditions to the offering	The offering is subject to certain conditions set forth in the exchange agreement. Unless waived by the holders of old notes, the consummation of the offering is conditioned upon holders of old notes holding at least $60 million in aggregate principal amount of the outstanding old notes having executed exchange agreements, satisfied or waived all conditions to the closing contemplated thereby and delivered to us such old notes being exchanged at the closing.

No listing	We do not intend to list the new notes or the Preferred Stock on any securities exchange.

Market for common stock	Our common stock is traded on the NYSE Amex under the symbol “GSX.” The last reported sale price of our common stock on June 21, 2010 was $0.40 per share.

Summary comparison of new notes to old notes	There are material differences between the terms of the old notes and the new notes. See “Summary — Summary Comparison of the New Notes and the Old Notes” for a summary comparison of certain of the material terms of the old notes and the new notes.

Consequences of failure to participate	For a description of the consequences of failing to participate in the exchange of the new notes for your old notes, see “Risk Factors.”

No appraisal or dissenters’ rights	Holders of old notes have no appraisal or dissenters’ rights in connection with the offering.

Fees and commissions	You are not required to pay fees or commissions to us or our financial advisors in connection with the offering. If your old notes are held through a broker or other nominee who delivers the old notes on your behalf (other than those delivered through a dealer manager), your broker may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply.

Financial advisors	Lazard Freres & Co. LLC and CoveView Advisors LLC are our financial

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advisors for the offering.

Material U.S. federal income tax considerations	See “Certain U.S. Federal Income Tax Considerations” for a summary of material United States federal income tax considerations regarding the offering.

Securities law registration	We are offering the new notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D thereof.

Registration rights	None.

Risk factors	See “Risk Factors” beginning on page 17 of this confidential information memorandum and the other information included or incorporated by reference into this confidential information memorandum for a discussion of the factors you should consider carefully before deciding to participate in the exchange of the new notes for your old notes.

Use of proceeds	We will not receive any cash proceeds from the sale of the new notes pursuant to the offering.

Form and denomination	The new notes will be issued in fully registered form. The new notes will be represented by one or more global notes, deposited with the trustee under the exchanged indenture as a custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfer will be effective only through, records maintained by DTC and its participants. The new notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

Trustee	Wells Fargo Bank, National Association, as trustee under the exchanged indenture.

Information	Any questions concerning the terms of the offering should be directed to us at the telephone number listed on the back cover page of this confidential information memorandum.

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Summary of the New Notes
     The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the terms of the new notes, see the form of the exchanged indenture attached as Exhibit B to this confidential information memorandum.

Issuer	Gasco Energy, Inc.

Maturity date	October 5, 2015.

Interest	Interest will accrue from the closing date of the offering and will be payable semi-annually, in arrears, on April 5 and October 5, of each year, beginning on October 5, 2010.

Interest rate	The per annum interest rate on the new notes will equal 5.50%.

Guarantees	The new notes will be guaranteed by all of our domestic subsidiaries.

Ratings	We do not expect the new notes to be rated by any rating agency.

Rankings	The new notes will be unsecured and unsubordinated and will rank on a parity in right of payment with all of our existing and future senior unsecured indebtedness (including any old notes that are not exchanged for new notes), will rank senior in right of payment to any of our existing and future subordinated indebtedness, and will be effectively subordinated in right of payment to any of our secured indebtedness or other obligations to the extent of the value of the assets securing such indebtedness or other obligations.

As of March 31, 2010, we had $70.5 million in total debt outstanding, including $5.5 million in secured debt, and the ability to incur up to $10 million of additional secured debt, under our senior secured credit facility. In addition, as of such date, our subsidiaries had $0.6 million in liabilities, excluding consolidated indebtedness but including trade payables.

Provisional redemption	We may redeem the new notes in whole or in part for cash at any time at a redemption price equal to 100% of the principal amount of the new notes plus any accrued and unpaid interest on the new notes redeemed to but not including the redemption date, if the closing price of our common stock equals or exceeds 150% of the conversion price for at least 20 trading days within the consecutive 30 trading day period ending on the trading day before the redemption date and all of the equity conditions set forth in the exchanged indenture are satisfied (or waived in writing by the holders of a majority in aggregate principal amount of the new notes then outstanding). See also “Conversion make-whole payment” below in this Summary of the New Notes.

Change of control	Upon a change of control (as defined in the exchanged indenture), each holder of new notes may require us to repurchase some or all of its new notes at a repurchase price equal to 100% of the aggregate principal amount of the new notes to be repurchased plus accrued and unpaid interest to but not including the date of purchase, plus, in certain circumstances, a make-whole premium. We may pay the change of control purchase price and/or the make-whole premium in cash or shares of Preferred Stock at our option. In addition, in the case of the make-whole premium, at our option we may pay such premium in the

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same form of consideration used to pay for the shares of common stock in connection with the transaction constituting the change of control.

Conversion	Subject to the limitations set forth below under “Conversion limitations” in this Summary of the New Notes, the new notes will be convertible, at the option of the holder, at any time at or prior to maturity, into shares of our common stock (or, at the election of such holder, Preferred Stock). The initial conversion price for converting the new notes into common stock will be equal to $0.60 per share of common stock, which is equal to a conversion rate of 1,666.6667 shares of common stock per $1,000 principal amount of new notes. The initial conversion price for converting the new notes into Preferred Stock, other than pursuant to an automatic conversion described below, will be equal to $100, which is equal to a conversion rate of ten shares of Preferred Stock per $1,000 principal amount of new notes. The conversion rate is subject to adjustment in certain circumstances.

Conversion limitations	Prior to the full conversion date described below (and except in connection with a provisional redemption), holders of new notes are permitted to convert new notes but may elect to receive common stock upon such conversion only to the extent that the number of shares of common stock issuable upon such conversion of the new notes would not result in a violation of the exchange cap or the maximum ownership percentage described below (or if a holder elects to receive shares of Preferred Stock upon conversion of all or any portion of the new notes, only to the extent that the number of shares of Preferred Stock issuable upon conversion would be convertible as of the conversion date into a number of shares of common stock that, if issued on the conversion date, would not result in a violation of the exchange cap). The “full conversion date” is the earlier of (i) the date on which our shareholders have approved the issuance of all of the shares of common stock issuable upon conversion of the new notes (and upon conversion of any shares of Preferred Stock issuable upon conversion of the new notes) in accordance with applicable law and the rules of the NYSE Amex or any other U.S. national or regional securities exchange on which the common stock is listed, the rules of which require shareholder approval for the issuance of shares of common stock upon conversion of the new notes, and (ii) September 5, 2015.

On or after the full conversion date or to the extent we have exercised our provisional redemption right, holders of new notes are permitted to convert the new notes in full subject to the maximum ownership percentage; provided, however, that if the shareholder approval described above has not been obtained prior to such conversion, we will make a cash payment in lieu of any shares of common stock otherwise deliverable upon conversion of such new notes in excess of the exchange cap (or, if such holder has elected to receive shares of Preferred Stock upon such conversion, in lieu of any shares of Preferred Stock otherwise deliverable to such holder upon conversion that would be convertible into shares of common stock in excess of the exchange cap (without regard to any limitation on conversion set forth in the certificate of designations of the Preferred Stock)).

Limitations on common stock issuances	We may not issue shares of common stock to holders of new notes (including shares of common stock issuable upon a conversion of new notes, upon conversion of any shares of Preferred Stock issuable upon a conversion of new notes or in payment of any change of control purchase

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price, make-whole premium or conversion make-whole payment) in excess of 19.9% of the number of shares of common stock outstanding immediately prior to the closing of the offering, which percentage we refer to as the “exchange cap,” until such shareholder approval is obtained or we obtain a written opinion from our outside counsel that such approval is not required.

Additionally, a holder may not convert all or any portion of such holder’s new notes into common stock to the extent that such holder and its affiliates would, after giving effect to such conversion, beneficially own more than 4.99% of the outstanding shares of common stock, which percentage we refer to as the “maximum ownership percentage;” provided that a holder, upon not less than 61 days’ prior written notice to us, may increase the maximum ownership percentage applicable to such holder (but, for the avoidance of doubt, not for any subsequent or other holder) to 9.9% of the outstanding shares of common stock.

Automatic conversion	Provided that all of the equity conditions set forth in the exchanged indenture are satisfied (or waived in writing by the holders of a majority in aggregate principal amount of all new notes then outstanding), on the third trading day after the receipt of the shareholder approval described above, an aggregate principal amount of new notes equal to the difference (but not less than zero) of (i) 30% of the original principal amount of all new notes minus (ii) the principal amount, if any, of the new notes that has been repaid, redeemed or repurchased by us, or converted into shares of common stock or Preferred Stock by holders of the new notes, will automatically convert into a number of shares of our Preferred Stock equal to the aggregate principal amount of such new notes to be so converted multiplied by 0.01579. We will pay in cash any accrued and unpaid interest on the new notes subject to automatic conversion through the automatic conversion date.

Conversion make-whole payment	If a holder elects to convert its new notes in connection with a provisional redemption, we will make an additional payment equal to the total value of the aggregate amount of the interest otherwise payable on the new notes to be converted from the last day through which interest was paid on the new notes through and including the third anniversary of the closing of the offering and discounted to the present value of such payment; provided, however, that at our option, in lieu of such discounted cash payment, we may deliver shares of our Preferred Stock having a value equal to such discounted cash payment, and the value of each share of Preferred Stock to be delivered shall be deemed equal to the product of (i) the average closing price per share of common stock over the ten trading day period ending on the trading day before the redemption date, and (ii) the number of whole shares of common stock into which each share of Preferred Stock is then convertible (without giving effect to any limitations on conversion in the certificate of designations of the Preferred Stock) (subject to certain conditions).

Form and denomination	The new notes will be issued in fully registered form. The new notes will be represented by one or more global notes, deposited with the trustee under the exchanged indenture as a custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfer will be effective only through, records maintained by DTC and its participants. The new notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

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Covenants	The exchanged indenture will limit our ability to incur additional indebtedness; provided, however, that we will be permitted to incur (i) indebtedness that is permitted under our credit agreement and additional reserve base loans from commercial banks on customary terms, (ii) unsecured indebtedness contractually subordinated to the new notes and the guaranty of the new notes on terms no less favorable than those set forth in the exchanged indenture or otherwise acceptable to the holders of a majority of the outstanding principal amount of new notes at the time such indebtedness is incurred and which does not (a) mature or otherwise require or permit redemption or repayment prior to the maturity date of the new notes or (b) require cash interest payments in excess of 7% per annum, (iii) indebtedness under the remaining outstanding old notes, (iv) indebtedness under the exchanged indenture, new notes and the guaranty, and (v) indebtedness outstanding on the closing date of the offering.

In addition, the exchanged indenture contains covenants limiting our ability to incur liens on our property or assets, restricting our ability to make dividends or other distributions, requiring our domestic subsidiaries to guaranty the new notes, requiring us to list the shares of common stock that may be issued upon conversion of the new notes and the Preferred Stock on the exchange on which our common stock is then listed, and requiring us to use our reasonable best efforts to obtain shareholder approval for the issuance of shares of common stock upon conversion of the new notes (and upon conversion of any shares of Preferred Stock issuable upon conversion of the new notes).

Except for the covenants described above, covenants contained in the exchanged indenture are substantially the same as the covenants in the indenture governing the old notes.

Events of default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see the form of exchanged indenture attached hereto as Exhibit B.

Original issue discount	The new notes will be treated as issued with original issue discount, or “OID,” for U.S. federal income tax purposes, and U.S. Holders (as defined below) will be required to include such OID in gross income as ordinary income for U.S. federal income tax purposes in advance of the receipt of cash attributable to that income regardless of the holders’ method of tax accounting. See “Certain U.S. Federal Income Tax Considerations — Tax Consequences to U.S. Holders —Ownership of New Notes and Common Stock or Preferred Stock — Stated Interest and Original Issue Discount.”

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Summary Comparison of the New Notes and the Old Notes
     A summary comparison of certain material terms of the new notes and the old notes is provided in the table below. For a more detailed comparison of the terms of the new notes and the old notes, see the comparison attached hereto as Exhibit C of the indenture governing the old notes compared to the exchanged indenture. You should carefully review that comparison and the exchanged indenture, both of which are exhibits to this confidential information memorandum.

	New Notes	Old Notes

Interest rate	The new notes will bear cash interest at the rate of 5.50% per annum. Interest will accrue from the closing date of the offering and will be payable semi-annually, in arrears, on April 5 and October 5 of each year, beginning on October 5, 2010.	The old notes bear cash interest at the rate of 5.50% per annum. Interest on the old notes is payable semi-annually, in arrears, on April 5 and October 5 of each year.

Maturity	The new notes will mature on October 5, 2015.	The old notes mature on October 5, 2011.

Security	None.	We purchased and pledged to the trustee under the indenture governing the old notes, as security for the exclusive benefit of the holders of the old notes, approximately $10.3 million of U.S. government securities as security for the first six scheduled interest payments due on the old notes. Otherwise, the old notes are unsecured.

Guarantees	The new notes will be guaranteed by all of our domestic subsidiaries.	None.

Ranking	The new notes will be unsecured and unsubordinated and will rank on a parity in right of payment with all of our existing and future senior unsecured indebtedness (including any old notes that are not exchanged for new notes), will rank senior in right of payment to any of our existing and future subordinated indebtedness, and will be effectively subordinated in right of payment to any of our secured indebtedness or other obligations to the extent of the value of the assets securing such indebtedness or other obligations.	The old notes are unsecured (except as described above under “Security”) and unsubordinated and rank on a parity (except as described above under “Security”) in right of payment with all of our existing and future senior and unsecured indebtedness (including the new notes), rank senior in right of payment to any of our future subordinated indebtedness, are effectively subordinated in right of payment to any of our secured indebtedness or other obligations to the extent of the value of the assets securing such indebtedness or other obligations, and are effectively subordinated in right of payment to all liabilities, including trade payables, of our subsidiaries.

Conversion rights	Subject to the limitations set forth below under “Conversion limitations” in this comparison of new and old notes, the new notes will be convertible, at the option of the holder, at any time at or prior to maturity, into shares of our common stock	The old notes are convertible, at the option of the holder, at any time at or prior to maturity, into shares of our common stock at an initial conversion price of $4.00 per share, which is equal to a conversion rate of 250 shares of our common stock per

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	New Notes	Old Notes

(or, at the election of such holder, Preferred Stock).

	The initial conversion price for converting the new notes into common stock will be equal to $0.60 per share of common stock, which is equal to a conversion rate of 1,666.6667 shares of our common stock per $1,000 principal amount of new notes.	$1,000 principal amount of old notes. The conversion rate is subject to adjustment in certain circumstances.

The initial conversion price for converting the new notes into Preferred Stock, other than pursuant to an automatic conversion described below under “Automatic conversion” in this comparison of new and old notes will be equal to $100, which is equal to a conversion rate of ten shares of Preferred Stock per $1,000 principal amount of new notes. The conversion rate is subject to adjustment in certain circumstances.

Conversion limitations	Prior to the full conversion date described below (and except in connection with a provisional redemption), holders of new notes are permitted to convert new notes but may elect to receive common stock upon such conversion only to the extent that the number of shares of common stock issuable upon such conversion of the new notes would not result in a violation of the exchange cap or the maximum ownership percentage described below (or if a holder elects to receive shares of Preferred Stock upon conversion of all or any portion of the new notes, only to the extent that the number of shares of Preferred Stock issuable upon conversion would be convertible as of the conversion date into a number of shares of common stock that, if issued on the conversion date, would not result in a violation of the exchange cap described below). The “full conversion date” is the earlier of (i) the date on which our shareholders have approved the issuance of all of the shares of common stock issuable upon conversion of the new notes (and upon conversion of any shares of Preferred Stock issuable upon conversion of the new notes) in accordance with applicable law and the rules of the NYSE Amex or any other U.S. national or regional securities exchange on which the common stock is listed, the rules of which require shareholder approval for the issuance of	None.

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	New Notes	Old Notes

shares of common stock upon conversion of the new notes, and (ii) September 5, 2015.

On or after the full conversion date or to the extent we have exercised our provisional redemption right, holders of new notes are permitted to convert the new notes in full subject to the maximum ownership percentage; provided, however, that if the shareholder approval described above has not been obtained prior to such conversion, we will make a cash payment in lieu of any shares of common stock otherwise deliverable upon conversion of such new notes in excess of the exchange cap (or, if such holder has elected to receive shares of Preferred Stock upon such conversion, in lieu of any shares of Preferred Stock otherwise deliverable to such holder upon conversion that would be convertible into shares of common stock in excess of the exchange cap (without regard to any limitation on conversion set forth in the certificate of designations of the Preferred Stock)).

Limitations on common stock issuances	We may not issue shares of common stock to holders of new notes (including shares of common stock issuable upon a conversion of new notes, upon conversion of any shares of Preferred Stock issuable upon a conversion of new notes or in payment of any change of control purchase price, make-whole premium or conversion make-whole payment) in excess of 19.9% of the number of shares of common stock outstanding immediately prior to the closing of the offering, which percentage we refer to as the “exchange cap,” until such shareholder approval is obtained or we obtain a written opinion from our outside counsel that such approval is not required.	None.

Additionally, a holder may not convert all or any portion of such holder’s new notes into common stock to the extent that such holder and its affiliates would, after giving effect to such conversion, beneficially own more than 4.99% of the outstanding shares of common stock, which percentage we refer to as the “maximum ownership percentage;” provided that a holder, upon not less than 61 days’ prior

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	New Notes	Old Notes

written notice to us, may increase the maximum ownership percentage applicable to such holder (but, for the avoidance of doubt, not for any subsequent or other holder) to 9.9% of the outstanding shares of common stock.

Automatic conversion	Provided that all of the equity conditions set forth in the exchanged indenture are satisfied (or waived in writing by the holders of a majority in aggregate principal amount of the new notes then outstanding), on the third trading day after the receipt of the shareholder approval described above, an aggregate principal amount of new notes equal to the difference (but not less than zero) of (i) 30% of the original principal amount of all new notes minus (ii) the principal amount, if any, of all new notes that has been repaid, redeemed or repurchased by us, or converted into shares of common stock or Preferred Stock by holders of the new notes, will automatically convert into a number of shares of our Preferred Stock equal to the aggregate principal amount of such new notes to be so converted multiplied by 0.01579. We will pay in cash any accrued and unpaid interest on the new notes subject to automatic conversion through the automatic conversion date.	None.

Provisional redemption	We may redeem the new notes in whole or in part for cash at any time at a redemption price equal to 100% of the principal amount of the new notes plus any accrued and unpaid interest on the new notes redeemed to but not including the redemption date, if the closing price of our common stock equals or exceeds 150% of the conversion price for at least 20 trading days within the consecutive 30 trading day period ending on the trading day before the redemption date and all of the equity conditions set forth in the exchanged indenture are satisfied (or waived in writing by the holders of a majority in aggregate principal amount of the new notes then outstanding). See also “Conversion make-whole payment” below in this comparison of new and old notes.	We may redeem the old notes in whole or in part for cash at any time at a redemption price equal to 100% of the principal amount of the old notes plus any accrued and unpaid interest and liquidated damages, if any, on the old notes to but not including the redemption date, if the closing price of our common stock has exceeded 130% of the conversion price for at least 20 trading days in any consecutive 30 trading day period.

In addition, if on any interest payment date, the aggregate principal amount of the old notes outstanding is less than 15% of the aggregate principal amount of old notes outstanding at issuance, we may redeem the old notes, in whole but not in part, at a price equal to 100% of the principal amount of the old notes plus any accrued and unpaid interest and liquidated damages, if any, on the old notes to but

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	New Notes	Old Notes
not including the redemption date.

If we redeem the old notes, we will make an additional payment equal to the total value of the aggregate amount of the interest otherwise payable on the old notes from the last day through which interest was paid on the old notes through the redemption date.

Conversion make-whole payment	If a holder elects to convert its new notes in connection with a provisional redemption, we will make an additional payment equal to the total value of the aggregate amount of the interest otherwise payable on the new notes to be converted from the last day through which interest was paid on the new notes through and including the third anniversary of the closing of the offering and discounted to the present value of such payment; provided, however, that at our option, in lieu of such discounted cash payment, we may deliver shares of our Preferred Stock having a value equal to such discounted cash payment, and the value of each share of Preferred Stock to be delivered shall be deemed equal to the product of (i) the average closing price per share of common stock over the ten trading day period ending on the trading day before the redemption date, and (ii) the number of whole shares of common stock into which each share of Preferred Stock is then convertible (without giving effect to any limitations on conversion in the certificate of designations of the Preferred Stock) (subject to certain conditions).	None.

Change of control	Upon a change of control (as defined in the exchanged indenture), each holder of new notes may require us to repurchase some or all of its new notes at a repurchase price equal to 100% of the aggregate principal amount of the new notes to be purchased plus accrued and unpaid interest to but not including the date of purchase plus, in certain circumstances, a make-whole premium. We may pay the change of control purchase price and/or the make-whole premium in cash or shares of Preferred Stock at our option. In addition, in the case of the make-whole premium, at our option we may pay such premium in the	Upon a change of control (as defined in the indenture governing the old notes), each holder of old notes may require us to repurchase some or all of its old notes at a repurchase price equal to 100% of the aggregate principal amount of the old notes plus accrued and unpaid interest and liquidated damages, if any, to but not including the date of purchase plus, in certain circumstances, a make-whole premium. We may pay the change of control purchase price and/or the make-whole premium in cash or shares of common stock at our option.

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	New Notes	Old Notes

same form of consideration used to pay for the shares of common stock in connection with the transaction constituting the change of control.

Limitations on incurring indebtedness	The exchanged indenture will limit our ability to incur additional indebtedness; provided, however, that we will be permitted to incur (i) indebtedness that is permitted under our credit agreement and additional reserve base loans from commercial banks on customary terms, (ii) unsecured indebtedness contractually subordinated to the new notes and the guaranty of the new notes on terms no less favorable than those set forth in the exchanged indenture or otherwise acceptable to the holders of a majority of the outstanding principal amount of new notes at the time such indebtedness is incurred and which does not (a) mature or otherwise require or permit redemption or repayment prior to the maturity date of the new notes or (b) require cash interest payments in excess of 7% per annum, (iii) indebtedness under the remaining outstanding old notes, (iv) indebtedness under the exchanged indenture, new notes and the guaranty, and (v) indebtedness outstanding on the closing date of the offering.	None.

Registration rights	None.	We entered into a registration rights agreement with the holders of old notes that requires us to use our best efforts to keep a shelf registration statement effective until such date that the holders of the notes and the shares of common stock issuable upon conversion thereof (other than any such holders that are our affiliates) are able to sell all such securities without restriction pursuant to the volume limitation of Rule 144 under the Securities Act. We further agreed that, if the shelf registration statement ceases to be effective or fails to be usable under certain circumstances, additional interest as liquidated damages will accrue on the old notes at a rate per annum equal to an additional 0.25% of the principal amount of the old notes to and including the 90th day following such registration default and an additional 0.50% of the principal amount of the old notes from and after the

14

	New Notes	Old Notes

91st day following such registration default up to a maximum additional rate per year of 0.5%.

Board seats	Certain holders of the new notes will together have the right to nominate one member of our board of directors so long as such holders beneficially own at least 20% of the outstanding shares of our common stock (counting all outstanding old notes, all outstanding new notes and all outstanding shares of Preferred Stock as if such notes and Preferred Stock had converted into common stock based on the then applicable conversion rates of such notes and Preferred Stock, as applicable, without regard to the limitations on conversion of the new notes or the Preferred Stock).	None.

Events of Default	Events of default include (1) our failure to pay (in cash or, if applicable, shares of Preferred Stock) principal or premium (including any make-whole premium or conversion make-whole payment) when due; (2) our failure to pay interest when due on the new notes which continues for 30 days after the date when due; (3) our failure to issue and deliver shares of common stock or Preferred Stock, and any cash in lieu of fractional shares, when such shares of common stock or Preferred Stock issued or issuable upon conversion of any new notes, and any common stock issued or issuable upon conversion of any Preferred Stock, together with cash in lieu of fractional shares, when such common stock, Preferred Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a new note and such failure continues for 10 days after the required delivery date; (4) our failure to give timely notice of a change of control; (5) during the required period, our failure to file certain reports, statements and other documents required to be filed by us with the SEC prior to the periods set forth in the exchanged indenture; (6) our failure to perform or observe any other term, covenant or agreement in the new notes or the exchanged indenture for 60 days after written notice of such failure has been given to us as provided in the exchanged indenture; (7) the failure of us or our significant subsidiaries to make	Events of default include (1) our failure to pay principal or premium when due; (2) our failure to pay interest, including liquidated damages, if any, when due on the old notes which continues for 30 days after the date when due; (3) our failure to deliver shares of common stock, and any cash in lieu of fractional shares, when such shares of common stock or cash in lieu of fractional shares is required to be delivered and such failure continues for 10 days after the required delivery date; (4) our failure to give timely notice of a change of control; (5) our failure to perform or observe any other term, covenant or agreement in the old notes or the indenture governing the old notes for 60 days after written notice of such failure has been given to us as provided in the indenture governing the old notes; (6) the failure of us or our significant subsidiaries to make certain payment defaults on indebtedness for borrowed money in excess of $5 million or if indebtedness for borrowed money of us or a significant subsidiary in excess of $5 million is accelerated in certain circumstances; and (7) certain events of bankruptcy, insolvency or reorganization with respect to us or a significant subsidiary or any of our subsidiaries which in the aggregate would constitute a significant subsidiary.

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	New Notes	Old Notes

payments by the end of the applicable grace period, if any, on indebtedness for borrowed money in excess of $5 million or if indebtedness for borrowed money of us or a significant subsidiary in excess of $5 million is accelerated in certain circumstances; (8) certain events of bankruptcy, insolvency or reorganization with respect to us or a significant subsidiary or any of our subsidiaries which in the aggregate would constitute a significant subsidiary; and (9) a default occurs under any permitted subordinated indebtedness in excess of $2,000,000 individually or in the aggregate.

No listing	We do not intend to list the new notes or the Preferred Stock on any securities exchange.	The old notes are not listed on any national securities exchange but are eligible for trading on PORTAL.

Ratings	We do not expect the new notes to be rated by any rating agency.	The old notes are not rated by any rating agency.

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RISK FACTORS
     Any investment in our securities, including the new notes, involves a high degree of risk. You should consider the risks described below carefully and all of the information contained in this confidential information memorandum, including the documents attached hereto as exhibits and the information incorporated by reference herein, including, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent SEC filings. If any of those or the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our securities could decline, and you may lose all or part of your investment. See also “Forward-Looking Statements.”
Our board of directors has not made a recommendation as to whether you should exchange your old notes for new notes in the offering, and we have not obtained a third-party determination that the offering is fair to holders of our old notes.
     Our board of directors has not made, and will not make, any recommendation as to whether holders of old notes should exchange their old notes for new notes pursuant to the offering. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the old notes for purposes of negotiating the terms of the new notes or the offering, or preparing a report or making any recommendation concerning the fairness of the offering. If you exchange your old notes for new notes, you may not receive more or as much value as you might receive if you choose to keep them. Holders of old notes must make their own decisions regarding their participation in the offering and are urged to consult with their own financial, tax and legal advisors.
Upon consummation of the offering, holders who exchange old notes for new notes will lose their rights under the old notes.
     If you execute and deliver an exchange agreement and exchange your old notes at the closing, you will lose all of your rights as a holder of such notes, including your right to future interest and principal payments with respect to such notes and your right to have your old notes repaid on October 5, 2011, the maturity date of the old notes.
To the extent that a holder exchanges old notes for new notes in the offering, the holder ultimately may find that we would have been able to repay the old notes when they would have matured but are unable to repay or refinance the new notes when they mature.
     If you execute and deliver an exchange agreement and exchange your old notes at the closing, you will receive new notes, which you may not require us to repurchase (except in the case of a change of control) and which have a later maturity than the old notes that you presently own. It is possible that holders of old notes who participate in the offering will be adversely affected by the extension of maturity. Following the maturity date of the old notes, but prior to the maturity date of the new notes, we may become subject to a bankruptcy or similar proceeding or we may otherwise be in a position in which we are unable to repay or refinance the new notes when they mature. If so, holders of the old notes who opted not to participate in the offering may have been paid in full, and there is a risk that the holders of the new notes will not be paid in full. If you decide to exchange old notes for new notes, you will be exposed to the risk of nonpayment on the new notes for a longer period of time.
An active trading market may not develop for the new notes or Preferred Stock, and you may not be able to resell your new notes or Preferred Stock.
     The new notes and Preferred Stock are new securities, and no market exists where you can resell them. We have not engaged any person to buy and sell, or “make a market” in, the new notes or Preferred Stock, and no person is required to do so. If any person starts market-making activities, it could stop those activities at any time without notice. In addition, any market-making activities will be subject to limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. Moreover, any trading market for the new notes or Preferred Stock that does develop could become more limited or cease to exist due to our redemption of new notes. As a result, your ability to resell the new notes or Preferred Stock may be limited. We do not intend to apply for listing of the new notes or Preferred Stock on any securities exchange. We cannot assure you that any market for the new notes or Preferred Stock will develop or be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the new notes and Preferred Stock may be adversely affected.

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The liquidity of any trading market that currently exists for the old notes may be adversely affected by the offering, and holders of old notes who fail to participate in the offering may find it more difficult to sell their old notes after the offering is completed.
     There currently is a limited trading market for the old notes. To the extent that old notes are issued in exchange for new notes pursuant to the offering, the trading market for the remaining old notes will be even more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the old notes that remain outstanding after the offering may be adversely affected. The reduced float may also make the trading price of the remaining old notes more volatile. The old notes are not listed on any national securities exchange.
The completion of the offering may not occur.
     We are not obligated to complete the offering unless holders of at least $60 million of the outstanding principal amount of the old notes have executed exchange agreements with us and validly delivered their notes in the offering. The offering is also subject to other conditions, some of which are outside our control. Accordingly, the offering may not be completed.
No assurance can be given if or when our shareholders will approve the issuance of the shares of common stock in excess of 20% of the number of shares outstanding upon conversion of the new notes (and upon conversion of any Preferred Stock issuable upon conversion of the new notes). If shareholder approval is not obtained, the ability of a holder to convert its new notes (or shares of Preferred Stock issuable upon conversion of the new notes) into shares of our common stock will be limited, which may reduce the value such holder may receive in connection with the exchange.
     Prior to the full conversion date described elsewhere in this confidential information memorandum, holders of new notes are permitted to convert new notes but may elect to receive common stock upon such conversion only to the extent that the number of shares of common stock issuable upon such conversion of the new notes would not result in a violation of the exchange cap or the maximum ownership percentage (or if a holder elects to receive shares of Preferred Stock upon conversion of all or any portion of the new notes, only to the extent that the number of shares of Preferred Stock issuable upon conversion would be convertible as of the conversion date into a number of shares of common stock that, if issued on the conversion date, would not result in a violation of the exchange cap). See “Description of the Offering — Shareholder Approval.”
     The exchanged indenture requires us to use our reasonable best efforts to have our shareholders approve the issuance of all the shares of our common stock issuable upon conversion of the new notes (and upon conversion of any Preferred Stock issuable upon conversion of the new notes) pursuant to the exchanged indenture (and the certificate of designations of the Preferred Stock) in accordance with applicable law and the applicable rules and regulations of the securities exchange on which our common stock is listed. However, no assurance can be given that such shareholder approval will be obtained.
     If our shareholders do not approve the issuance or do not approve it on a timely basis, the ability of holders to convert their new notes (or shares of Preferred Stock issuable upon conversion of the new notes) will continue to be subject to the exchange cap. Although, in certain circumstances, a holder of new notes may require us to make a cash payment in lieu of any shares of common stock otherwise deliverable upon conversion of such new notes in excess of the exchange cap (or, if such holder has elected to receive shares of Preferred Stock upon such conversion, in lieu of any shares of Preferred Stock otherwise deliverable to such holder upon conversion that would be convertible into shares of common stock in excess of the exchange cap), the failure or delay of our shareholders to approve such issuance may reduce the value a holder of new notes may receive in connection with the exchange.
We intend to take the position, although the matter is not free from doubt, that the exchange of old notes for new notes will qualify as a recapitalization for United States federal income tax purposes.
     The application of the recapitalization provisions to debt instruments such as the new notes and the old notes is unclear. In the event of a successful challenge by the Internal Revenue Service to this characterization of the offering, you generally would recognize gain or loss with respect to the old notes being exchanged equal to the

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difference between: (i) the issue price of the new notes received in the offering, and (ii) the adjusted tax basis in your old notes exchanged. Subject to certain exceptions (such as the market discount rules), any such gain should generally be treated as capital gain and would be long-term capital gain if the holder held the old note for more than one year at the time of the exchange. See “Certain U.S. Federal Income Tax Considerations.”
The new notes will be treated as issued with original issue discount (“OID”), and U.S. Holders will be required to accrue income before receiving the cash attributable to the OID on the new notes. Additionally, in the event we enter into bankruptcy, you may not have a claim for all or a portion of any unamortized amount of the original discount on the notes.
     The notes will be treated as issued with OID for U.S. federal income tax purposes as the issue price of the new notes will be less than their stated redemption price at maturity by more than a de minimis amount. If you are a U.S. Holder, you generally will be required to accrue OID on a current basis as ordinary income and pay tax accordingly, before you receive cash attributable to that income and regardless of your method of tax accounting. For further discussion of the computation and reporting of OID, see “Certain U.S. Federal Income Tax Considerations — Tax Consequences to U.S. Holders —Ownership of New Notes and Common Stock or Preferred Stock — Stated Interest and Original Issue Discount.”
     Additionally, a bankruptcy court may not allow a claim for all or a portion of any unamortized amount of the OID on the new notes.

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FORWARD-LOOKING STATEMENTS
     This confidential information memorandum and the documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this confidential information memorandum, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or similar terminology.
     Although any forward-looking statements contained in this confidential information memorandum, the documents we incorporate by reference or otherwise expressed by or on behalf of us are, to the knowledge and in the judgment of our officers and directors, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve and can be affected by inaccurate assumptions or by known and unknown risks and uncertainties which may cause our actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Important factors that could cause actual results to differ materially from expected results include, but are not limited to, those discussed in this confidential information memorandum under “Risk Factors” and those discussed in the documents we incorporate by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent SEC filings.
     The following are among the important factors that could cause future results to differ materially from any projected, forecasted, estimated or budgeted amounts:
•	fluctuations in natural gas and oil prices;

•	pipeline constraints;

•	overall demand for natural gas and oil in the United States;

•	changes in general economic conditions in the United States;

•	our ability to manage interest rate and commodity price exposure;

•	changes in our borrowing arrangements;

•	our ability to generate sufficient cash flow to operate;

•	the condition of credit and capital markets in the United States;

•	the amount, nature and timing of capital expenditures;

•	estimated reserves of natural gas and oil, including uncertainties about the effects of the SEC’s new rules governing reserve reporting;

•	drilling of wells;

•	acquisition and development of oil and gas properties;

•	operating hazards inherent to the natural gas and oil business;

•	timing and amount of future production of natural gas and oil;

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•	operating costs and other expenses;

•	cash flow and anticipated liquidity;

•	future operating results;

•	marketing of oil and natural gas;

•	competition and regulation; and

•	plans, objectives and expectations.
     Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

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OUR COMPANY
General
     We are a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Our principal business strategy is to enhance shareholder value by using technologies new to a specific area to generate and develop high-potential exploitation resources in this area. Our principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. We are currently focusing our activities in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Green River, Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. As of December 31, 2009, we held interests in 282,326 gross acres (228,724 net acres) located in Utah, Wyoming, California and Nevada. As of December 31, 2009, we held an interest in 132 gross producing wells (77.6 wells, net to our interest) and three shut-in wells (3.0 net) located on these properties.
     We were incorporated on April 21, 1997 under the laws of the State of Nevada. We operated as a shell company until December 31, 1999.

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DESCRIPTION OF THE OFFERING
Terms of the Offering
     We are offering to certain holders of old notes the opportunity to exchange, $1,000 principal amount of new notes in exchange for a like principal amount of the old notes. We will also pay accrued and unpaid interest on the old notes up to, but not including, the closing date of the offering.
     We are making the offering in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) and Regulation D thereof. The offering is being made only to holders of old notes who have certified that they are qualified institutional buyers within the meaning of Rule 144A under the Securities Act and/or institutional accredited investors within the meaning of Rule 501(a) under the Securities Act.
The Exchanged Indenture and the Certificate of Designations of the Preferred Stock
     The new notes will be subject to the terms and conditions of an indenture between us and Wells Fargo Bank, National Association, as trustee, substantially in the form attached hereto as Exhibit B. We refer to this as the exchanged indenture.
     The new notes will be convertible in certain circumstances into Preferred Stock. The terms of the Preferred Stock that may be issued upon conversion of the new notes or in payment of any change of control purchase price, make-whole premium or conversion make-whole payment are set forth in the certificate of designations, substantially in the form attached hereto as Exhibit D, which will be filed with the Secretary of State of the State of Nevada.
The Exchange Agreement
     In connection with the offering, each holder who wishes to exchange old notes for new notes will be required to duly execute and deliver to us, among other things, an exchange agreement with us substantially in the form of Exhibit A hereto. We refer to each of these agreements as an exchange agreement.
     The exchange agreements will automatically terminate if the offering is not consummated by the third business day after the date of the exchange agreements.
Conditions to the Offering
     Pursuant to each exchange agreement, we will not be required to consummate the offering unless the following conditions are satisfied or waived by us prior to the closing of the offering:
•	each holder of old notes participating in the offering has duly executed and delivered to us an exchange agreement and certain other transaction documents;

•	each holder of old notes participating in the offering has delivered to us the old notes being exchanged for new notes, in each case free and clear of all liens, encumbrances and security interests other than restrictions on transfer imposed by applicable federal and state securities laws;

•	the DTC participants that hold the old notes of each holder participating in the offering shall have submitted DWAC withdrawals in the aggregate amount of the old notes being exchanged;

•	the DTC participants that hold the old notes of each holder participating in the offering shall have submitted a DWAC deposit in the aggregate amount of the old notes;

•	the representations and warranties set forth in the exchange agreement of each holder participating in the exchange are true and correct in all respects when made and as of the closing date as though made at that time (except for representations and warranties that speak as of a specific date, which must be true and correct as of such date only); each such holder has performed, satisfied and

23

complied in all material respects with the covenants, agreements and conditions required by the exchange agreement and the other transaction documents to be performed, satisfied or complied with by such holder at or prior to the closing date; and each such holder has delivered to us a certificate of an authorized person of such holder to that effect; and
•	each holder of old notes participating in the exchange shall have delivered to us either (i) a notice of a nonrecognition transaction that meets the requirements of Treasury Regulation section 1.1445-2(d)(2)(iii) indicating that such holder is not required to recognize any gain or loss with respect to the exchange, (ii) a certificate of non-foreign status that meets the requirements of Treasury Regulation section 1.1445-2(b)(2), or (iii) a statement, certified by the holder under penalties of perjury, that the old notes are not United States real property interests within the meaning of Section 897(c) of the Code (in each case, in the forms attached to the exchange agreements); and

•	each holder of old notes participating in the exchange shall have delivered to us either Internal Revenue Service Form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-9, as applicable.
     Pursuant to each exchange agreement, the holders of old notes participating in the offering will not be required to consummate the offering unless the following conditions are satisfied or waived by such holders prior to the closing of the offering:
•	we have duly executed and delivered to each such holder an exchange agreement and certain other transaction documents;

•	we have duly executed and delivered to the trustee under the exchanged indenture the exchanged indenture;

•	the trustee under the exchanged indenture has executed and delivered the exchanged indenture and such holders have received an executed copy thereof;

•	the trustee shall have executed and authenticated the new notes;

•	we have delivered to each holder by wire transfer a cash payment in an amount equal to any accrued but unpaid interest up to, but not including, the closing date of the offering with respect to such holder’s old notes being exchanged;

•	holders of old notes holding at least $60 million in aggregate principal amount of the outstanding old notes have executed exchange agreements, satisfied or waived all conditions to the closing contemplated thereby and surrendered to us such old notes being exchanged at the closing;

•	we have filed the certificate of designations of the Preferred Stock with the Secretary of State of the State of Nevada and have delivered to each holder a copy of the certificate of designations of the Preferred Stock certified by the Secretary of State of the State of Nevada;

•	each holder has received certain opinions of our counsel and a secretary’s certificate certifying as to our organizational documents and certain resolutions of our board of directors;

•	our representations and warranties set forth in the exchange agreement are true and correct in all respects when made and as of the closing date as though made at that time (except for representations and warranties that speak as of a specific date, which must be true and correct as of such date only); we have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the exchange agreement and the other transaction documents to be performed, satisfied or complied with by us at or prior to the closing date; and we have delivered to such holders a certificate of our chief executive officer or chief financial officer to that effect;

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•	we have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated by the exchange agreement, other than certain consents and approvals (including, for certain purposes, shareholder approval) identified in the exchange agreement;

•	our common stock is listed on the NYSE Amex, has not been suspended as of the closing date by the SEC or the NYSE Amex from trading on the NYSE Amex, and no such suspension is threatened as of the closing date (except as set forth in our SEC filings) either in writing by the SEC or the NYSE Amex or by our falling below the minimum listing maintenance requirements of the NYSE Amex;

•	each other holder of old notes participating in the exchange shall have delivered to us either (i) a notice of a nonrecognition transaction that meets the requirements of Treasury Regulation section 1.1445-2(d)(2)(iii) indicating that such other holder is not required to recognize any gain or loss with respect to the exchange, (ii) a certificate of non-foreign status that meets the requirements of Treasury Regulation section 1.1445-2(b)(2), or (iii) a statement, certified by such other holder under penalties of perjury, that the old notes are not United States real property interests within the meaning of Section 897(c) of the Code) (in each case, in the forms attached to the exchange agreements); and

•	we have delivered to each holder such other documents related to the exchange as may be reasonably requested by such holder or their counsel.
Representations and Warranties of Holders of Old Notes and Us
     Pursuant to each exchange agreement, we will make certain representations and warranties to the holder of old notes party thereto and each such holder will make certain representations and warranties to us, in each case as of the signing date of the exchange agreement and as of the closing date of the agreement (except for representations and warranties that speak as of a specific date which will be made as of such date only).
Shareholder Approval
     If the offering is consummated, the number of shares of our common stock issuable upon conversion of the new notes and the Preferred Stock will exceed 20% of the number of shares of our common stock outstanding immediately prior to the closing of the offering. In accordance with the rules of the NYSE Amex, the issuance of any shares of our common stock issuable upon conversion of the new notes and the Preferred Stock that would in the aggregate equal or exceed 20% of the number of shares of our common stock outstanding immediately prior to the closing of the offering will require the prior approval of our shareholders. Pursuant to the exchanged indenture, we will agree to use our reasonable best efforts to hold an annual meeting of our shareholders as promptly practicable after the closing date, and in any event by September 15, 2010, and in connection therewith we will agree to provide each shareholder entitled to vote at the shareholder meeting, a proxy statement soliciting each such shareholder’s affirmative vote for approval of resolutions providing for our issuance of all of the shares of our common stock issuable upon conversion of the new notes and upon conversion of the Preferred Stock issuable upon conversion of the new notes, in accordance with applicable law and the rules and regulations of the NYSE Amex or, if applicable, any other U.S. national or regional securities exchange on which the common stock is listed. We will also agree to use our commercially reasonable efforts to solicit our shareholders’ approval of such resolutions and to cause our board of directors to recommend to the shareholders that they approve such resolutions.
     If at our annual meeting of shareholders held on or prior to September 15, 2010, we do not obtain shareholder approval for the issuance of shares of common stock upon conversion of the new notes and upon conversion of the Preferred Stock issuable upon conversion of the new notes, we will agree to call a second shareholders meeting no later than six months after the date of the first shareholders meeting for the purpose of obtaining such shareholder approval. If at the second shareholders meeting we do not obtain shareholder approval for the issuance of shares of common stock upon conversion of the new notes and upon conversion of the Preferred Stock issuable upon conversion of the new notes, we will agree to continue to seek such shareholder approval at each annual meeting of our shareholders held thereafter until such shareholder approval is obtained.

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     Our obligations to obtain the shareholder approval will not apply following the earlier of any date on which (i) no new notes or shares of Preferred Stock remain outstanding or (ii) the rules of the NYSE Amex or any other U.S. national or regional exchange on which our common stock is listed are changed such that no approval of our shareholders is required for the issuance of common stock upon conversion of the new notes and upon conversion of the Preferred Stock issuable upon conversion of the new notes, provided that we must receive and deliver or cause to be delivered to each of the holders participating in the offering a written opinion of our outside counsel that such shareholder approval is not required.
Subsequent Placements
     If the offering is consummated, for a period of 18 months following the consummation of the offering, each holder of new notes that together with its affiliates holds new notes representing at least 35% in aggregate principal amount of the new notes issued to such holder at, or from time to time after, the closing of the offering will be entitled to participate in certain offerings by us; provided, however, that the aggregate participation in such offerings by such holders shall not exceed 35% of the total amount of securities being offered by us in such offering. These participation rights will not apply to:
•	any offering during the six-month period immediately following the closing date of the offering if such offering (i) would be integrated with the offering for purposes of the Securities Act or any applicable shareholder approval provisions, including under the rules and regulations of the NYSE Amex or any exchange or automated quotation system on which any of our securities are listed or designated, and (ii) does not involve more than $2,500,000 of our securities,

•	the offer, sale, grant of any option to purchase or other disposition of any Excluded Securities. As used herein, “Excluded Securities” means any equity or equity equivalent securities of us or any of our subsidiaries issued or issuable: (A) in connection with any Approved Share Plan; (B) in connection with any stock split, stock dividend, recapitalization or similar transaction by us for which adjustment is made pursuant the indenture governing the old notes or the exchanged indenture; (C) upon conversion of the old notes, the new notes or the Preferred Stock; (D) in the transactions contemplated by the exchange agreements; (E) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter; (F) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s-length basis, the primary purpose of which, in the reasonable judgment of our board of directors, is not to raise additional capital; and (G) upon conversion of any options or convertible securities which are outstanding on the day immediately preceding the date of the exchange agreement, provided that the terms of such options or convertible securities are not amended, modified or changed on or after the closing date of the offering. As used herein, “Approved Share Plan” means any employee benefit plan which has been approved by our board of directors and our shareholders, pursuant to which our securities may be issued to any employee, officer or director for services provided to us, or

•	any holder that has delivered written notice to us, which notice has not been revoked, that it does not desire to receive any information regarding any potential subsequent offerings.
Public Information Failure
          For a period of time from the consummation of the offering through such time that all outstanding new notes, shares of Preferred Stock and shares of common stock issued upon conversion of the new notes and/or Preferred Stock can be sold either pursuant to a registration statement, or if a registration statement is not available for the resale of all of such securities, may be sold without the requirement for us to be in compliance with Rule 144(c)(1) of the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 other than any restrictions on sale imposed to the extent that the holder is an affiliate of us, if we shall fail for any reason to satisfy the current public information requirement under Rule 144(c) of the Securities Act (a “Public Information Failure”) then, we have agreed to pay to each such holder, as liquidated damages and not as a penalty, an amount in cash equal to three-fourths of one percent (0.75%) of the sum of the aggregate principal amount of new notes then held by such holder, the aggregate stated value of the Preferred Stock then held by such holder, and the value of any

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shares of common stock then held by such holder that were issued upon conversion of the new notes and/or Preferred Stock determined based on the price at which they were acquired upon conversion (subject to adjustment for subsequent stock splits, stock dividends, stock combinations and similar events), on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.
Most Favored Nation
     As of the date of each exchange agreement with a holder of old notes, none of the terms offered to any other holder of old notes that is party to an exchange agreement with respect to any amendment, settlement or waiver relating to the terms, conditions and transactions contemplated thereby, will be more favorable to such other holder than those of the holder and, if the foregoing is breached, then such exchange agreement will be, without any further action by the holder or us, deemed amended and modified in an economically and legally equivalent manner such that the holder will receive the benefit of the more favorable terms contained in such amendment, settlement or waiver. Notwithstanding the foregoing, we have agreed that certain holders of old notes who participate in the offering will together be entitled to nominate one member to our board of directors so long as such holders beneficially own at least 20% of the outstanding shares of our common stock (counting all outstanding old notes, all outstanding new notes and all outstanding shares of Preferred Stock as if such notes and Preferred Stock had converted into common stock based on the then applicable conversion rates of such notes and Preferred Stock, as applicable, without regard to the limitations on conversion of the new notes or the Preferred Stock).
Absence of Dissenters’ Rights
     Holders of old notes do not have any appraisal or dissenters’ rights in connection with the offering.
Exchange and Delivery of New Notes and Cash
     At the closing, subject to the terms and conditions of the exchange agreement and the exchanged indenture, the new notes will be issued in exchange for old notes pursuant to the offering. The new notes will be issued in fully registered form. The new notes will be represented by one or more global notes, deposited with the trustee under the exchanged indenture as a custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interest in the global notes will be shown on, and any transfer will be effective only through, records maintained by DTC and its participants.
Financial Advisors
     Lazard Freres & Co. LLC and CoveView Advisors LLC are our financial advisors for the offering. We will pay the financial advisors fees for their services and will reimburse their reasonable out-of-pocket expenses, including attorney’s fees. The financial advisors or their affiliates may hold old notes for their own account and, in addition to their roles and compensation as financial advisors, will be permitted to participate in the offering on the same terms as are offered to other holders of old notes.
Other Fees and Expenses
     We will bear all costs and expenses incident to the performance of our obligations in the offering. Each holder of old notes participating in the exchange shall be responsible for its own fees and expenses incurred in connection with the exchange agreement; provided, however, we will pay the reasonable fees and expenses of Katten Muchin Rosenman LLP, counsel to the participating holders.
Purchases of Old Notes by Us
     We reserve the right, in our absolute discretion, to offer new notes in exchange for up to an aggregate of $3,500,000 in principal amount of any old notes that remain outstanding after the closing date to the extent permitted by applicable law, provided, however, that any such exchange will be made pursuant to an exchange agreement and on the same terms and conditions as the offering.

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PRICE RANGE OF COMMON STOCK
     Our common stock is traded on the NYSE Amex under the symbol “GSX.” As of June 7, 2010, we had 169 record shareholders of our common stock and 107,794,197 shares of common stock outstanding. The following table sets forth, for the periods indicated, the high and low sale prices per share of our common stock as reported on the NYSE Amex for the periods reflected.

	High	Low

2010
First Quarter	$0.56	$0.30
Second Quarter(1)	0.52	0.30
2009
First Quarter	$0.69	$0.18
Second Quarter	0.60	0.21
Third Quarter	0.62	0.21
Fourth Quarter	0.83	0.40
2008
First Quarter	$2.80	$1.80
Second Quarter	4.55	2.38
Third Quarter	4.35	1.44
Fourth Quarter	1.77	0.28

(1)	Through June 21, 2010
     The last reported sale price of our common shares on the NYSE Amex on June 7, 2010 was $0.39.
     The new notes (or the Preferred Stock which may be received in certain circumstances upon conversion of, or as may otherwise be issued upon, the new notes) entitle the holders thereof to voluntarily convert such notes (or Preferred Stock, as applicable) into an aggregate principal amount of approximately 75.8 million shares of common stock (assuming 70% of the $65.0 million of new notes are voluntarily converted) and, in certain circumstances, the new notes require automatic conversion of 30% of the new notes into an aggregate amount of approximately 308,000 shares of preferred stock (assuming there were no prior voluntary conversions, prepayments or redemptions of the new notes), which would be convertible into an aggregate of approximately 51.3 million shares of common stock. Based on the approximately 246.8 million shares of common stock outstanding as of June 22, 2010, on an as adjusted fully diluted basis (which includes both unexercised options and the shares issuable upon conversion of the new notes), the approximately 127.1 million shares of common stock issuable upon conversion of the new notes (or Preferred Stock, as applicable) would represent an aggregate of approximately 51.5% of the total common shares outstanding.

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DESCRIPTION OF THE NEW NOTES AND PREFERRED STOCK
     The terms of the new notes are set forth in the exchanged indenture, substantially in the form attached hereto as Exhibit B, between us and Wells Fargo Bank, National Association, as trustee.
     The exchanged indenture is governed by the Trust Indenture Act of 1939. The terms of the new notes include those stated in the exchanged indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the exchanged indenture because it defines your rights as a holder of the new notes.
     The terms of the Preferred Stock that may be issued upon conversion of the new notes or in payment of any change of control purchase price, make-whole premium or conversion make-whole payment are set forth in the certificate of designations, substantially in the form attached hereto as Exhibit D, which will be filed with the Secretary of State of the State of Nevada.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
     TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS CONFIDENTIAL INFORMATION MEMORANDUM IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF OLD NOTES, NEW NOTES, COMMON STOCK OR PREFERRED STOCK FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”); (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE HOLDERS OF NEW NOTES, COMMON STOCK OR PREFERRED STOCK SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     The following discussion summarizes certain U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each term as defined below and in the aggregate, referred to as “holders”) relating to the exchange of the old notes for new notes pursuant to the offering, and the ownership and disposition of the new notes and the shares of our common stock and Preferred Stock acquired upon conversion of the new notes. This discussion is based upon the provisions of the Code, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations (but see “Certain Legislative Developments”, below, which describes recent legislation with a delayed effective date). We have not obtained, nor do we intend to obtain, any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel with respect to the statements made and conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
     This discussion assumes that the old notes are, and that the new notes, common stock and Preferred Stock will be, held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address the tax considerations applicable to subsequent purchasers of new notes, common stock or Preferred Stock. In addition, this summary does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules, such as:
•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes; and

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•	partnerships and other pass-through entities and holders of interests therein.
     This discussion also does not address the tax considerations arising under the laws of any non-U.S., state, local, or other jurisdiction.
     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds old notes, new notes or shares of our common stock or Preferred Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership that holds old notes or will hold new notes or shares of our common stock or Preferred Stock, you should consult your tax advisor regarding the tax consequences of the offering and the ownership and disposition of the new notes and the shares of our common stock and Preferred Stock.
     For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of old notes, new notes or shares of our common stock or Preferred Stock that is, for U.S. federal income tax purposes:
•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation, or other entity subject to tax as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
     For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of old notes, new notes or shares of our common stock or Preferred Stock that is an individual, corporation, estate or trust that is not a U.S. Holder.
     This discussion is for general information purposes only, and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws, as well as the application of non-income tax laws and the laws of any state, local or non-U.S. taxing jurisdiction, to your particular situation.
Debt Treatment
     Whether an instrument is characterized as debt or equity for U.S. federal income tax purposes depends upon the facts and circumstances surrounding the issuer and the terms and operation of the instrument. We intend to take the position that the new notes will be treated as debt for U.S. federal income tax purposes. If the new notes were recharacterized as equity for U.S. federal income tax purposes, adverse consequences could result to us and the holders of the new notes. Based on the position set forth above, the following discussion assumes that the new notes are properly characterized as debt for U.S. federal income tax purposes.
Tax Consequences to U.S. Holders
     The Exchange
     We believe that the exchange will constitute a significant modification of the old notes, and, therefore, you will recognize gain or loss upon the exchange of old notes for new notes unless the exchange qualifies as a recapitalization. In order for the exchange of old notes for new notes to qualify as a recapitalization, the old notes and the new notes must be treated as “securities” under the relevant provisions of the Code. In the case of a debt instrument, neither the Code nor the Treasury Regulations define the term security. Rather, whether a debt instrument is a security is based on all of the facts and circumstances, including the nature of the debt and the degree

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of participation and continuing interest in the debtor’s business. Most authorities have held that the term to maturity of the debt instrument is one of the most significant factors in determining whether a debt instrument is a security. In this regard, debt instruments with a term of ten years or more generally qualify as securities, debt instruments with a term between five and ten years may qualify as securities, and debt instruments with a term of less than five years generally do not qualify as securities. The old notes had an initial term of seven years and the new notes will have a term of more than five years. While there is no assurance that the old notes and the new notes will qualify as securities, we intend to take the position that the old notes and the new notes will be so treated and that the exchange of old notes for new notes will be treated as a tax-free recapitalization. It is possible that the IRS will not agree with this characterization. Because of the inherently factual nature of the determination, you are urged to consult your tax advisor regarding the classification of the old notes and the new notes as securities and the application of the recapitalization rules.
     If both the old notes and the new notes are treated as securities, the exchange will be treated as a recapitalization and you will not recognize any gain or loss on the exchange. In addition, your initial tax basis in the new notes received in the exchange will be equal to your adjusted tax basis in the old notes exchanged therefor, and the holding period for such new notes will include the period during which you held the old notes surrendered in the exchange.
     If the exchange is not treated as a recapitalization, then the exchange will be treated as a taxable exchange pursuant to which you will generally recognize gain or loss equal to the difference, if any, between (i) the “issue price” (determined as described below under “Issue Price of New Notes”) of the new notes at the time of the exchange and (ii) your adjusted tax basis in the old notes exchanged therefor on the date of the exchange. Your adjusted tax basis in the old notes generally will equal the amount paid for such old notes, increased by market discount, if any, previously included in income and reduced by any amortizable bond premium previously amortized. Your initial tax basis in the new notes generally will equal their issue price and your holding period in the new notes will begin the day after the exchange. Subject to the discussion of market discount below, any gain or loss you recognize generally will be capital gain or loss and will be long-term capital gain or loss if the old notes have been held for more than one year. Non-corporate U.S. Holders currently are eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.
     Unless otherwise noted, the remainder of this discussion assumes that the exchange of old notes for new notes will be treated as a recapitalization on which no gain or loss is recognized.
     Issue Price of New Notes
     For U.S. federal income tax purposes, the “issue price” of the new notes depends on whether the new notes or the old notes are considered to be “publicly traded.” The new notes or the old notes will generally be considered to be “publicly traded” property if, at any time during the 60-day period ending 30 days after the date of the exchange, (i) they appear on a system of general circulation that provides a reasonable basis to determine the fair market value of the new notes by disseminating either (x) recent price quotations (including rates, yields, or other pricing information) of one or more identified brokers, dealers or traders or (y) actual prices (including rates, yields, or other pricing information) of recent sales transactions or (ii) price quotations are readily available from dealers, brokers, or traders and certain exceptions do not apply. We believe that the new notes will not be treated as “publicly traded” within the relevant time period but the old notes will be so treated. As a result, we expect to take the position that the issue price of new notes will be the fair market value of the old notes exchanged therefor. If, however, the new notes are treated as publicly traded, then the issue price of the new notes will be their fair market value on the date of the exchange. If neither the old notes nor the new notes exchanged therefor are “publicly traded”, then the “issue price” of new notes so exchanged will equal their stated principal amount.
     Market Discount
     If you acquired old notes with market discount, any gain recognized on the exchange of old notes for new notes will be treated as ordinary income (and will not receive capital gain treatment) to the extent of the market discount accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes. For these purposes, market discount is generally the excess, if any, of the stated principal amount of an old note over your initial tax basis in the old note, if such excess exceeds a de minimis amount. If the exchange of old notes for new notes qualifies as a recapitalization, any accrued market

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discount not recognized on the exchange should carry over to the new notes. If you acquired old notes other than at original issuance, you should consult your tax advisor regarding the possible application of the market discount rules of the Code to an exchange of the old notes for new notes pursuant to the offering.
     Accrued Interest
     To the extent that any amount received by you is attributable to accrued interest on an old note, such amount will be includable in gross income as interest income if such accrued interest has not been included previously in your gross income for U.S. federal income tax purposes.
     Ownership of New Notes and Common Stock or Preferred Stock
     Stated Interest and Original Issue Discount
     Stated interest on a new note will generally be taxed to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.
     Because the fair market value of the old notes will be less than the stated redemption price at maturity of the new notes by more than a de miminis amount, the new notes will be treated as having been issued with original issue discount (“OID”). Regardless of your method of accounting, you will be required to accrue OID on a constant yield basis and include such accruals in gross income as ordinary income in advance of the receipt of cash attributable to that income. The amount of OID allocable to an accrual period is equal to the difference between (i) the product of the “adjusted issue price” of a new note at the beginning of the accrual period and its yield to maturity (determined on the basis of a compounding assumption that reflects the length of the accrual period) and (ii) the amount of any stated interest allocable to the accrual period. We intend to take the position that each accrual period ends on the semi-annual interest date of April 5 and October 5 of each year, or if any such day is not a Business Day (as defined in the exchanged indenture governing the new notes), on the next succeeding Business Day. The “adjusted issue price” of a new note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or amortizable bond premium, as discussed below under “Acquisition Premium or Amortizable Bond Premium on New Notes”). Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.
     You may elect, subject to certain limitations, to treat all interest on a new note as OID and calculate the amount includable in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquire the new note, and may not be revoked without the consent of the IRS. You should consult your tax advisor about this election.
     Certain Additional Payments
     In certain circumstances (see “Summary—Summary of the New Notes,” “Summary—Summary Comparison of the New Notes and the Old Notes” and “Description of the Offering — Public Information Failure”), we may be obligated to pay amounts on the new notes that are in excess of stated interest or principal on the new notes and, in certain cases, we may elect to pay such additional amounts in cash or shares of Preferred Stock. These potential payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the new notes to be treated as contingent payment debt instruments. However, additional income generally will be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the taxable disposition of the new note. The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments. You should consult your tax advisor regarding the possible application of the contingent payment debt instrument rules to the new notes.

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     Acquisition Premium or Amortizable Bond Premium on New Notes
     If your initial tax basis in a new note is greater than its issue price and less than or equal to its stated redemption price at maturity, the new note will generally be considered to have been issued to you at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to such a new note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.
     If your initial tax basis in a new note is greater than its stated redemption price at maturity, you will generally be considered to have acquired the new note with “amortizable bond premium” and you will not be required to include any OID in income. You generally may elect to amortize the premium amount over the remaining term of such a new note on a constant yield method as an offset to interest when includable in income under your regular accounting method. If you do not elect to amortize the premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the new note.
     Sale, Exchange or Retirement of New Notes
     Except as provided below under “—Conversion of New Notes into Common Stock or Preferred Stock,” unless a non-recognition provision applies, you generally will recognize taxable gain or loss upon a sale, exchange, retirement or other disposition of a new note in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less an amount equal to any accrued but unpaid interest, which will be taxed in the manner described above under “—Stated Interest and Original Issue Discount”) and (ii) your adjusted tax basis in the new note. Your adjusted tax basis in a new note will, in general, be your initial tax basis in the new note, increased by any OID or market discount previously included in income, and reduced by any amortized bond premium. Any gain or loss on the sale, exchange, retirement or other disposition of a new note will generally be capital gain or loss (although all or a portion of any recognized gain could be subject to ordinary income treatment if there is any accrued market discount on the new note at the time of the sale, exchange, retirement or other disposition, either as a result of the carry over of accrued market discount from an old note to the new note or the accrual of market discount on the new note, as discussed above under “—Market Discount”) and will be long-term capital gain or loss if the new note has a holding period of more than one year at the time of the sale, exchange, retirement or other disposition. Long-term capital gains of individual U.S. Holders currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
     Conversion of New Notes into Common Stock or Preferred Stock
     Except as described below, you generally will not recognize any income, gain or loss upon conversion of a new note into common stock or Preferred Stock except with respect to (i) cash received in lieu of a fractional share of common stock or Preferred Stock and (ii) common stock or Preferred Stock received with respect to accrued interest. You will recognize gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash you receive in respect of a fractional share and the portion of your adjusted tax basis in the new note that is allocable to the fractional share. The fair market value of common stock or Preferred Stock received with respect to accrued interest will be taxed as a payment of interest. See “—Stated Interest and Original Issue Discount.” The aggregate tax basis of the shares of common stock or Preferred Stock received upon a conversion of a new note, other than any shares of common stock or Preferred Stock received with respect to accrued but unpaid interest, will equal the adjusted tax basis of the new note that was converted (excluding the portion of the tax basis that is allocable to any fractional shares). Your holding period for these shares of common stock or Preferred Stock will include the period during which you held the new notes. The tax basis of any shares of common stock or Preferred Stock received with respect to accrued but unpaid interest upon conversion will equal the then-current fair market value of that common stock or Preferred Stock. Your holding period for these shares of common stock or Preferred Stock will commence on the day after receipt.
     It is not entirely clear how a conversion make-whole payment in the form of cash or, at the company’s option, additional shares of Preferred Stock, will be treated to a U.S. Holder that elects to convert its new notes in connection with a provisional redemption. Such a conversion may be treated as a recapitalization pursuant to which gain, but not loss, will be recognized by the holder in an amount equal to the lesser of the gain realized on the exchange and the amount of any conversion make-whole payment paid in cash. The amount of gain realized would

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be equal to the difference between the fair market value of the stock plus the cash make-whole payment received upon the conversion and the holder’s adjusted tax basis in its new note. The amount of gain required to be recognized, if any, may be treated as ordinary income to the extent the conversion make-whole payment has the effect of the distribution of a dividend. Alternatively, to the extent the conversion make-whole payment is paid in cash, it may be treated as ordinary income in the form of additional interest on the new notes. If the conversion make-whole payment is paid in shares of our Preferred Stock, the U.S. Holder may be treated as having received a constructive dividend resulting from a deemed adjustment to the conversion ratio of the new notes immediately prior to the conversion. Because of the uncertainty regarding the treatment of the conversion make-whole payment, you are encouraged to consult your tax advisor regarding the effect of a conversion of new notes into common stock or Preferred Stock upon a provisional redemption.
     Constructive Distributions
     The conversion rate of the new notes or the Preferred Stock may be adjusted in certain circumstances (See Section 10.07 of the Indenture, “Description of New Notes and Preferred Stock” and “Summary Comparison of the New Notes and the Old Notes”). Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate of the new notes or the Preferred Stock made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the new notes or the Preferred Stock, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible adjustments provided in the new notes or the Preferred Stock may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax currently applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.
     Dividends
     Distributions (including deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the new notes or the Preferred Stock as described above under “Constructive Distributions”), if any, made on our common stock or Preferred Stock generally will be included in your income as ordinary dividend income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock or Preferred Stock and thereafter as capital gain from the sale or exchange of such common stock or Preferred Stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
     Sale, Exchange or Other Taxable Disposition of Common Stock or Preferred Stock
     Upon the sale, taxable exchange or other taxable disposition of our common stock or Preferred Stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the common stock or Preferred Stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock or Preferred Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by individuals currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

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Tax Consequences to Non-U.S. Holders
     The Exchange
     You generally will not be subject to U.S. federal income tax with respect to any gain that is recognized on the exchange of old notes for new notes pursuant to the offering (as discussed above under “Tax Consequences to U.S. Holders—The Exchange”) unless:
•	the gain is effectively connected with your conduct of a trade or business in the United States, in which case, the gain generally will be subject to tax on a net income basis as described below in “Income or Gain Effectively Connected with a U.S. Trade or Business;”

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the exchange, and certain other conditions are met, in which case the gain (reduced by any U.S.-source capital losses) will be subject to a 30% tax; or

•	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes.
     We believe that we are and have been a USRPHC during the preceding 5-year period. However, you generally will not be subject to U.S. federal income tax on any gain recognized on the exchange of old notes for new notes (or any U.S. withholding tax on the receipt of new notes) unless, at any time during the shorter of your holding period or the 5-year period ending on the date of the exchange, you have owned, actually or through the application of constructive ownership rules, (i) more than 5% of the old notes if the old notes are considered to be “regularly traded on an established securities market” or (ii) old notes that had a fair market value greater than 5% of the fair market value of our common stock as of the date such old notes were acquired by you (or, if the old notes were acquired on more than one date, on the last date such old notes were acquired) if the old notes are not considered to be “regularly traded on an established securities market.” You will generally be required to deliver, in connection with the closing of the exchange, a notice of nonrecognition transaction, a certificate of non-foreign status, or a certification that the old notes to be exchanged are not “United States Real Property Interests” (in each case, in the form provided in the exchange agreement).
     Any amount you receive in the exchange in respect of accrued interest on your old notes will be treated in the same manner as a payment of interest on a new note as described below under “Ownership of New Notes and Common Stock or Preferred Stock—Payments of Interest and Original Issue Discount.”
     Ownership of New Notes and Common Stock or Preferred Stock
     Payments of Interest and Original Issue Discount
     Payments to you of interest (including, for purposes of the discussion below, OID) on the new notes generally will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if:
•	you do not actually or, through the application of constructive ownership rules, own 10% or more of our voting stock (including by reason of the conversion feature of the new notes);

•	you are not a “controlled foreign corporation” that is related (actually or constructively) to us through stock ownership;

•	interest on the new notes is not effectively connected with your conduct of a U.S. trade or business; and

•	you provide a validly completed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent, establishing your status as a non-U.S. person.

36

     If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide us or our paying agent with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or successor form) certifying that interest paid on the new notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on the new notes is effectively connected with your conduct of that trade or business, you generally will be taxed as described below in “Income or Gain Effectively Connected with a U.S. Trade or Business.”
     Dividends and Constructive Distributions
     Any amounts treated as dividends paid to you with respect to the shares of common stock or Preferred Stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the new notes or the Preferred Stock (see “Tax Consequences to U.S. Holders—Ownership of New Notes and Common Stock or Preferred Stock” above)) will be subject to withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. In the case of any deemed dividend, it is possible that the U.S. federal tax on this dividend would be withheld from interest, shares of your common stock or Preferred Stock or sales proceeds subsequently paid or credited to you. Dividends that are effectively connected with the conduct of a trade or business within the United States generally will be taxed as described below in “Income or Gain Effectively Connected with a U.S. Trade or Business.”
     A Non-U.S. Holder of shares of common stock or Preferred Stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
     Sale, Exchange or Other Taxable Disposition of New Notes, Common Stock or Preferred Stock
     Gain on the sale, exchange, repurchase, redemption or other taxable disposition of a new note (including the conversion of a new note into common stock or Preferred Stock and cash, in the event of a provisional redemption or repurchase upon a change of control), common stock or Preferred Stock generally will not be subject to U.S. federal income tax unless:
•	that gain is effectively connected with your conduct of a trade or business in the United States, in which case you generally will be taxed as described below under “Income or Gain Effectively Connected with a U.S. Trade or Business;”

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to a flat 30% tax on the gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S. source capital losses; or

•	we are or have been a USRPHC for U.S. federal income tax purposes during the shorter of your holding period or the 5-year period ending on the date of disposition of the new notes, common stock or Preferred Stock, as the case may be.
     We believe that we are, and will remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, so long as our common stock continues to be regularly traded on an established securities market, only a Non-U.S. Holder who owns, actually or constructively, at any time within the time period described in the third bullet point above (i) more than 5% of the new notes or Preferred Stock, as applicable, if the new notes or Preferred Stock, as applicable, are “regularly traded on an established securities market,” (ii) new notes or Preferred Stock, as applicable, with a value greater than 5% of our common stock as of the latest date such new notes or Preferred Stock, as applicable, were acquired if the new notes or Preferred Stock, as applicable, are not “regularly traded on an established securities market,” or (iii) more than 5% of our common stock, will be subject to U.S. tax on the disposition thereof. It is uncertain whether the new notes or Preferred Stock will be considered to be “regularly traded on an established securities market” for purposes of the test described in (i) and (ii), above.

37

     Any stock which you receive on the sale, exchange, redemption, conversion or other disposition of a new note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “—Payments of Interest and Original Issue Discount.”
     Income or Gain Effectively Connected with a U.S. Trade or Business
     If you are engaged in a trade or business in the United States and any income (including interest and actual or deemed dividends) on the new notes, common stock or Preferred Stock, or gain on the exchange of the old notes for new notes or on the disposition of the new notes, Preferred Stock or common stock, is effectively connected with your conduct of that trade or business, then you will be subject to U.S. federal income tax on that income or gain on a net income basis, unless an applicable income tax treaty provides otherwise, in generally the same manner as if you were a U.S. Holder. In addition, if you are a corporate Non-U.S. Holder, you may be subject to a branch profits tax, at a rate of 30% (or lower applicable income tax treaty rate), on your effectively connected earnings and profits.
Information Reporting and Backup Withholding
     U.S. Holders
     In general, information reporting requirements may apply to the exchange of old notes for new notes and such requirements will apply to certain payments of principal and interest (including OID) on, or proceeds from a disposition (including a retirement or redemption) of, new notes (unless, in each case, the holder is an exempt recipient such as a corporation and, if required, certifies as to its exempt status). Such requirements will also generally apply to payments of dividends on shares of our common stock or Preferred Stock and to proceeds from a sale of common stock or Preferred Stock.
     Backup withholding may apply to the exchange of old notes for new notes and payments of interest on, or proceeds from a disposition (including a retirement or redemption) of, new notes if the holder fails to provide a taxpayer identification number, certified under penalties of perjury, as well as certain other information. Backup withholding may also apply, under the same circumstances, to payments of dividends on shares of our common stock or Preferred Stock and to proceeds from a sale of common stock or Preferred Stock. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s federal income tax liability, provided the required information is timely furnished to the IRS.
     Non-U.S. Holders
     Generally, we must report annually to the IRS and to you the amount of interest (including OID) and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
     In general, you will not be subject to backup withholding with respect to payments of interest (including OID) or dividends that we make to you, provided the statement described above in the last bullet point under “Tax Consequences to Non-U.S. Holders—Ownership of New Notes and Common Stock or Preferred Stock—Payments of Interest and Original Issue Discount” has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code).
     In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a new note or a share of common stock or Preferred Stock within the United States, unless the statement described above has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code) or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a new note or a share of common stock or Preferred Stock effected outside the United States by a foreign office of a broker unless such broker has certain relationships with the United States and, in such case, you do not establish an exemption.

38

     Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability, if any, and you timely provide the required information or appropriate claim form to the IRS.
Certain Legislative Developments
     Recently enacted legislation will generally impose, effective for payments made after December 31, 2012, a withholding tax of 30% on dividends from, and the gross proceeds of a disposition of, stock paid to certain foreign entities unless various information reporting and due diligence requirements are satisfied. Non-U.S. Holders of our common stock and Preferred Stock, and U.S. Holders that hold our common stock and Preferred Stock through foreign entities, are encouraged to consult their tax advisors regarding the possible implications of this proposed legislation on their investment in our common stock and Preferred Stock.
     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH HOLDER OF OLD NOTES TO CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE EXCHANGE AND OWNERSHIP AND DISPOSITION OF OUR NEW NOTES AND SHARES OF OUR COMMON STOCK OR PREFERRED STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

39

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy material and other information with the SEC. You may inspect and copy any such material at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-732-0330 for further information. Our filings are also available to the public free of charge through the SEC’s website at http://www.sec.gov.
     We also make available free of charge on our website, at http://www.gascoenergy.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
DOCUMENTS INCORPORATED BY REFERENCE
     We are incorporating by reference into this confidential information memorandum certain documents that we have filed with the SEC. This allows us to disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this confidential information memorandum, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to participate in the offering, you should always check for reports we may have filed with the SEC after the date of this confidential information memorandum in addition to those set forth below. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 2, 2004, and any other amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;
•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 3, 2010;
•	our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the SEC on April 27, 2010;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 4, 2010; and
•	our Current Reports on Form 8-K filed with the SEC on February 1, 2010, February 3, 2010, February 5, 2010, and March 3, 2010 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).
     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of this confidential information memorandum and prior to the termination of the offering shall be deemed to be incorporated in this confidential information memorandum by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this confidential information memorandum to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this confidential information memorandum.
     You may request a copy of these filings at no cost by contacting us at the following address or telephone number:
Gasco Energy, Inc.
Attention: Corporate Secretary
8 Inverness Drive East, Suite 100

40

Englewood, Colorado 80112
(303) 483-0044
     You may also find information about us on our website at http://www.gascoenergy.com. However, the information on our website is not part of this confidential information memorandum.
LEGAL MATTERS
     The validity of the new notes offered pursuant to the exchange agreements will be passed upon for us by Vinson & Elkins LLP, and the validity of the common stock and Preferred Stock issuable upon conversion of the new notes offered pursuant to the exchange agreements will be passed upon for us by Dill Dill Carr Stonbraker & Hutchings, PC.
EXPERTS
     Our consolidated financial statements as of December 31, 2008 and 2009, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 included in our Annual Report on Form 10-K for the year ended December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
     Certain estimates of our oil and natural gas reserves and related future net cash flows and the present values thereof included in our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein, were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc., independent oil engineering firm, as of December 31, 2009. We have referred to, included in and incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

41

EXHIBIT A
Form of Exchange Agreement
The form of Exchange Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2010

A-1

EXHIBIT B
Form of Exchanged Indenture
The executed Exchanged Indenture is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2010

B-1

EXHIBIT C
Comparison of Indenture Governing Old Notes and Exchanged Indenture

C-1

GASCO ENERGY, INC.
5.50% Convertible Senior Notes due ~~2011~~2015
INDENTURE
Dated as of ~~October 20, 2004~~June 25, 2010
WELLS FARGO BANK, NATIONAL ASSOCIATION
TRUSTEE

ARTICLE 1 Definitions And Other Provisions Of General Application

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions	~~7~~9
Section 1.03.	Incorporation by Reference of Trust Indenture Act	~~9~~10
Section 1.04.	Rules of Construction	~~9~~11
Section 1.05.	Acts of Holders	~~9~~11

ARTICLE 2 The Notes

Section 2.01.	Designation Amount and Issue of Notes	~~10~~12
Section 2.02.	Form of Notes	~~10~~12
Section 2.03.	Execution and Authentication	~~11~~13
Section 2.04.	Note Registrar, Paying Agent and Conversion Agent	~~11~~13
Section 2.05.	Paying Agent to Hold Money and Notes in Trust	~~12~~14
Section 2.06.	Noteholder Lists	~~12~~14
Section 2.07.	Transfer and Exchange; Restrictions on Transfer; Depositary	~~12~~14
Section 2.08.	Replacement Notes	18
Section 2.09.	Outstanding Notes; Determination of Holders’ Action	~~19~~18
Section 2.10.	Temporary Notes	~~20~~19
Section 2.11.	Cancellation	~~20~~19
Section 2.12.	Persons Deemed Owners	~~20~~19
Section 2.13.	CUSIP Numbers	20
Section 2.14.	Default Interest	~~21~~20

ARTICLE 3 Redemption and Repurchase Upon A Change Of Control

Section 3.01.	Company’s Right to Redeem	~~21~~20
Section 3.02.	Notice of Optional Redemption; Selection of Notes	~~21~~20
Section 3.03.	Payment of Notes Called for Redemption by the Company	~~23~~22
Section 3.04.	Conversion Arrangement on Call for Redemption	~~24~~23
Section 3.05.	Purchase of Notes at Option of the Holder Upon Change of Control	~~24~~23
Section 3.06.	Effect of Change of Control Purchase Notice	31
Section 3.07.	Deposit of Change of Control Purchase Price	32
Section 3.08.	Notes Purchased in Part	~~33~~32
Section 3.09.	Covenant to Comply with Securities Laws upon Purchase of Notes	~~33~~32
Section 3.10.	Repayment to the Company	33

ARTICLE 4 Covenants

Section 4.01.	Payment of Principal, Premium, Interest on the Notes	33
Section 4.02.	Reports by the Company	 ~~34~~33
Section 4.03.	Compliance Certificate	34
Section 4.04.	Further Instruments and Acts	~~34~~35

i

~~(continued)~~

~~Page~~
Section 4.05.	Maintenance of Office or Agency	~~34~~35
Section 4.06.	Delivery of Certain Information	35
Section 4.07.	Existence	35
Section 4.08.	Maintenance of Properties	~~35~~36
Section 4.09.	Payment of Taxes and Other Claims	~~35~~36
Section 4.10.	~~Liquidated Damages Notice~~Subsidiary Guarantees	36
Section 4.11.	Limitation on Indebtedness	36
Section 4.12.	Limitation on Liens	37
Section 4.13.	Limitations on Dividends	37
Section 4.14.	Listing	37
Section 4.15.	Shareholder Approval	38

ARTICLE 5 Successor Corporation

Section 5.01.	When Company May Merge Or Transfer Assets	~~36~~40

ARTICLE 6 Defaults And Remedies

Section 6.01.	Events of Default	~~37~~41
Section 6.02.	Acceleration	~~39~~43
Section 6.03.	Other Remedies	~~40~~43
Section 6.04.	Waiver of Past Defaults	~~40~~44
Section 6.05.	Control By Majority	~~40~~44
Section 6.06.	Limitation On Suits	~~40~~44
Section 6.07.	Rights of Holders to Receive Payment	~~41~~44
Section 6.08.	Collection Suit by Trustee	~~41~~45
Section 6.09.	Trustee May File Proofs of Claim	~~41~~45
Section 6.10.	Priorities	~~42~~46
Section 6.11.	Undertaking For Costs	~~42~~46
Section 6.12.	Waiver Of Stay, Extension Or Usury Laws	~~42~~46

ARTICLE 7 Trustee

Section 7.01.	Duties And Responsibilities Of The Trustee; During Default; Prior To Default	~~43~~46
Section 7.02.	Certain Rights of the Trustee	~~43~~48
Section 7.03.	Trustee not Responsible for Recitals, Dispositions of Notes or Application of Proceeds
	Thereof	~~45~~49
Section 7.04.	Trustee and Agents May Hold Notes; Collections, Etc	~~45~~49
Section 7.05.	Moneys Held by Trustee	~~45~~49
Section 7.06.	Compensation and Indemnification of Trustee and Its Prior Claim	~~46~~50
Section 7.07.	Right of Trustee to Rely on Officers’ Certificate, Etc	~~46~~50
Section 7.08.	Conflicting Interests	~~47~~51
Section 7.09.	Persons Eligible for Appointment as Trustee	~~47~~51

~~(continued)~~

~~Page~~
Section 7.10.	Resignation and Removal; Appointment of Successor Trustee	~~47~~51
Section 7.11.	Acceptance of Appointment by Successor Trustee	~~48~~52
Section 7.12.	Merger, Conversion, Consolidation or Succession to Business of Trustee	~~49~~53
Section 7.13.	Preferential Collection of Claims Against the Company	~~49~~53
Section 7.14.	Reports By The Trustee	~~49~~53
Section 7.15.	Trustee to Give Notice of Default, But May Withhold in Certain Circumstances	~~49~~53

ARTICLE 8 DISCHARGE OF INDENTURE

Section 8.01.	Discharge Of Indenture	~~50~~54
Section 8.02.	~~[intentionally Omitted]~~	~~50~~
~~Section 8.03.~~	Paying Agent to Repay Monies Held	~~50~~54
Section ~~8.04.~~8.03.	Return Of Unclaimed Monies	~~50~~54

ARTICLE 9 SUPPLEMENTAL INDENTURES

Section 9.01.	Without Consent Of Holders	~~50~~54
Section 9.02.	With Consent Of Holders	~~51~~55
Section 9.03.	Compliance with Trust Indenture Act	~~52~~56
Section 9.04.	Revocation and Effect of Consents, Waivers and Actions	~~52~~56
Section 9.05.	Notation on or Exchange of Notes	~~53~~56
Section 9.06.	Trustee to Sign Supplemental Indentures	~~53~~57
Section 9.07.	Effect of Supplemental Indentures; Guaranty	~~53~~57

ARTICLE 10 CONVERSION

Section 10.01.	Conversion Right and Conversion Price	~~53~~57
Section 10.02.	Exercise of Conversion Right	~~54~~58
Section 10.03.	Fractions of Shares	~~54~~59
Section 10.04.	Limitations on Issuance of Common Stock	59
Section 10.05.	Automatic Conversion	61
Section 10.06.	Conversion Make-Whole Payment	62
Section 10.07.	Adjustment of Conversion Price	~~55~~64
Section ~~10.05.~~10.08.	Notice of Adjustments of Conversion Price	~~63~~71
Section ~~10.06.~~10.09.	Notice Prior to Certain Actions	~~63~~72
Section ~~10.07.~~10.10.	Company to Reserve Common Stock and Preferred Stock	 ~~64~~73
Section ~~10.08.~~10.11.	Taxes on Conversions	~~64~~73
Section ~~10.09.~~10.12.	Covenant as to ~~Common~~Conversion Stock	~~64~~73
Section ~~10.10.~~10.13.	Cancellation of Converted Notes	~~64~~73
Section ~~10.11.~~10.14.	Effect of Reclassification, Consolidation, Merger or Sale	~~64~~73
Section ~~10.12.~~10.15.	Responsibility of Trustee for Conversion Provisions	~~66~~74
Section 10.16.	Cash Damages	75
Section 10.17.	Application of Conversion Amounts	75

~~(continued)~~

~~Page~~

ARTICLE 11 ~~SECURITY~~MISCELLANEOUS

Section 11.01.	~~Security~~	~~66~~
~~ARTICLE 12 MISCELLANEOUS~~

~~Section 12.01.~~	Trust Indenture Act Controls	~~68~~76
Section ~~12.02.~~11.02.	Notices	~~68~~76
Section ~~12.03.~~11.03.	Communication by Holders with Other Holders	~~69~~77
Section ~~12.04.~~11.04.	Certificate and Opinion as to Conditions Precedent	~~69~~77
Section ~~12.05.~~11.05.	Statements Required in Certificate or Opinion	~~69~~77
Section ~~12.06.~~11.06.	Separability Clause	~~70~~77
Section ~~12.07.~~11.07.	Rules by Trustee, Paying Agent, Conversion Agent and Note Registrar	~~70~~78
Section ~~12.08.~~11.08.	Legal Holidays	~~70~~78
Section ~~12.09.~~11.09.	GOVERNING LAW	~~70~~78
Section ~~12.10.~~11.10.	No Recourse Against Others	~~70~~78
Section ~~12.11.~~11.11.	Successors	~~70~~78
Section ~~12.12.~~11.12.	Benefits of Indenture	~~70~~78
Section ~~12.13.~~11.13.	Table of Contents, Heading, Etc	~~70~~78
Section ~~12.14.~~11.14.	Authenticating Agent	~~71~~78
Section ~~12.15.~~11.15.	Execution In Counterparts	~~71~~79
Section 11.16.	Other Remedies	79

Exhibit A	Form of ~~Global~~ Note
Exhibit B~~-1~~	~~Transfer Certificate~~ Form of Guaranty
Exhibit C	Subordination Terms
Exhibit D	Form of Preferred C of D

Schedule 4.11	Closing Date Indebtedness

CROSS REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.09
	(b)	7.08; 7.09; 7.10; 7.11
	(c)	N.A.
311	(a)	7.13
	(b)	7.13
	(c)	N.A.
312	(a)	2.06
	(b)	~~12.03~~11.03
	(c)	~~12.03~~11.03
313	(a)	7.14(a)
	(b)(1)	7.14(a)
	(b)(2)	7.14(a)
	(c)	~~12.02~~11.02
	(d)	7.14(b)
314	(a)	4.02; 4.03; ~~12.02~~11.02
	(b)	~~11.01(e)~~N.A.
	(c)(1)	~~12.04~~11.04
	(c)(2)	~~12.04~~11.04
	(c)(3)	N.A.
	(d)	~~11.01(d)~~N.A.
	(e)	~~12.05~~11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.15; ~~12.02~~11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	~~12.01~~11.01

N.A. means Not Applicable

v

Note:	This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE dated as of ~~October 20, 2004~~June 25, 2010 between GASCO ENERGY, INC., a Nevada corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee hereunder (the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the creation of an issue of its 5.50% Convertible Senior Notes due ~~2011~~2015 (herein called the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid and legally binding obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.
     ~~The Notes will be partially secured pursuant to the terms of the Pledge Agreement (as defined herein) by Pledged Securities as provided by Article 11 of this Indenture~~.
     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
Definitions And Other Provisions Of General Application
     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
     (3) the words “herein~~”,~~” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     ~~“Additional Notes” means an unlimited principal amount of Notes (other than the Initial Notes) issued from time to time with the same terms and conditions and the same CUSIP number as the Initial Notes under this Indenture in accordance with Section 2.01 hereof~~.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
      “Beneficial Holder” means (i) as applied to a Certificated Note, the Person in whose name the Certificated Note is registered on the Note Registrar’s books and (ii) as applied to a Global Note, any Person who beneficially owns a beneficial interest in such Global Note.
     “Board of Directors” means either the board of directors of the Company, or any duly authorized committee of such board.
     “Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company, to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.
     “Capital Stock” of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     “Closing Date” has the meaning specified in the ~~Purchase Agreement~~Exchange Agreements.
     “Closing Price” of any security on any date of determination means:
     (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the ~~New York Stock Exchange~~NYSE Amex (or successor thereto) on such date;
     (2) if such security is not listed for trading on the ~~New York Stock Exchange~~NYSE Amex on any such date, the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such security is so listed;
     (3) if such security is not so ~~listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ National Market, or if such security is not listed~~

 ~~on the NASDAQ National Market, the closing sale price as reported by the Over-the-Counter Bulletin Board;(4) if such security is not so~~ reported, the last quoted bid price for such security in the over-the-counter market as reported by the ~~National Quotation Bureau~~OTC Bulletin Board (or successor thereto) or, if not quoted thereon, by Pink OTC Markets Inc. (or successor thereto) or similar organization; or
     (~~5~~4) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.
     ~~“Collateral Account” means an account established with the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities to be purchased by the Company with a portion of the net proceeds from the sale of the Notes~~.
     ~~“Collateral Agent” means Wells Fargo Bank, National Association, as collateral agent under the Pledge Agreement~~.
     “Common Stock” means the common stock, par value $.0001 per share, of the Company, authorized at the date of this ~~instrument~~Indenture as originally executed.
     “common stock” means any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.
     “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Company Order” means a written order signed in the name of the Company by any two Officers of the Company.
     “Conversion Agent” means any person authorized by the Company to convert Notes in accordance with Article 10 hereof.
     “Conversion Make-Whole Payment” means, in respect of Notes for which a Holder exercises its conversion rights pursuant to Section 10.01 following the Company’s issuance of a Redemption Notice in accordance with Section 3.02, an amount equal to the remaining scheduled interest payments on the Notes or portions thereof to be converted at the interest rate specified herein attributable to such Notes from the last day through which interest has been paid on such Notes through and including June 25, 2013, in each case discounted to present value using the published yield on three-year notes of the U.S. Federal Government on the date of the Redemption Notice.
     “Conversion Stock” means any Common Stock or Preferred Stock issued or issuable upon conversion of any Note and any Common Stock issued or issuable upon conversion of any Preferred Stock.

     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at ~~505 Main Street, Suite 301, Fort Worth, TX 76102,~~1445 Ross Avenue, 2nd Floor, MAC T5303-022, Dallas, Texas 75202, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “~~Date of Delivery” has the meaning specified in the Purchase Agreement.~~Credit Agreement” means the Credit Agreement, dated March 29, 2006, by and among the Company, certain of its Subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, including any related guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in 2.07(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.
     “Equity Conditions” means the following conditions: (i) at all times during the period beginning on and including the date of this Indenture and ending on and including the applicable Stock Issuance Date, the Company shall have delivered shares of Common Stock that are then deliverable upon all conversions of the Notes; (ii) on each day during the period beginning thirty (30) days prior to the applicable Stock Issuance Notice Date and ending on and including the applicable Stock Issuance Date, the Common Stock shall have been listed on a national securities exchange and the Common Stock shall not have been suspended from trading on such exchange (other than suspensions of not more than one (1) day and occurring prior to the applicable Stock Issuance Notice Date due to business announcements by the Company) nor shall the Company have received notice from such exchange that delisting procedures have been initiated with respect to the Common Stock following the conclusion of any applicable grace period; (iii) in the case of a Redemption Notice or an Automatic Conversion Notice, during the period beginning thirty (30) days prior to the applicable Stock Issuance Notice Date and ending on and including the applicable Stock Issuance Date, there shall not have occurred the consummation of a Change of Control; (iv) during the period beginning on and including the date of this Indenture and ending on and including the applicable Stock Issuance Date, there shall not have occurred (A) the public announcement of a pending, proposed or intended Change of Control, or action or event that would require adjustment of the Conversion Price pursuant to Article 10 (any of the foregoing, a “Change Event”) (and no such Change Event shall have otherwise been pending or intended even if not publicly announced), that has not been abandoned, terminated or consummated and publicly announced as such (if such Change Event was previously publicly announced) at least ten (10) Trading Days prior to the applicable Stock Issuance Notice Date or (B) an Event of Default or Default that has not been cured or waived at least ten (10) Trading Days prior to the applicable Stock Issuance Notice Date; and (v) on each day during the period beginning ten (10) Trading Days prior to the applicable Stock Issuance Notice Date and ending on and including the applicable Stock Issuance Date, (X) there shall not have existed a Default or an Event of Default, and (Y) no Holder shall be in possession of any information provided in violation of any of the Exchange Agreements by, or on behalf of, the Company or any of its Subsidiaries, or any officer, director or other Affiliate thereof, that constitutes material non-public information with respect to the Company.
     “Exchange Agreements” means the Exchange Agreements dated as of June 22, 2010, between the Company and the Participating Investors.
     “Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.
     “Full Conversion Date” means the earlier to occur of (i) the Shareholder Approval Date and (ii) September 5, 2015.
     “GAAP” means United States generally accepted accounting principles as in effect from time to time.
     “ ~~Holder” or “Noteholder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books~~.
     “Guaranty” means that certain Guaranty Agreement dated as of June 25, 2010 by and among the Subsidiaries of the Company party thereto and the Trustee, in the form attached hereto as Exhibit B, as same may be amended, restated, supplemented or otherwise modified from time to time.
     “Holder” or “Noteholder” as applied to any Note means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.
     “Indebtedness” of a Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
     “~~Initial Notes” means Notes in an aggregate principal amount not to exceed $65,000,000 issued under this Indenture~~.
     “~~Initial Purchasers” means J.P. Morgan Securities Inc. and First Albany Capital Inc.~~
     “~~Initial Purchasers’ Option” means the option granted by the Company to the Initial Purchasers to purchase up to $20,000,000 aggregate principal amount of Notes pursuant to the Purchase Agreement~~.
     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
     “Intervening Event” means, with respect to the Company, a material event, occurrence, fact, condition, effect, change or development that was not known or reasonably foreseeable to the Board of Directors on the date of this Indenture, which event, occurrence, fact, condition, effect, change or development becomes known to the Board of Directors prior to the Shareholder Approval; provided that in no event shall any action taken by any party pursuant to and in compliance with the terms of this Indenture, any of the Notes, any of the Exchange Agreements or any of the other agreements or instruments contemplated hereby or thereby, or the consequences of any such action, constitute an Intervening Event.
     “Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge~~,~~ or security interest ~~or encumbrance of any kind in respect~~in, on or of such asset ~~given to secure indebtedness~~, whether or not filed, recorded or otherwise perfected under applicable law, ~~(~~including any ~~conditional sale or other title retention agreement, any lease in the nature thereof, any~~ option or other agreement to sell or give a security interest in ~~and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest)~~any such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “~~Liquidated Damages” has the meaning specified for “Liquidated Damages Amount” in Section 2(e) of the Registration Rights Agreement~~.
      “956 Impact” shall be deemed to occur to the extent the issuance of a guaranty of the Company’s payment obligations hereunder and/or in respect of the Notes by a Foreign Subsidiary would result in incremental income tax liability to the Company as a result of the application of Section 956 of the Internal Revenue Code.
     “Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company”. ~~The Initial Notes and any Additional Notes will rank equally and ratably and shall be treated as a single class for all purposes under this Indenture.” Offering Memorandum” means the offering memorandum dated October 14, 2004 in connection with the sale of the Notes.~~.”
     “Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.
     “Officers’ Certificate” means a written certificate containing the information specified in Sections ~~12.04~~11.04 and ~~12.05,~~11.05, signed in the name of the Company by any two Officers of the Company, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections ~~12.04~~11.04 and ~~12.05.~~11.05.
     “Opinion of Counsel” means a written opinion containing the information specified in Sections ~~12.04~~11.04 and ~~12.05,~~11.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.
     “Participating Investors” means the investors designated as such on the “Schedule of Investors” attached as Exhibit A to each of the Exchange Agreements.
     “person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “~~Pledge Agreement” means the Collateral Pledge and Security Agreement, dated as of October 20, 2004, among the Company, the Trustee and the Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time~~.
     “~~Pledged Securities” means the U.S. Government Obligations to be purchased by the Company and held in the Collateral Account in accordance with the Pledge Agreement~~.

     “~~Portal Market” means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto~~.
     “Preferred Stock” means the Series C convertible preferred stock, par value $.001 per share, of the Company, authorized at the date of this Indenture as originally executed and having the terms set forth in the certificate of designations with respect thereto, in the form attached hereto as Exhibit D and filed by the Company with, and accepted by, the Secretary of State of the State of Nevada on or prior to the date hereof (the “Preferred C of D”).
     “principal” of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note or the amount of any Change of Control Purchase Price and Make-Whole Premium, if any, payable pursuant to Section 3.05(a), whichever is applicable.
     “~~Purchase Agreement” means the Purchase Agreement dated as of October 14, 2004, between the Company and the Initial Purchasers~~.
     “~~QIB” means a “qualified institutional buyer” as defined in Rule 144A~~.
     “~~Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 20, 2004, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms~~.
     “Regular Record Date” means, with respect to the interest payable on any Interest Payment Date, the close of business on March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.
     “~~Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time~~.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended ~~Rule 144A SEC Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time~~.
     “Shareholder Approval Date” means the date on which the Shareholder Approval is obtained.
     “Significant Subsidiary” means any direct or indirect Subsidiary of the Company that meets any of the following conditions:

     (1) the Company’s and its other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;
     (2) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or
     (3) the Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceed 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.
     “Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.
     “Stock Issuance Date” means a “Redemption Date,” a “Change of Control Purchase Date” or the “Automatic Conversion Date,” as applicable.
     “Stock Issuance Notice Date” means the date of the Trustee’s delivery to each of the Holders of a Redemption Notice pursuant to Section 3.02(a) or a Change of Control Purchase Notice pursuant to Section 3.05(e), as applicable, or, in the case of an Automatic Conversion, means the Automatic Conversion Date.
     “Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.
     ~~“Supplement” has the meaning specified in the Pledge Agreement.~~
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Trading Day” means a day during which trading in Common Stock generally occurs on the ~~New York Stock Exchange~~ NYSE Amex (or successor thereto) or, if the Common Stock is not listed on the ~~New York Stock Exchange~~ NYSE Amex (or successor thereto), on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, ~~on the National~~

~~Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System,~~  on the principal other market on which the Common Stock is then traded or, if the Common Stock is not so listed or admitted for trading, a Business Day.
     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).
     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.
     Section 1.02. Other Definitions.

Defined in
Term	Section
“2011 Notes”	2.01
“Act”	1.05(a)
“Agent Members”	2.07(d)
“Authenticating Agent”	~~12.14~~ 11.14
“Automatic Conversion”	10.05(a)
“Automatic Conversion Date”	10.05(a)
“Automatic Conversion Notice”	10.05(b)
“Bankruptcy Law”	6.01
“beneficial ownership”	~~3.02~~ 3.05(a)
“Buy-In”	10.16

Defined in
Term	Section
“Buy-In Price”	10.16
“Cap Allocation Amount”	10.04(b)
“Certificated Notes”	2.07(b)
“Change of Control”	3.05(a)
“Change of Control Purchase Date”	3.05(a)
“Change of Control Purchase Notice”	3.05(e)
“Change of Control Purchase Price”	3.05(a)
“Conversion Date”	10.02(c)
“Conversion Notice”	10.02
“Conversion Ownership Notice”	10.04(a)(i)
“Conversion Price”	10.01
“Conversion Rate”	10.01
“Counsel”	4.15(b)
“Current Market Price”	~~10.04~~10.07(g)
“Custodian”	6.01
“DTC”	10.02
“Effective Date”	3.05(a)
“Event of Default”	6.01
“Excess Shares”	10.01
“Exchange Act”	~~3.02~~3.05(a)
“Exchange Cap”	10.04(b)
“excluded securities”	~~10.04~~10.07(d)
“Expiration Time”	~~10.04~~10.07(f)
“fair market value”	~~10.04~~10.07(g)
“First Shareholders Meeting”	4.15(a)
“Global ~~Note~~ Notes”	2.07(b)
“Legal Holiday”	~~12.08~~11.08
“~~Liquidated Damages Notice~~ Listed Securities”	~~4.10~~4.14
“Make-Whole Premium”	3.05(a)
“Maximum Ownership Limitation”	10.04(a)
“Non-Electing Share”	~~10.11~~10.14
“Non-Reporting Change of Control”	4.02(a)
“Note Register”	2.04
“Note Registrar”	2.04
“Notice of Default”	6.01
“Paying Agent”	2.04
“Permitted Liens”	4.12
“Permitted Subordinated Indebtedness”	4.11
“Principal Amount”	2.07(b)
“Proposal”	4.15(a)
“Proxy Statement”	4.15(b)
“Public Acquirer Change of Control~~.~~ ”	3.05(~~d~~c)
“Public Acquirer Common Stock”	3.05(~~d~~c)
“Purchased Shares”	~~10.04~~10.07(f)
“Record Date”	~~10.04~~10.07(g)

Defined in
Term	Section
“Redemption Date”	3.02
“Redemption Notice”	3.02
“Redemption Price”	3.01
“Reference Period”	~~10.04~~10.07(d)
~~“Restricted Note”~~	~~10.02~~
~~“Restricted Securities”~~	~~2.07(d)~~
“Rule 144A Information”	4.06
“Second Shareholders Meeting”	4.15(a)
“Share Delivery Date”	10.16
“Share Product Amount”	10.16
“Shareholder Approval”	4.15(a)
“Shareholders Meeting”	4.15(a)
“Stock Price”	3.05(a)
“Surviving Entity”	5.01
“transfer”	2.07(d)
“Trigger Event”	~~10.04~~10.07(d)
     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC~~.~~ ;
     “indenture Notes” means the Notes~~.~~ ;
     “indenture Note holder” means a Noteholder~~.~~ ;
     “indenture to be qualified” means this Indenture~~.~~ ;
     “indenture trustee” or “institutional trustee” means the Trustee~~.~~ ; and
     “obligor” on the indenture Notes means the Company.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     Section 1.04. Rules of Construction. Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) “or” is not exclusive;

          (c) “including” means including, without limitation; and
          (d) words in the singular include the plural, and words in the plural include the singular.
     Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
The Notes
     Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as “5.50% Convertible Senior Notes due ~~2011”.~~ 2015.” The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $65,000,000. Except pursuant to Sections 2.07, 2.08, 3.08 and 10.02 hereof, ~~Initial Notes not to exceed the~~ Notes may be authenticated and delivered under this Indenture only in exchange for the Company’s outstanding 5.50% Convertible Senior Notes due October 5, 2011 (“2011 Notes”) on the Closing Date pursuant to the Exchange Agreements or, provided that at least $61,500,000 in aggregate principal amount of ~~$65,000,000 upon the execution of this Indenture,~~ the Notes are issued on the Closing Date, in subsequent exchanges after the Closing Date on substantially identical terms as those contained in the Exchange Agreements. Subject to the limitation in the prior sentence, Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said ~~Initial~~  Notes upon a Company Order, without any further action by the Company hereunder~~. In addition, the Trustee shall authenticate and deliver Additional Notes in aggregate principal amounts specified by the Company, without the consent of the Holders~~ .
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the ~~officers~~ Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.
     Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in such manner and upon instructions given by the ~~holder~~ Holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the ~~holder~~ Holder of such Note.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable,

the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03. Execution and Authentication. The Notes shall be executed on behalf of the Company by an Officer of the Company. The ~~signatures~~ signature of such Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes. Notes shall be dated the date of their authentication.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.
     Section 2.04. Note Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Note Registrar”), an office or agency where Notes may be presented for purchase or payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Note Registrar shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe it shall provide for the registration and transfer of the Notes. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.
     The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Note Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Note Registrar, Conversion Agent or co-registrar.
     The Company initially appoints the Trustee as Note Registrar, Conversion Agent and Paying Agent in connection with the Notes.
     Section 2.05. Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or , to the extent applicable, ~~Common~~ Preferred Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money and ~~Common~~ Preferred Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and ~~Common~~ Preferred Stock so held in trust. If the Company, a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and ~~Common~~ Preferred Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and ~~Common~~ Preferred Stock held by it to the Trustee and to account for any funds and ~~Common~~ Preferred Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or ~~Common~~ Preferred Stock.
     Section 2.06. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Note Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 1 and October 1 a listing of Noteholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Noteholders.
     Section 2.07. Transfer and Exchange; Restrictions on Transfer; Depositary. (a) Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Noteholder or such Noteholder’s attorney duly authorized in writing, at the office or agency of the company designated as Note Registrar or co-registrar pursuant to Section 2.04, and satisfaction of the requirements of such transfer set forth in this Section, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount ~~and bearing such restrictive legends as may be required by this Indenture~~. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.
     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Noteholder or such Noteholder’s attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     The Company shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Notes in respect of which a Redemption Notice has been given by the Company, or for which a Change of Control Purchase Notice ~~(as defined in Section 3.05(e))~~  has been given and not withdrawn by the Holder thereof, in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased).
          (b) ~~So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that, upon initial issuance are beneficially owned by QIBs or as a result of a sale or transfer after initial issuance are beneficially owned by QIBs, will be represented by one or more Notes in~~ Except as provided below, the Notes shall be issued in the form of one or more global ~~form~~ notes registered in the name of the Depositary or the nominee of the Depositary (the “Global ~~Note”), except as otherwise specified below~~ Notes”). The transfer and exchange of beneficial interests in any ~~such~~  Global ~~Note~~ Notes shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global ~~Note~~ Notes as set forth on the face of the ~~Note~~ Global Notes (“Principal Amount”) to reflect any such transfers. Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form (“Certificated Notes”) and will not be considered ~~holders~~ Holders of such Global Note.
          (c) So long as the Notes are eligible for book-entry settlement with the Depositary, ~~or unless otherwise required by law, upon any transfer of~~  a Certificated Note ~~to a QIB in accordance with Rule 144A that requests delivery of such Note in the form of an~~ may be exchanged for a beneficial interest in ~~the~~ a Global Note~~, and~~ upon receipt ~~of the Certificated Note or Notes being so transferred, together with a certification, substantially in the form of Exhibit B-1 hereto, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence~~ by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee~~)~~ , together with written instructions directing the Trustee ~~shall~~ to make an ~~endorsement on the~~ adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by ~~such Global Note, and~~ the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase. Upon any such exchange, the Trustee shall cancel such Certificated Note ~~or Notes in accordance with the standing instructions and procedures of the Depositary~~ and cause the aggregate Principal Amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so canceled.

               (i) ~~Upon any sale or transfer of a Note to the Company or any Subsidiary thereof (other than pursuant to a registration statement that has been declared effective under the Securities Act or after the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act), the transferor shall, prior to such sale or transfer, furnish to the Company and/or Trustee such certifications, including a certification substantially in the form of Exhibit B-1 hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.~~  Upon any transfer of a beneficial interest in the Global Note to the Company or such Subsidiary, as the case may be, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and the Company shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and a Company Order, shall authenticate and deliver such~~,~~ Certificated Note or Notes.
               (ii) Upon any ~~sale or transfer of a Note pursuant to the exemption from registration provided by Rule 144 under the Securities Act, the transferor shall, prior to such sale or transfer, furnish to the Company and/or the Trustee such certifications, including a certification substantially in the form of Exhibit B-1 hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any~~  transfer of a beneficial interest in the Global Note ~~to such transferee~~ , the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and, at the request of the transferee, either (1) the Company shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and a Company Order, shall authenticate and deliver such~~,~~ Certificated Note or Notes or (2) ~~if a Global Note that does not bear the legend set forth in Section 2.07(d) has previously been executed and authenticated,~~  the Trustee shall make an endorsement on such Global Note to reflect a corresponding increase in the aggregate Principal Amount of Notes represented by such Global Note.
     Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be ~~required by the Trustee, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on The Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or~~ required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
          (d) ~~Every Note that bears or is required~~ No Note may be transferred except pursuant to registration or an exemption from registration under ~~this Section 2.07(d) to bear the legend set forth in this Section 2.07(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.07(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this~~

~~Section 2.07(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security~~ the Securities Act and any applicable state securities laws, and each Noteholder, by such Noteholder’s acceptance ~~thereof~~ of a Note, agrees to be bound by all such restrictions on transfer. Other than as may be required pursuant to applicable federal and state securities laws, no Note shall be subject to any restriction on transfer pursuant to such Note or the Indenture or otherwise imposed by the Company.As used in Sections 2.07(c), 2.07(d) and 2.07(~~c~~ e), the term “transfer” encompasses any sale, ~~pledge, loan,~~  transfer or other disposition whatsoever of any ~~Restricted Security.~~ Note. No Note shall bear any legend regarding registration under (or the need for an exemption from the registration requirements of) the Securities Act or state securities laws. Notwithstanding the foregoing, Notes may at any time be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Notes.
     ~~Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.07(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:~~
     ~~THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.~~
     ~~THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE “RESALE RESTRICTION PERIOD”) ONLY (A) TO GASCO ENERGY, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR ( D ) PURSUANT TO ANY OTHER AVAILABLE~~

~~EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIME WITHIN ITS OR THEIR CONTROL. PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE RESALE RESTRICTION PERIOD.~~
     ~~Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.07(d).~~
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.07(c), with respect to transfers of beneficial interests in a Global Note, and in this Section 2.07(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other ~~person~~ Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global ~~Note~~ Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.

     If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Notes, will authenticate and deliver, Certificated Notes, in aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note.
     If a Certificated Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Certificated Note, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.
     Certificated Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, exchanged for Certificated Notes, or transferred to a transferee who receives Certificated Notes thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, repurchased or canceled, or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee to reflect such reduction or increase.
          (e) ~~Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:~~No Conversion Stock acquired by a Noteholder upon conversion of a Note may be transferred by such Noteholder except pursuant to registration or an exemption from registration under the Securities Act and any applicable state securities laws, and each Noteholder, by such Noteholder’s acceptance of a Note, agrees to be bound by all such restrictions on transfer. Other than as may be required pursuant to applicable federal and state securities laws, no Conversion Stock shall be subject to any restriction on transfer imposed by the Company or on behalf of the Company, the Trustee or the transfer agent for such Conversion Stock. No certificate evidencing any Conversion Stock shall bear any legend requiring registration under (or the need for an exemption from the registration requirements of) the Securities Act or state securities law. Notwithstanding the foregoing, shares of Conversion Stock may at any time be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the shares of Conversion Stock.
     ~~THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.~~
     ~~THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE “RESALE RESTRICTION PERIOD”) ONLY (A) TO GASCO ENERGY, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR ( D ) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIME WITHIN ITS OR THEIR CONTROL. PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE RESALE RESTRICTION PERIOD.~~
     ~~Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares~~

~~of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.07(e).~~
          ~~(f) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).~~
     Section 2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Company, the Trustee and, if applicable, the Authenticating Agent receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the Trustee and, if applicable, the Authenticating Agent such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Trustee or, if applicable, the Authenticating Agent that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.
     Upon the issuance of any new Notes under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.
     Every new Note issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.09. Outstanding Notes; Determination of Holders’ Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).
     If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the Paying Agent holds, in accordance with this Indenture, on the Business Day following the Change of Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Change of Control Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue.
     If a Note is converted in accordance with Article 10, then from and after the time of conversion on the conversion date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.
     Section 2.10. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.11. Cancellation. All Notes surrendered for payment, purchase by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.
     Section 2.12. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Change of Control Purchase Price, Make-Whole Premium or Conversion Make-Whole Payment in respect thereof, and interest thereon, if any, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 2.13. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use). No representation is made as to the correctness of such CUSIP numbers and reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
     Section 2.14. Default Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.
ARTICLE 3
Redemption and Repurchase Upon A Change Of Control
     Section 3.01. Company’s Right to Redeem. ~~Prior to October 10, 2009, the Notes shall not be redeemable at the Company’s option. At any time on or after October 10, 2009 and prior to Stated Maturity, the~~The Company, at its option, may redeem the Notes, in whole or in part, at any time prior to Stated Maturity in accordance with the provisions of Section 3.02, Section 3.03 and Section 3.04 on the Redemption Date for a redemption price (the “Redemption Price”) in cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest ~~and Liquidated Damages, if any,~~ on the Notes redeemed to but excluding the Redemption Date if the Closing Price of the Common Stock ~~has exceeded 130~~equals or exceeds 150% of the Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period~~. In addition, if beginning on October 10, 2009, on any Interest Payment Date, the~~ ending on the Trading Day immediately preceding the Redemption Date and all of the Equity Conditions are satisfied (or waived in writing by the Holders of a majority in aggregate principal amount of the

Notes ~~outstanding is less than 15% of the aggregate principal amount of Notes outstanding after the Issue Date, the Company, at its option, may redeem the Notes, in whole but not in part, in accordance with the provisions of Section 3.02, Section 3.03 and Section 3.04 on the Redemption Date for a Redemption Price in cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid Interest and Liquidated Damages, if any, on the Notes to but not including the Redemption Date. The Company will make an additional payment equal to the total value of the aggregate amount of the interest otherwise payable on the Notes from the last day through which interest was paid on the Notes through the Redemption Date.~~then outstanding).
     Section 3.02. Notice of Optional Redemption; Selection of Notes.
          (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request (which request must include the information listed in Section 3.02(b) and be received by the Trustee not fewer than ~~thirty~~forty-five (~~35~~45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not fewer than ~~twenty~~thirty (~~20~~30) nor more than sixty (60) days prior to the Redemption Date to each ~~holder~~Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the ~~holder~~Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the ~~holder~~Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.
          (b) Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP, ISIN or similar number or numbers of the Notes being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that ~~Interest~~interest accrued and unpaid up to but not including the Redemption Date will be paid as specified in said notice, and that on and after said date ~~Interest~~interest thereon or on the portion thereof to be redeemed will cease to accrue, and shall certify that the Equity Conditions have been satisfied as of the date of such Redemption Notice. Such notice shall also state the current Conversion Rate ~~and~~, the date on which the right to convert such Notes or portions thereof into shares of Common ~~Shares~~Stock will expire and the form of consideration to be paid in respect of the Conversion Make-Whole Payment. If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP, ISIN or similar number or numbers, if any). In case any Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.
          (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into shares of Common ~~Shares~~Stock) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price. Subject to the last sentence of Section 7.05, if any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than ~~thirty~~forty-five (~~35~~45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.
          (d) If the Company opts to redeem less than all of the ~~Outstanding~~outstanding Notes, the Trustee shall select or cause to be selected the Notes or portions thereof of the Global Note or the Certificated Notes ~~in certificated form~~ to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.
     Upon any redemption of less than all of the ~~Outstanding~~outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and ~~Outstanding~~outstanding at the time of redemption, treat as ~~Outstanding~~outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as ~~Outstanding~~outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.
     Section 3.03. Payment of Notes Called for Redemption by the Company. If ~~notice of redemption~~a Redemption Notice has been given as provided in Section 3.02(a), the Notes or portion of Notes with respect to which such ~~notice~~Redemption Notice has been given shall, unless converted into shares of Common ~~Shares~~Stock pursuant to the terms hereof or any of the Equity Conditions has not been satisfied (or waived in writing by the Holders of a majority in aggregate principal amount of the Notes then outstanding), become due and payable on the Redemption Date and at the place or places stated in such ~~notice~~Redemption Notice at the applicable Redemption Price~~, unless the Company shall default in the payment of the Redemption Price. Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and after the close of business on the Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of the Redemption Price), such Notes shall cease to be convertible into Common Shares and, except as provided in Section 7.05, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except~~. If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof that are to be purchased as of the Redemption Date, then immediately after the Redemption Date (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue and (iii) all other rights of the Holders of such Notes will terminate other than the right to receive the Redemption Price ~~thereof~~upon delivery of the Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent. On presentation and surrender of such Notes at a place of payment ~~in said notice~~ specified in the Redemption Notice, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the ~~Interest~~interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the ~~holders~~Holders surrendering such Notes for redemption on such date.
     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the ~~holder~~Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note or Notes so presented.
     Notwithstanding the foregoing, (x) the Trustee shall not redeem any Notes or mail any Redemption Notices during the continuance of a default in payment of ~~Interest on the Notes~~interest on the Notes, and (y) in the event that any of the Equity Conditions is not satisfied (or waived in writing by the Holders of a majority in aggregate principal amount of the Notes then outstanding), then the redemption shall be null and void with respect to each Note. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, and such Note shall remain convertible into shares of Common ~~Shares, cash or a combination of cash and Common Shares~~Stock, until the principal and ~~Interest~~interest shall have been paid or duly provided for. The Company will notify all of the ~~holders~~Holders if the Company redeems any of the Notes.
     Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable ~~redemption price~~Redemption Price, together with ~~Interest~~interest accrued and unpaid to, but excluding, the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the ~~redemption price~~Redemption Price of such Notes, together with ~~Interest~~interest accrued and unpaid to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the ~~holders~~Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such ~~holders~~Holders and surrendered by such purchasers for conversion into shares of Common Stock, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes into shares of Common Stock shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.
     Section 3.05. Purchase of Notes at Option of the Holder Upon Change of Control. (a) If there shall have occurred a Change of Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, shall be repurchased by the Company, at the option of such Holder, at a repurchase price equal to 100% of the aggregate principal amount of the Notes to be repurchased, together with accrued and unpaid interest ~~and Liquidated Damages, if any,~~ to, but excluding, the purchase date (the “Change of Control Purchase Price”), on the date (the “Change of Control Purchase Date”) that is 45 days after the date the Company delivered the notice required under Section 3.05(d) (or if such 45th day is not a Business Day, the next succeeding Business Day); provided, however, that if the Change of Control Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.
     If there shall have occurred a Change of Control pursuant to clause (ii) of the definition thereof set forth in this Section 3.05(a), the Company will pay ~~on the Change of Control Purchase Date~~ a Make-Whole Premium to the Holders of the Notes in addition to the Change of Control Purchase Price. The Make-Whole Premium will also be paid ~~on the Change of Control Purchase Date~~ to the Holders of the Notes who convert their Notes on or after the date on which the Company has given a notice to all Holders of Notes in accordance with Section 3.05(d) hereof and on or before the close of business on the Business Day immediately preceding the Change of Control Purchase Date.
     The “Make-Whole Premium” will be determined by reference to the table below and is based on the date on which the Change of Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Company’s Common Stock in the transaction constituting the Change of Control. If the holders of the Company’s Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Company’s Common Stock. Otherwise, the Stock Price shall be equal to the average Closing Price per share of the Company’s Common Stock over the ten Trading Day period ending on the Trading Day immediately preceding the Effective Date.
     The following table shows what the Make-Whole Premium would be for each hypothetical Stock Price and Effective Date set forth below, expressed as a percentage of the principal amount of the Notes.
     Make-Whole Premium Upon a Change of Control (% of Face Value)

	Stock Price on Effective Date
Effective Date	~~$3.02~~$0.50	~~$4.00~~$0.60	~~$5.00~~		~~$6.00~~		~~$7.00~~$0.70	~~$8.00~~$0.80	~~$9.00~~$0.90	~~$10.00~~$1.00	~~$11.00~~		~~$12.00~~$1.25	~~$13.00~~$1.50	~~$14.00~~		~~$15.00~~		~~$20.00~~
~~October 20, 2004~~June 22, 2010	0.0%	~~22.0~~14.2%	~~19.8~~	%	~~18.1~~	%	~~16.7~~13.1%	~~15.5~~12.1%	~~14.5~~11.3%	~~13.5~~10.6%	~~12.6~~		~~11.7~~9.2%	~~10.9~~8.1%	~~10.2~~	%	~~9.5~~	%	~~6.4~~	%
~~October 20, 2005~~April 5, 2011	0.0%	~~19.5~~14.0%	~~17.2~~	%	~~15.4~~	%	~~13.9~~12.7%	~~12.8~~11.6%	~~11.8~~10.6%	~~10.9~~9.9%	~~10.1~~		~~9.4~~8.3%	~~8.7~~7.2%	~~8.0~~	%	~~7.4~~	%	~~4.8~~	%
October ~~20, 2006~~5, 2011	0.0%	~~17.2~~13.8%	~~14.6~~	%	~~12.6~~	%	~~11.2~~12.1%	~~10.0~~10.8%	~~9.1~~9.7%	~~8.4~~8.8%	~~7.7~~		7.1%	~~6.5~~6.0%	~~6.0~~	%	~~5.4~~	%	~~3.4~~	%
~~October 20, 2007~~April 5, 2012	0.0%	~~15.2~~13.3%	~~11.9~~	%	~~9.7~~	%	~~8.3~~11.2%	~~7.3~~9.6%	~~6.5~~8.3%	~~5.9~~7.2%	~~5.3~~	%	~~4.9~~5.5%	4.4%	~~4.1~~	%	~~3.7~~	%	~~2.1~~	%
October ~~20, 2008~~5, 2012	0.0%	~~12.5~~12.7%	~~8.6~~	%	~~6.1~~	%	~~4.8~~10.1%	~~4.0~~7.9%	~~3.5~~6.2%	~~3.2~~5.0%	~~2.9~~		~~2.7~~3.4%	2.5%	~~2.3~~	%	~~2.1~~	%	~~1.2~~	%
April 5, 2013	0.0%	12.5%	9.1%		6.3%		4.1%	2.6%	1.0%	0.4%
October ~~20, 2009~~5, 2013	0.0%	~~9.3~~12.5%	~~1.9~~	%	~~0.0~~	%	~~0.0~~8.3%	~~0.0~~4.8%	~~0.0~~2.0%	~~0.0~~0.5%	~~0.0~~		0.0%	0.0%	~~0.0~~	%	~~0.0~~	%	~~0.0~~	%
April 5, 2014	0.0%	13.1%	8.6%		4.9%		2.0%	0.4%	0.0%	0.0%
October ~~20, 2010~~5, 2014	0.0%	~~9.0~~13.6%	~~1.6~~	%	~~0.0~~	%	~~0.0~~9.1%	~~0.0~~5.5%	~~0.0~~2.7%	~~0.0~~0.7%	~~0.0~~	%	0.0%	0.0%	~~0.0~~	%	~~0.0~~	%	~~0.0~~	%
April 5, 2015	0.0%	11.8%	7.2%		4.0%		1.7%	0.4%	0.0%	0.0%
October ~~20, 2011~~5, 2015	0.0%	0.0%	~~0.0~~	%	~~0.0~~	%	0.0%	0.0%	0.0%	0.0%	~~0.0~~	%	0.0%	0.0%	~~0.0~~	%	~~0.0~~	%	~~0.0~~	%
~~October 20, 2010~~	~~0.0 %~~	~~9.0 %~~	~~1.6~~	~~%~~	~~0.0~~	~~%~~	~~0.0 %~~	~~0.0 %~~	~~0.0 %~~	~~0.0 %~~	~~0.0~~	~~%~~	~~0.0 %~~	~~0.0 %~~	~~0.0~~	~~%~~	~~0.0~~	~~%~~	~~0.0~~	~~%~~
~~October 20, 2011~~	~~0.0 %~~	~~0.0 %~~	~~0.0~~	~~%~~	~~0.0~~	~~%~~	~~0.0 %~~	~~0.0 %~~	~~0.0 %~~	~~0.0 %~~	~~0.0~~	~~%~~	~~0.0 %~~	~~0.0 %~~	~~0.0~~	~~%~~	~~0.0~~	~~%~~	~~0.0~~	~~%~~

     The Make-Whole Premiums set forth above are based upon an interest rate of 5.50%, a reference price per share of the Common Stock of $~~3.02~~0.38 and a Conversion Rate that results in a Conversion Price of $~~4.00, which is 32.5% higher than the closing sale price per share of the Common Stock on October 14, 2004.~~0.60.
     The actual Stock Price and Effective Date may not be set forth on the table, in which case:
               (i) If the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two Effective Dates on the table based on a 365-day year, as applicable;
               (ii) If the Stock Price on the Effective Date exceeds $~~20.00~~1.50 per share (subject to adjustment described below), no Make-Whole Premium will be paid; and
               (iii) If the Stock Price on the Effective Date is less than or equal to $~~3.02~~0.50 per share (subject to adjustment described below), no Make-Whole Premium will be paid.
     The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate so adjusted.
     The Company shall pay, at its option, the Change of Control Purchase Price and/or Make-Whole Premium in cash or shares of ~~its Common~~Preferred Stock or, in the case of the Make-Whole Premium, the same form of consideration used to pay for the shares of ~~the Company’s~~ Common Stock in connection with the transaction constituting the Change of Control.
     If the Company pays the Change of Control Purchase Price and/or Make-Whole Premium in ~~shares of its Common Stock, the value of its Common~~cash, the payment shall be made on the Change of Control Purchase Date. If the Company pays the Change of Control Purchase Price and/or Make-Whole Premium in shares of Preferred Stock, the payment shall be made not later than three (3) Business Days after the Change of Control Purchase Date, and the value of each share of Preferred Stock to be delivered in respect of the Change of Control Purchase Price and/or Make-Whole Premium shall be deemed to be equal to the product of (A) the average Closing Price per share of Common Stock over the ten Trading Day period ending on the Trading Day immediately preceding the Change of Control Purchase Date, and (B) the number of whole shares of Common Stock into which each share of Preferred Stock is then convertible (without giving effect to any limitations on conversion thereof set forth in Section 6 of the Preferred C of D). The Company may pay the Change of Control Purchase Price and/or Make-

Whole Premium in shares of ~~its Common~~Preferred Stock only if the information necessary to calculate the Closing Price per share of Common Stock is published in a daily newspaper of general circulation or by other appropriate means.
     If the Company pays the Make-Whole Premium in the same form of consideration used to pay for the shares of the Company’s Common Stock in connection with the transaction constituting the Change of Control, the payment shall be made on the Change of Control Purchase Date and the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:
               (i) securities that are traded on a United States national securities exchange or approved for quotation on ~~the Nasdaq National Market or~~ any ~~similar~~ system of automated dissemination of quotations of securities prices will be valued based on the average Closing Price~~,~~ over the ten Trading Day period ending on the Trading Day immediately preceding the Change of Control Purchase Date;
               (ii) ~~(i)~~ other securities, assets or property (other than cash) will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the ~~trustee~~Trustee; and
               (iii) ~~(i)~~ 100% of any cash.
     Whenever in this Indenture (including Sections 2.01, 6.01(a) and 6.07 hereof) or Exhibit A annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change of Control Purchase Price in respect to such Note to the extent that such Change of Control Purchase Price is, was or would be so payable at such time, plus any applicable Make-Whole Premium, and express mention of the Change of Control Purchase Price in any provision of this Indenture shall not be construed as excluding the Change of Control Purchase Price in those provisions of this Indenture when such express mention is not made.
     A “Change of Control” of the Company shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following events shall occur:
               (iv) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of the total outstanding Voting Stock of the Company other than an acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

               (v) ~~(ii)~~ the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company other than:
                    (A) any transaction (1) that does not result in any reclassification, conversion ~~(other than the conversion of the Company’s Series B Preferred Stock outstanding on the date hereof)~~, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (2) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction;
                    (B) any merger for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
                    (C) any transaction in which all of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock traded on a United States national securities exchange ~~or quoted on the Nasdaq National Market,~~ or which will be so traded ~~or quoted~~ when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Notes become convertible solely into such common stock, or
               (vi) ~~(iii)~~ during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved, other than any such new director whose initial assumption of office occurred as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or group other than the Board of Directors) cease for any reason to constitute a majority of the Board of Directors then in office; or
               (vii) ~~(iv)~~ the stockholders of the Company pass a special resolution approving a plan of liquidation or dissolution and no additional approvals of the Company’s stockholders are required under applicable law to cause a liquidation or dissolution.
     Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

          (b) The following are conditions to the Company’s election to pay ~~for~~ the Change of Control Purchase Price and /or Make-Whole Premium in ~~Common~~ Preferred Stock:
               (i) The shares of ~~Common~~ Preferred Stock to be issued upon repurchase of Notes hereunder and shares of Common Stock issuable upon conversion of such shares of Preferred Stock:
                    (A) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Change of Control Purchase Date; and
                    (B) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Change of Control Purchase Date.
               (ii) The shares of Common Stock ~~to be listed~~ issuable upon conversion of the Preferred Stock to be issued upon repurchase of Notes hereunder are, or shall have been, approved for listing on the ~~Nasdaq National Market or the New York Stock Exchange~~ NYSE Amex or listed on another national securities exchange ~~or the Over-the-Counter Bulletin Board~~ , in any case, prior to the Change of Control Purchase Date.
               (iii) All shares of ~~Common~~ Preferred Stock which may be issued upon repurchase of Notes and shares of Common Stock which may be issued upon conversion of such shares of Preferred Stock will be issued out of the Company’s authorized but unissued Preferred Stock or Common Stock , as applicable, and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.
                (iv) The Shareholder Approval has been obtained.
                (v) All of the Equity Conditions are satisfied (or waived in writing by the Holders of a majority in aggregate principal amount of the Notes then outstanding).
     ~~(iv)~~  If any of the conditions set forth in clauses (i) through (~~iii~~ v) of this Section 3.05(b) are not satisfied in accordance with the terms thereof, the Change of Control Purchase Price and Make-Whole Premium shall be paid by the Company only in cash. The Company may not change the form of consideration to be paid with respect to the Change of Control Purchase Price and Make-Whole Premium once it has given notice set forth in Section 3.05(d) to Holders, except as described in the immediately preceding sentence.
          (c) Notwithstanding the foregoing, in the case of a Public Acquirer Change of Control (as defined below), the Company may, in lieu of paying a Make-Whole Premium as described in Section 3.05(a), elect to adjust the Conversion Rate and the related conversion obligation such that from and after the effective date of such Public Acquirer Change of Control,

Holders of the Notes will be entitled to convert the Notes (without giving effect to any limitations on conversion under Section 10.04) into a number of shares of Public Acquirer Common Stock (as defined below) by multiplying the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:
               (i) the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (ii) in the case of any other Public Acquirer Change of Control, the average of the last reported sale price of the Common Stock for the five consecutive ~~trading days~~ Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control, and
               (ii) the denominator of which will be the average of the last reported sale ~~prices~~ price of the Public Acquirer Common Stock for the five consecutive ~~trading days~~ Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.
     A “Public Acquirer Change of Control” means any event constituting a Change ~~Of~~ of Control that would otherwise obligate the Company to pay a Make-Whole Premium as described in Section 3.05(a) and the acquirer (or any entity that is a directly or indirectly wholly-owned Subsidiary of the acquirer or of which the acquirer is a directly or indirectly wholly-owned Subsidiary) has a class of common stock traded on a national securities exchange or ~~quoted on the Nasdaq National Market or~~  which will be so traded ~~or quoted~~ when issued or exchanged in connection with such event (the “Public Acquirer Common Stock”).
     After the adjustment of the Conversion Rate in connection with a Public Acquirer Change of Control, the Conversion Rate will be subject to further similar adjustments in the event that any of the events described in Section 10.01 occur thereafter.
     Upon a Public Acquirer Change of Control, if the Company so elects to adjust the Conversion Rate as described in this Section 3.05(c), Holders may convert the Notes at the adjusted Conversion Rate described in the ~~second preceding~~ first paragraph of this Section 3.05(c) but will not be entitled to the Make-Whole Premium described under Section 3.05(a). The Company is required to notify Holders of its election in writing of such transaction. In addition, the Holder can also, subject to certain conditions, require the Company to repurchase all or a portion of its Notes as described under Section 3.05(a).
          (d) Prior to or on the 30th day after the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section ~~12.02~~ 11.02 hereof, notice of the occurrence of the Change of Control and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Change of Control Purchase Notice (as defined in Section 3.05(e)) to be completed by the Holder , shall certify that the Equity Conditions have been satisfied as of the date of such notice and shall state:

     (1) briefly, the events causing a Change of Control and the date of such Change of Control;
     (2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.05 must be given;
     (3) the Change of Control Purchase Date;
     (4) the Change of Control Purchase Price and whether the Change of Control Purchase Price will be payable in cash or ~~Common~~ Preferred Stock;
     (5) the name and address of the Paying Agent and the Conversion Agent;
     (6) that Notes as to which a Change of Control Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (7) that Notes must be surrendered to the Paying Agent to collect payment;
     (8) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Note as described in (7) above;
     (9) briefly, the procedures the Holder must follow to exercise rights under this Section 3.05;
     (10) briefly, the conversion rights of the Notes, including the Conversion Rate and any adjustments thereto;
     (11) the procedures for withdrawing a Change of Control Purchase Notice;
     (12) the CUSIP number of the Notes;
     (13) whether a Make-Whole Premium shall be paid by the Company and the form of consideration to be paid in respect of the Make-Whole Premium; and
     (14) if a Make-Whole Premium is to be paid by the Company, that a Make-Whole Premium shall be paid by the Company ~~on the Change of Control Purchase Date~~  to Holders of Notes who have converted their Notes into the Company’s Common Stock or Preferred Stock on or after the date the Company has given notice to all Holders in accordance with Section 3.05(d) and on or before the Change of Control Purchase Date.
          (e) A Holder may exercise its rights specified in this Section 3.05 upon delivery of a written notice of purchase (“Change of Control Purchase Notice”) to the Paying Agent prior to the Change of Control Purchase Date, stating:

     (1) the certificate number of the Note, if any, which the Holder will deliver to be purchased or the appropriate Depositary procedures if the Notes are not in certificated form;
     (2) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and
     (3) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 5 on the reverse side of the Notes and in this Indenture.
     If the Notes are not in certificated form, a Holder’s Change of Control Purchase Notice must comply with the appropriate DTC procedures.
     The delivery of such Note to the Paying Agent prior to the Change of Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Note so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.05.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 3.05 shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Business Day prior to the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.06.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.
     Section 3.06. Effect of Change of Control Purchase Notice. Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in Section 3.05(e), the Holder of the Note in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following ~~two paragraphs~~ paragraph) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price (along with the Make-Whole Premium, if any) shall be paid to such Holder, subject to receipt of consideration for the Notes by the Paying Agent, promptly following the later of (x) the Change of Control Purchase

Date with respect to such Note (provided the conditions in Section 3.05(e), as the case may be, have been satisfied) or (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.05(e), as the case may be. Notes in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in the following ~~two paragraphs~~ paragraph.
     A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date specifying:
     (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted or, if not in certificated form, the applicable Depositary procedures,
     (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (3) the principal amount, if any, of such Note which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Company.
     ~~There shall be no purchase of any Notes pursuant to Section 3.05 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes) in which case, upon such return, the Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.~~
     Section 3.07. Deposit of Change of Control Purchase Price. Prior to 10:00 a.m. (New York City time) on the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) an amount of cash (in immediately available funds if deposited on such Business Day) or ~~Common~~ shares of Preferred Stock sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and an amount in cash or shares of ~~Common~~ Preferred Stock sufficient to pay any Make-Whole Premium.
     If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash or shares of ~~Common~~ Preferred Stock sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof that are to be purchased as of the Change of Control Purchase Date and an amount in cash or shares of ~~Common~~ Preferred Stock sufficient to pay any Make-Whole Premium, then immediately after the Change of Control Purchase Date (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue and (iii) all other rights of the ~~holders~~ Holders of such Notes will terminate other than the right to receive the Change of Control Purchase Price and the Make-Whole Premium, if any, upon delivery of the Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.
     Section 3.08. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.
     Section 3.09. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under Section 3.05 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.05 to be exercised in the time and in the manner specified in Section 3.05.
     Section 3.10. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of ~~Common~~ Preferred Stock that ~~remains~~ remain unclaimed as provided in paragraph 12 of the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price and Make-Whole Premium, if any; provided, however, that to the extent that the aggregate amount of cash or shares of ~~Common~~ Preferred Stock deposited by the Company pursuant to Section 3.07 exceeds the aggregate Change of Control Purchase Price of the Notes and Make-Whole Premium, if any, or portions thereof which the Company is obligated to purchase as of the Change of Control Purchase Date, then ~~promptly after the Business Day following the Change of Control Purchase Date~~  the Trustee shall return to the Company (i)any such excess ~~to the Company~~ cash together with interest or dividends, if any, thereon promptly after the Business Day following the Change of Control Purchase Date and (ii) any such excess shares of Preferred Stock promptly after the fourth Business Day following the Change of Control Purchase Date.

ARTICLE 4
Covenants
     Section 4.01. Payment of Principal, Premium, Interest on the Notes. The Company will duly and punctually pay the principal of and premium (including any Make-Whole Premium or Conversion Make-Whole Payment), if any, and interest ~~(including Liquidated Damages, if any)~~ in respect of the Notes, and any payment required under Article 10 hereof, in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day of the Stated Maturity of any Note or installment of interest, or other date upon which any payment is due, all payments so due. Principal amount, Change of Control Purchase Price, payments required under Article 10 hereof, cash interest and any applicable Make-Whole Premium or Conversion Make-Whole Payment shall be considered paid on the applicable date due if on such date (or, in the case of a Change of Control Purchase Price or any applicable Make-Whole Premium on the Business Day following the applicable Change of Control Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Notes, if permitted hereunder, sufficient to pay all such amounts then due.
     The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
     Section 4.02. Reports by the Company.
          (a) At all times during the period (the “Reporting Period”) commencing on the date of this Indenture and ending on the earliest of (i) the date on which no Participating Investor is the Beneficial Holder of any Notes or any shares of Conversion Stock issued upon conversion thereof or upon conversion of any Preferred Stock, (ii) the date that is one year after the first date on which not more than 5% of the aggregate principal amount of Notes issued on the date of this Indenture remains outstanding and (iii) the occurrence of a Change of Control immediately following which (I) the Common Stock is no longer traded on a national securities exchange or the OTC Bulletin Board (or successor thereto) and (II) the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (a “Non-Reporting Change of Control”) and which is not a Public Acquirer Change of Control, the Company shall timely (giving effect to any extensions of time that may be permitted by Rule 12b-25 under the Exchange Act) file with the SEC all reports, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act (excluding current reports on Form 8-K); provided that, if at any time during the Reporting Period, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (other than as a result of a Public Acquirer Change of Control), the Company shall timely (giving effect to any extensions of time that may be permitted by Rule 12b-25 under the Exchange Act) file with the SEC (unless the SEC will not accept such filings) annual reports on Form 10-K and quarterly reports on Form 10-Q, as if the Company continued to be subject to such reporting requirements. The Company’s obligations under this Section 4.02(a) shall not apply during the Reporting Period following a Non-Reporting Change of Control that is a Public

Acquirer Change of Control if the issuer of the Public Acquirer Common Stock shall thereafter comply with the Company’s obligations under this Section 4.02 as if such issuer were the Company.
          (b) The Company shall file with the Trustee ~~(and the SEC after the Indenture becomes qualified under the TIA)~~, and transmit to ~~holders of Notes~~ the Holders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA, whether or not the Notes are governed by the TIA; provided, however, that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the SEC; provided, however, that delivery may be effected in accordance with the provisions of Rule 19a-1 under the TIA if and during any time the Company is eligible thereunder; and provided further, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          (c) At any time during the Reporting Period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if the Company fails to timely file any report, statement or other document required to be filed by the Company with the SEC pursuant to such reporting requirements (other than Current Reports on Form 8-K), the Company shall publicly announce its failure to file through a press release or a Current Report on Form 8-K on the Business Day following the due date of such report, statement or other document.
          (d) The availability of the foregoing materials on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders.
     Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, ~~2004~~ 2010) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Note Registrar,

Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. ~~The Corporate Trust Office and each~~ Each office or agency of the Trustee in the Borough of Manhattan, the City of New York, shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section ~~12.02.~~ 11.02.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.
     Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a ~~holder~~ Holder or any beneficial holder of Notes or shares of ~~Common~~ Conversion Stock issued upon conversion thereof or upon conversion of any Preferred Stock, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of ~~Common~~ Conversion Stock issued upon conversion of Notes or upon conversion of any Preferred Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.
     Section 4.07. Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries’ existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve or cause its Subsidiaries to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Noteholders.
     Section 4.08. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Noteholders.
     Section 4.09. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP are being maintained by the Company or any Subsidiary.
     Section 4.10. ~~Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or owe a responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.~~ Subsidiary Guarantees. The Company shall cause each of its Subsidiaries (other than a Foreign Subsidiary if a 956 Impact would arise as a result thereof) to guaranty the Company’s payment obligations hereunder, in respect of the Notes and under the other Transaction Documents (as defined in the Guaranty) by causing such Subsidiary to execute and deliver the Guaranty or a joinder thereto in substantially the form attached hereto.
     Section 4.11. Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except (i) Indebtedness permitted under the Credit Agreement (other than pursuant to Section 7.01(j) thereof), as in effect on the date of this Indenture, without amendment or modification thereafter, and additional reserve base loans from a commercial bank on customary terms, (ii) unsecured Indebtedness contractually subordinated to the Indebtedness hereunder, under the Notes and under the Guaranty on terms no less favorable than those set forth on Exhibit C or otherwise acceptable to the Holders of a majority of the outstanding principal amount of the Notes at the time such Indebtedness is incurred and which does not (A) mature or otherwise require or permit redemption or repayment prior to the maturity date of the Notes or (B) require cash interest payments in excess of seven percent (7%) per annum (such Indebtedness the “Permitted

Subordinated Indebtedness”), (iii) Indebtedness under the 2011 Notes outstanding immediately following the Closing Date less the aggregate principal amount thereof subsequently repaid, prepaid or converted pursuant to the terms of the 2011 Notes, (iv) Indebtedness hereunder, under the Notes and under the Guaranty and (v) other Indebtedness existing on the Closing Date as set forth on Schedule 4.11 hereto, as in existence on the date of this Indenture without amendment or modification thereafter.
     Section 4.12. Limitation on Liens. Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, other than (i) Liens existing as of the Closing Date, (ii) Liens permitted under the Credit Agreement (other than Section 7.02(h) thereof), as in effect on the date of this Indenture, without amendment or modification thereafter, (iii) Liens securing other Indebtedness permitted under clause (i) of Section 4.11 hereof, provided such Liens do not extend to any assets that would not otherwise be permitted to secure Indebtedness under the Credit Agreement and (iv) Liens on Oil & Gas Interests (as defined in the Credit Agreement, as in effect on the date of this Indenture, without amendment or modification thereafter) to secure Indebtedness permitted under clause (i) of Section 4.11 hereof (the Liens specified in the foregoing clauses (ii) through (iv) being referred to as “Permitted Liens”).
     Section 4.13. Limitations on Dividends. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its capital stock or other equity interests or (ii) purchase, redeem or otherwise acquire for value any of its capital stock or other equity interests now or hereafter outstanding, except (w) any Subsidiary of Company may declare and pay dividends to Company or any Subsidiary of Company, (x) any Person may declare and make dividend payments or other distributions payable solely in its capital stock or other equity interests, (y) the Company may fund the purchase, redemption or acquisition from officers, directors and employees of any of its capital stock or other equity interests upon the death, disability, retirement or termination of employment of such officer, director or employee and (z) the Company may purchase, redeem or otherwise acquire for value any of its capital stock or other equity interests pursuant to stock option plans or other benefits plans for management and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $1,000,000 in any fiscal year.
     Section 4.14. Listing. The Company shall promptly after the date of this Indenture secure the listing of all of the shares of Common Stock issuable upon conversion of the Notes and the Preferred Stock (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall at all times hereafter maintain such listing of all Listed Securities upon each such national securities exchange and automated quotation system at all times when the Common Stock is listed on such national securities exchange. At all times during the Reporting Period, the Company shall use its commercially reasonable efforts to cause the Common Stock to remain listed on a national securities exchange or automated quotation system. The Company’s obligations under this Section 4.14 shall not apply during the Reporting

Period following a Non-Reporting Change of Control that is a Public Acquirer Change of Control.
     Section 4.15. Shareholder Approval.
          (a) So long as any Notes or shares of Preferred Stock remain outstanding, the Company shall use its reasonable best efforts, in accordance with the applicable corporate law of the State of Nevada and the Company’s Articles of Incorporation and Bylaws, to have the shareholders of the Company approve the Company’s issuance of all of the shares of Common Stock issuable upon conversion of the Notes (and upon conversion of any Preferred Stock issuable upon conversion of the Notes) pursuant to this Indenture (and the Preferred C of D, as applicable) in accordance with applicable law and the applicable rules and regulations of the NYSE Amex or any other U.S. national or regional securities exchange on which the Common Stock is listed (the “Proposal”), as soon as practicable after the Closing Date (the “Shareholder Approval”) including: (i) duly calling, giving notice of, convening and holding a meeting of the shareholders of the Company (the “First Shareholders Meeting”) to be held as promptly as practicable, and in any event by September 15, 2010, for the purpose of approving the Proposal; (ii) using its commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the Proposal and taking all other action reasonably necessary or advisable to secure the Shareholder Approval; and (iii) if the Company does not obtain the Shareholder Approval at the First Shareholders Meeting, calling a shareholders meeting to be held no later than the date that is six (6) months after the First Shareholders Meeting (the “Second Shareholders Meeting”) for the purpose of obtaining the Shareholder Approval, and, if the Company does not obtain the Shareholder Approval at the Second Shareholders Meeting, if any, submitting the Proposal for approval at each annual meeting of the Company’s shareholders held thereafter, in each case to seek the Shareholder Approval, until the date on which the Shareholder Approval is obtained (each of any such annual meeting, the First Shareholders Meeting and the Second Shareholders Meeting being referred to as, a “Shareholders Meeting”).
          (b) In connection with each Shareholders Meeting, the Company will use its reasonable best efforts to (i) as promptly as reasonably practicable before the date of such Shareholders Meeting (and in the case of the First Shareholders Meeting, as promptly as reasonably practicable after the date of this Indenture), prepare and file with the SEC a proxy statement (as it may be amended or supplemented from time to time, a “Proxy Statement”) related to the consideration of the Proposal at the Shareholders Meeting, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and provide copies of such comments to one counsel designated by the Beneficial Holder that acquired the greatest aggregate principal amount of the Notes on the Closing Date (which shall be Katten Muchin unless the Company is otherwise notified in writing prior to the required delivery date (“Counsel”)) promptly upon receipt and provide copies of proposed responses to Counsel at least one Business Day prior to filing to allow Counsel the opportunity to provide comments, (iii) as promptly as reasonably practicable, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as otherwise required by applicable laws, (iv) as promptly as reasonably practicable, distribute or otherwise make available to its shareholders, in accordance with applicable law and the rules of the SEC, the Proxy Statement and, as determined by the Company, all other customary proxy or other materials for meetings such as the Shareholders Meeting, (v) to the extent required by applicable laws or rules of the SEC, as promptly as reasonably practicable prepare, file and distribute (or otherwise make available) to its shareholders, in accordance with applicable law and the rules of the SEC, any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Shareholders Meeting, and (vi) otherwise comply in all material respects with all requirements of law and rules of the SEC applicable to any Shareholders Meeting. Each Participating Investor shall cooperate with the Company in connection with the preparation of the Proxy Statement and any amendments or supplements thereto, including promptly furnishing the Company, upon request, with any and all information as may be required to be set forth in the Proxy Statement under applicable laws or rules of the SEC. The Company will provide to Counsel, at least one Business Day prior to filing with the SEC, the Proxy Statement, or any amendments or supplements thereto, and shall give reasonable consideration to any comments proposed by Counsel prior to distributing (or otherwise making available) the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Board of Directors to approve the Proposal, unless the Board of Directors determines in good faith (after consultation with outside legal counsel) that, as a result of an Intervening Event, the making of such recommendation by the Board of Directors would constitute a breach of the Board of Directors’ fiduciary duties to the Company’s shareholders under applicable law.
          (c) If, at any time prior to a Shareholders Meeting, any information relating to the Company or any of the Participating Investors or any of their respective Affiliates should be discovered by the Company or any of the Participating Investors which should be set forth in an amendment or supplement to a Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable law, the Company shall use its reasonable best efforts to disseminate as promptly as reasonably practicable in an appropriate manner in accordance with applicable law and the rules of the SEC an appropriate amendment thereof or supplement thereto describing such information to its shareholders.
          (d) The Company hereby represents, warrants, covenants and agrees that none of the information included or incorporated by reference in a Proxy Statement shall, at the date it is first distributed or otherwise made available to shareholders or at the time of the applicable Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no such representation is made by the Company with respect to statements made or incorporated by reference therein in reliance on, and in conformity with, information supplied in writing by or on behalf of the Participating Investors in connection with the preparation of the Proxy Statement or any supplement or amendment thereto expressly for inclusion therein. The Proxy Statement or any supplement or amendment thereto that is filed by the Company shall comply as to form in all material respects with the requirements of the Exchange Act.

          (e) The Company’s obligations under this Section 4.15 shall not apply following any date on which the rules of the NYSE Amex or any other U.S. national or regional exchange on which the Common Stock is listed, or the staff interpretations thereof, are changed such that no approval of the Company’s shareholders is required for the Proposal under such rules, provided that the Company has received, and delivered, or caused to be delivered, to each of the Holders, a written opinion of outside counsel to the Company to such effect. On and after such date, the limitations imposed by Section 10.04(b) shall no longer apply, and Section 10.04(b) shall be void and of no force or effect.
ARTICLE 5
Successor Corporation
     Section 5.01. When Company May Merge Or Transfer Assets. The Company shall not consolidate with, merge with or convert into any other ~~person~~ Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:
          (a) either (1) the Company shall be the continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the ~~person~~ Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (the “Surviving Entity”) (i) shall be a Person (other than an individual) organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;
          (b) at the time of such transaction (and immediately after giving effect thereto), no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing;
          (c) each Guarantor (unless it is the Surviving Entity, in which case clause (b) shall apply) shall have, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, confirmed that its Guarantee shall apply to the Surviving Entity’s obligations under the Notes and this Indenture; and
          (d) ~~(c)~~  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The ~~successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made~~ Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such ~~successor~~ Surviving Entity had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section ~~10.11,~~ 10.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the ~~successor person~~ Surviving Entity shall enter into a supplemental indenture to evidence the succession and substitution of such ~~successor person~~ Surviving Entity and such discharge and release of the Company.
ARTICLE 6
Defaults And Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs if:
          (a) the Company fails to pay (in cash or, if applicable, shares of Preferred Stock) when due the principal of or premium (including any Make-Whole Premium or Conversion Make-Whole Payment), if any, on any of the Notes at maturity, upon exercise of a repurchase right or otherwise, or the Company fails to pay when due any cash payment required pursuant to Article 10;
          (b) the Company fails to pay an installment of interest ~~(including Liquidated Damages, if any)~~  on any of the Notes that continues for 30 days after the date when due; ~~provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Date shall constitute an Event of Default with no grace or cure period (unless the failure to make such payment results from the failure by the Trustee to release such proceeds from the Collateral Account, provided such failure is not caused by any act or omission by the Company);~~
          (c) the Company fails to issue and deliver (or cause to be issued and delivered) shares of ~~Common~~ Conversion Stock, together with cash in lieu of fractional shares, when such ~~Common~~ Conversion Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note (including pursuant to the Automatic Conversion, if any) and such failure continues for 10 days after ~~such~~ the required delivery date;
          (d) the Company fails to give notice regarding a Change of Control within the time period specified in Section 3.02(c);
          (e) the Company fails to comply with any of its obligations under Section 4.02(a) within thirty (30) days after the date specified for the applicable action therein;
          (f) ~~(e)~~  the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined below);

          (g) ~~(f)~~  (i) the Company or any Significant Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $5 million or (ii) indebtedness for borrowed money of the Company or any Significant Subsidiary in an aggregate amount in excess of $5 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness, in either case without such indebtedness referred to in subclause (i) or (ii) of this clause (~~f~~ g) having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Company of a Notice of Default;
          (h) ~~(g)~~  the Company, or any Significant Subsidiary, or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:
               (i) commences a voluntary case or proceeding;
               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;
               (iv) makes a general assignment for the benefit of its creditors;
               (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
               (vi) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; and
          (i) ~~(h)~~  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (i) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt; or
               (ii) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

               (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary; or
               (iv) ~~and~~  the order or decree remains unstayed and in effect for 60 days; and
          ~~(i) the Pledge Agreement shall cease to be in full force and effect or enforceable other than in accordance with its terms or fail to give the Trustee the liens, rights, power and privileges purported to be created thereby.~~
          (j) any default occurs under any Permitted Subordinated Indebtedness in excess of $2,000,000 individually or in the aggregate.
     For purposes of Sections 6.01(~~g~~ h) and 6.01(~~h~~ i) above:
     “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.
     “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     A Default under clause (~~e~~ f) or (~~f~~ g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (~~e~~ f) or (~~f~~ g) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
     The Company shall deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after they become aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (~~e~~ f) above, its status and what action the Company is taking or proposes to take with respect thereto.
     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(~~g~~ h) or 6.01(~~h~~ i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued interest ~~(including Liquidated Damages, if any)~~ . Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable. If an Event of Default is cured prior to any such declaration by the Trustee or the Holders, the Trustee and the Holders shall not be entitled to declare the Notes due and payable as provided herein as a result of such cured Event of Default and any such cured Event of Default shall be deemed waived by the Holders and the Trustee.

     If an Event of Default specified in Sections 6.01(~~g~~ h) or 6.01(~~h~~ i) above occurs and is continuing, then the principal and the accrued interest ~~(including Liquidated Damages, if any)~~ on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.
     The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by writtennotice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest ~~(including Liquidated Damages, if any)~~ that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal, the premium~~, if any,~~  (including any Make-Whole Premium or Conversion Make-Whole Payment), if any, any payment required pursuant to Article 10, and any accrued cash interest ~~(including Liquidated Damages, if any)~~  on the Notes or to enforce the performance of any provision of the Notes ~~or~~ , this Indenture or the Guaranty.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee (and without notice to any other Noteholder), may waive an existing Event of Default and its consequences except (1) an Event of Default described in Section 6.01(a) or 6.01(b), (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected or (3) an Event of Default which constitutes a failure to convert any Note in accordance with the terms of Article ~~11.~~ 10 (including pursuant to the Automatic Conversion, if any). When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.
     Section 6.05. Control By Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense.
     Section 6.06. Limitation On Suits. A Noteholder may not pursue any remedy with respect to this Indenture, the Notes or the ~~Notes~~ Guaranty unless:

     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and
     (5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
     A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, Change of Control Purchase Price, the Make-Whole Premium, Conversion Make-Whole Payment or payment under Article 10, if applicable, or any accrued cash interest ~~(including Liquidated Damages, if any)~~ in respect of the Notes held by such Holder, on or after the respective due dates expressed herein or in the Notes or any Change of Control Purchase Date, and to convert the Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.
     Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Change of Control Purchase Price, any applicable Make-Whole Premium or Conversion Make-Whole Payment or any accrued cash interest in respect of the Notes shall then be due and payable as herein or therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,
          (a) to file and prove a claim for the whole amount of the principal amount, Change of Control Purchase Price, any applicable Make-Whole Premium or Conversion Make-

Whole Payment or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and
          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     (1) to the Trustee for amounts due under Section 7.06;
     (2) to Noteholders for amounts due and unpaid on the Notes for the principal amount, Change of Control Purchase Price, any applicable Make-Whole Premium or Conversion Make-Whole Payment or any accrued cash interest ~~(including Liquidated Damages, if any)~~ as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and
     (3) the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 6.11. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or the Guaranty or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit in the manner and to the extent provided in the TIA, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.
     Section 6.12. Waiver Of Stay, Extension Or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Change of Control Purchase Price, any applicable Make-Whole Premium or Conversion Make-Whole Payment or any accrued cash interest ~~(including Liquidated Damages, if any)~~ in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
Trustee
     Section 7.01. Duties And Responsibilities Of The Trustee; During Default; Prior To Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonable person would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that
          (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:
               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Section 7.02. Certain Rights of the Trustee. Subject to Section 7.01:
          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;
          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;
          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;
          (h) the Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure of the Company to cause to be made any of the payments required to be made to the Trustee, unless the Trustee shall be specifically notified by a writing of such default by the Company or by the Holders of at least 25% aggregate principal amount of the Notes then outstanding delivered to the Corporate Trust Office of the Trustee and, in the absence of such notice so delivered the Trustee may conclusively assume no default exists;
          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
          (j) before taking any action or refraining from taking any action under this Indenture, the Trustee may require that indemnity satisfactory to it be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, including costs incurred in defending itself against any and all charges, claims, complaints, allegations, assertions or demands of any nature whatsoever, except liability which is adjudicated to be a result of the Trustee’s negligence or willful misconduct in connection with any such action; and
          (k) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section 7.02.
     Section 7.03. Trustee not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

     Section 7.04. Trustee and Agents May Hold Notes; Collections, Etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.
     Section 7.05. Moneys Held by Trustee. Subject to the provisions of Section ~~8.04~~8.03 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders of the Notes and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
     Section 7.06. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith. The Company also covenants to fully indemnify each of the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee. The Trustee’s fees and expenses are intended to constitute an “Administrative Expense” under the Bankruptcy Law.
     No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.
     Section 7.07. Right of Trustee to Rely on Officers’ Certificate, Etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of ~~negligence or~~ bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of ~~negligence or~~ bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture ~~upon the faith thereof~~.
     Section 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.
     Section 7.09. Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.
     Section 7.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
          (b) In case at any time any of the following shall occur:
               (i) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Notes after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or
               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Noteholder; or
               (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or
               (iv) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.
          (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 1.05 of the action in that regard taken by the Noteholders.
          (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.
     Section 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to the predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.
     Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or Authenticating Agent and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.13. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the

Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor).
     Section 7.14. Reports By The Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year ~~2004,~~2010, the Trustee shall transmit to Holders and other persons such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA.
          (b) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange or become delisted therefrom.
     Section 7.15. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Noteholders, as the names and addresses of such Holders appear on the Note Register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, premium (including any Make-Whole Premium or any Conversion Make-Whole Payment), if any, or interest ~~(including Liquidated Damages, if any)~~ on any of the Notes when due or in the payment of any repurchase obligation (including any payment under Article 10 hereof), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.
ARTICLE 8
DISCHARGE OF INDENTURE
     Section 8.01. Discharge Of Indenture. When all outstanding Notes will become due and payable within one year of their Stated Maturity and the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Notes on the date of their Stated Maturity, then the Company may discharge its obligations under this Indenture while Notes remain outstanding; provided that provisions of Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 4.01, Section 4.05, Section 7.06, Article 10 and this Article 8 shall survive until the Notes have been paid in full. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel as required by Section ~~12.04~~11.04 and at the cost and expense of the Company; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. The Company will remain obligated to issue shares of its Common Stock upon conversion of the Notes until such maturity as described under Article 10.
     ~~Section 8.02. [intentionally Omitted].~~

     Section 8.02. ~~Section 8.03.~~ Paying Agent to Repay Monies Held. Upon the discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 8.03. ~~Section 8.04.~~ Return Of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee or the Paying Agent for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the ~~holders of Notes~~Holders for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or the Paying Agent on written demand and all liability of the Trustee or the Paying Agent shall thereupon cease with respect to such monies; and the ~~holder of any of the Notes~~Holders shall thereafter look only to the Company for any payment that such ~~holder~~Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
ARTICLE 9
SUPPLEMENTAL INDENTURES
     Section 9.01. Without Consent Of Holders. The Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto without the consent of any Noteholder for one or more of the following purposes:
          (a) adding to the Company’s covenants for the benefit of the Holders;
          (b) surrendering any right or power conferred upon the Company, including, without limitation, the right to pay the Purchase Price upon a Change of Control and/or Make-Whole Premium or the Conversion Make-Whole Payment in shares of ~~the Company’s Common~~Preferred Stock;
          (c) providing for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease in accordance with Article 5;
          (d) increasing the Conversion Rate or reducing the Conversion Price; provided that the increase or reduction will not adversely affect the interests of Holders in any material respect;
          ~~(e) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;~~
          ~~(f) making any changes or modifications to this Indenture necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement; provided that this action does not adversely affect the interests of the Holders in any material respect;~~
          (e) ~~(g)~~ curing any ambiguity or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; ~~provided, however, that any change to conform this Indenture to the Description of the Notes contained in the Offering Memorandum shall be deemed not to adversely affect the interests of the Holders of the Notes in any material respect;~~
          (f) ~~(h)~~ adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;
          (g) ~~(i)~~ complying with the requirements regarding merger or transfer of assets; or
          (h) ~~(j)~~ providing for uncertificated Notes in addition to the certificated Notes so long as such uncertificated Notes are in registered form for purpose of the Internal Revenue Code of 1986.
     ~~Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.~~
     Section 9.02. With Consent Of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or change in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes or amending or otherwise modifying any provision of the Guaranty. However, without the consent of each Noteholder so affected, a supplemental indenture or amendment or other modification to the Guaranty may not:
          (a) change the maturity of the principal of or any installment of interest on any Note ~~(including any payment of Liquidated Damages)~~;
          (b) reduce the principal amount of, or any premium ~~or interest on~~ (including any ~~payment of Liquidated Damages)~~Make-Whole Premium or Conversion Make-Whole Payment) or interest on, any Note, or any amount required to be paid pursuant to Article 10;
          (c) change the currency of payment of such Note or interest thereon;
          (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;
          (e) modify the Company’s obligations to maintain an office or agency in New York City;
          (f) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of Holders upon a Change of Control or the conversion rights of Holders;

          ~~(g) modify Article 11 in a manner that adversely affects the interest of the Holders; or~~
          (g) ~~(h)~~ reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default;
          (h) release any Subsidiary from its obligations under the Guaranty except as provided in the Guaranty (which action shall be deemed to affect each Noteholder); or
          (i) amend or otherwise modify the terms of Section 10.04(a).
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture or amendment or other modification to the Guaranty, but it shall be sufficient if such consent approves the substance thereof.
     After a supplemental indenture or amendment or other modification to the Guaranty under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the supplemental indenture or amendment or modification to the Guaranty.
     Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA; provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA.
     Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until a supplemental indenture, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder’s Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture, waiver or action becomes effective. After a supplemental indenture, waiver or action becomes effective, it shall bind every Noteholder.
     Section 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or an Authenticating Agent in exchange for outstanding Notes.

     Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and ~~(subject to the provisions of Section 7.01)~~ shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     Section 9.07. Effect of Supplemental Indentures; Guaranty. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. The foregoing provisions of Sections 9.03 through 9.07 shall apply to any amendment or other modification of the Guaranty to the same extent as such provisions apply to a supplemental indenture.
ARTICLE 10
CONVERSION
     Section 10.01. Conversion Right and Conversion Price. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock (or, at the election of such Holder, Preferred Stock), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion; provided, however, that (i) prior to the Full Conversion Date (and except as provided in clause (ii) below to the extent the Company has exercised its right to redeem all or any part of the Notes as provided in Article 3), if a Holder elects to receive Common Stock upon conversion of all or any part of the Notes, such Holder may exercise its conversion right only to the extent that the issuance of the number of shares of Common Stock issuable upon such conversion would not result in a violation of Section 10.04(a) or Section 10.04(b) or, if a Holder elects to receive shares of Preferred Stock upon conversion of all or any part of the Notes, such Holder may exercise its conversion right only to the extent that the number of shares of Preferred Stock issuable upon such conversion would be convertible as of the Conversion Date (as defined below) into a number of shares of Common Stock that, if issued on the Conversion Date would not result in a violation of Section 10.04(b) and (ii) (a) on or after the Full Conversion Date or (b) if the Company has exercised its right to redeem all or any part of the Notes as provided in Article 3 (which shall be deemed to have occurred upon the Trustee’s delivery of a Redemption Notice to each of the Holders pursuant to Section 3.02(a)), a Holder may exercise its conversion right with respect to the full principal amount of Notes held by such Holder or subject to the Redemption Notice, as applicable (subject to Section 10.04(a)); provided, further, that with respect to the foregoing clause (ii), if Shareholder Approval has not been obtained as of the Conversion Date, the Company will make a cash payment in lieu of any shares of Common Stock otherwise deliverable to such Holder upon conversion in excess of the Exchange Cap (or, if such Holder has elected to receive shares of Preferred Stock upon such conversion, in lieu of any shares of Preferred Stock otherwise deliverable to such Holder upon conversion that would be convertible into shares of Common Stock in excess of the Exchange Cap, without regard to any limitation set forth in Section 6 of the Preferred C of D) (the “Excess Shares”) equal to the product of (1) the number of the Excess Shares multiplied by (2) the average Closing Price per share of the Common Stock over the ten Trading Day period ending on the Trading Day preceding the Conversion Date. Such conversion right shall expire at the close of business on the ~~final maturity~~Stated Maturity date of the Notes.
     In the case of a Change of Control for which the Holder exercises its repurchase right with respect to a Note or portion thereof~~,~~ or a redemption of all or a portion of the Notes pursuant to Section 3.01, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Change of Control Purchase Date or the Redemption Date, as applicable.
     The price at which shares of Common Stock shall be delivered upon conversion (the “Conversion Price”) shall be initially equal to $~~4.00~~0.60 per share of Common Stock, which is equal to a conversion rate of ~~250~~1,666.6667 shares of Common Stock per $1,000 principal amount of Notes (the “Conversion Rate”). The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (i) of Section ~~10.04 hereof~~10.07 hereof. Notwithstanding the foregoing, for purposes of any conversion of the principal amount of any Note (or any portion thereof) into Preferred Stock, other than pursuant to an Automatic Conversion (defined below), (X) the “Conversion Price” shall mean $100 and (Y) the “Conversion Rate” shall mean ten (10) shares of Preferred Stock per $1,000 principal amount of Note.
     Section 10.02. Exercise of Conversion Right. (a) To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Note (the “Conversion Notice”) to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted (or, in the case of a beneficial interest in a Global Note, the Beneficial Holder shall comply with DTC’s procedures for conversion).
          (b) Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion.
          (c) ~~Notes~~A Note (or portion thereof) shall be deemed to have been converted immediately prior to the close of business on the day of compliance with the delivery of the Conversion Notice and surrender of such ~~Notes~~Note for conversion in accordance with the foregoing provisions and, if required, payments of amounts required under Section 10.02(b) and Section 10.11 (such date of compliance, the “Conversion Date”), and at such time the rights of the ~~Holders~~Holder of such ~~Notes as Holders~~Note (or portion thereof) as a Holder shall cease, and the Person or Persons entitled to receive the ~~Common~~Conversion Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such ~~Common~~Conversion

Stock at such time. As promptly as practicable on or after the ~~conversion date~~Conversion Date, and in any event within three Business Days thereafter, the Company shall cause ~~to be issued and delivered to~~ such Conversion Agent to issue and deliver to such Holder or its designee a certificate or certificates for the number of full shares of ~~Common~~Conversion Stock issuable upon conversion (provided that, if such Conversion Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Holder is eligible to receive shares through DTC, the Conversion Agent shall instead credit such number of full shares of Conversion Stock to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system), together with payment in lieu of any fraction of a share as provided in Section 10.03 hereof~~.~~ and any Conversion Make-Whole Payment and payment required under Article 10, if applicable.
          (d) In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such ~~Notes~~Note.
     ~~If shares of Common Stock to be issued upon conversion of a Note that is a Restricted Security (a “Restricted Note”), or securities to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a certificate in substantially the form of Exhibit B-1 hereto, dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Note Registrar or transfer agent shall be required to register in a name other than that of the Holder of Notes or shares of Common Stock issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.~~
     Section 10.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes into shares of Common Stock. If more than one Note shall be ~~surrendered for conversion~~converted into shares of Common Stock at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so ~~surrendered~~converted. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the ~~quoted price~~Closing Price of the Common Stock as of the Trading Day preceding the date of conversion. Fractional shares of Preferred Stock shall be issued upon any conversion of any Note or Notes (other than in an aggregate principal amount that is an integral multiple of $1,000) into Preferred Stock (including pursuant to an Automatic Conversion).

     Section 10.04. Limitations on Issuance of Common Stock.
          (a) Maximum Ownership Limitation.
               (i) Voluntary Conversions. Notwithstanding anything to the contrary contained in this Indenture, a Beneficial Holder may not convert all or any portion of such Beneficial Holder’s Notes into Common Stock to the extent (but only to the extent) that such Beneficial Holder and its Affiliates would, after giving effect to such conversion, beneficially own, in the aggregate, in excess of 4.99% of the outstanding shares of Common Stock (the “Maximum Ownership Limitation”); provided that a Beneficial Holder, upon not less than 61 days’ prior written notice to the Company, may increase the Maximum Ownership Limitation applicable to such Beneficial Holder (but, for the avoidance of doubt, not for any subsequent or other Beneficial Holder) to 9.9% of the outstanding shares of Common Stock. No such increase shall be effective prior to the 61st day after such written notice is delivered to the Company. No prior inability to convert all or any portion of a Beneficial Holder’s Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this Section 10.04(a)(i) with respect to any subsequent determination of convertibility. Such Beneficial Holder’s delivery of a Conversion Notice (or compliance with DTC’s procedures for conversion, as applicable) shall constitute a representation that, upon delivery of the shares of Common Stock to be issued to it on the Share Delivery Date, as set forth in the Conversion Notice, such Beneficial Holder and its Affiliates will not beneficially own more than the Maximum Ownership Limitation applicable to such Beneficial Holder immediately after giving effect to such issuance. The Company shall be entitled to rely on such representations deemed made by the Beneficial Holder and shall not be deemed to violate the Maximum Ownership Limitation by issuing to such Beneficial Holder no more than the number of shares of Common Stock provided for in a Conversion Notice (or through DTC’s procedures for conversion, as applicable). For purposes of the foregoing, the aggregate number of shares of Common Stock beneficially owned by a Beneficial Holder and its Affiliates shall include the shares of Common Stock issuable upon conversion of such Beneficial Holder’s Notes with respect to which the determination is being made, but shall exclude the shares of Common Stock that would be issuable upon (i) conversion of the remaining, unconverted portion of such Notes and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company (including any notes, warrants or convertible preferred stock) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein beneficially owned by the Beneficial Holder and its Affiliates.
               (ii) Ownership Calculations. Except as set forth in the last sentence of Section 10.04(a)(i), for purposes of this Section 10.04(a), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculation of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 10.04(a), in determining the number of outstanding shares of Common Stock, a Beneficial Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent for the Common Stock setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Beneficial Holder, the Company shall within one (1) Business Day confirm orally and in writing to such Beneficial Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into shares of Common Stock. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including the Notes, by the applicable Beneficial Holder and its Affiliates, as determined by the Beneficial Holder, since the date as of which such number of outstanding shares of Common Stock was reported.
          (b) Overall Limit on Common Stock Issuable. Notwithstanding anything to the contrary contained in this Indenture, the aggregate number of shares of Common Stock issuable by the Company and acquirable by the Holders (including shares of Common Stock issuable upon a conversion or upon conversion of any shares of Preferred Stock issuable upon a conversion or in payment of any Change of Control Purchase Price, Make-Whole Premium or Conversion Make-Whole Payment) shall not exceed 19.9% of the number of shares of Common Stock outstanding immediately prior to the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the “Exchange Cap”), unless the Shareholder Approval has been obtained or the Company has obtained a written opinion from outside counsel to the Company that such approval is not required. Notwithstanding the Exchange Cap, subject to Section 10.04(a)(i), a Holder may require conversion of any amount of its Notes in connection with the events described in clause (ii) of Section 10.01 hereof; provided that, in each such case if the Shareholder Approval has not been obtained as of the applicable Conversion Date, the Company shall be required to make a cash payment in lieu of issuance of Common Stock on the terms set forth in the proviso to Section 10.01.
     Section 10.05. Automatic Conversion.
          (a) Subject to the terms and conditions of this Section 10.05 and provided that all of the Equity Conditions are satisfied (or waived in writing by the Holders of a majority in aggregate principal amount of the Notes then outstanding), on the third Trading Day after the receipt of the Shareholder Approval (such Trading Day, the “Automatic Conversion Date”), an aggregate principal amount of Notes equal to the difference (but not less than zero (0)) of (i) thirty percent (30%) of the original principal amount of all Notes issued hereunder, minus (ii) any principal amount of Notes that has been repaid, redeemed or repurchased by the Company, or converted into shares of Common Stock or Preferred Stock by the Holders thereof, in accordance herewith, shall convert automatically into that number of fully paid and nonassessable shares of Preferred Stock obtained by multiplying the principal amount of such portion of the Notes to be so converted by 0.01579 (the “Automatic Conversion”). Any Automatic Conversion shall be made on a pro rata basis with reference to the aggregate principal amount held by all Holders of the Notes on the Automatic Conversion Date, rounded up to the amount of $1,000 in principal amount on a holder-by-holder basis.
          (b) Unless the Company shall have previously called for redemption all of the Notes then outstanding, upon an Automatic Conversion, the Company, or at its written request (which request must include the information listed in Section 10.05(c) and be received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the Trustee is requested to give notice as described below), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of the Automatic Conversion (the “Automatic Conversion Notice”) not later than three (3) Business Days after the Automatic Conversion Date to each Holder of Notes at its last address as the same appears on the Note Register; provided, that if the Company shall give such notice, it shall also give written notice of the Automatic Conversion Date to the Trustee. Notice shall be mailed by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for Automatic Conversion shall not affect the validity of the Automatic Conversion of any other Note. On the Automatic Conversion Date, the Company shall issue a press release announcing the Automatic Conversion, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Automatic Conversion or any of the proceedings for the Automatic Conversion.
          (c) Each Automatic Conversion Notice shall certify that all of the Equity Conditions have been satisfied and shall specify:
               (i) the Automatic Conversion Date;
               (ii) the CUSIP, ISIN or similar number or numbers of the Notes subject to Automatic Conversion;
               (iii) the place or places where such Notes are to be surrendered for conversion;
               (iv) the Conversion Price in effect on the Automatic Conversion Date;
               (v) the portion of the principal amount thereof to be converted; and
               (vi) a statement that on and after the Automatic Conversion Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unconverted portion thereof will be issued.
          (d) In the event of an Automatic Conversion, the Company shall cause to be issued and delivered to each Holder a certificate or certificates for the number of shares of Preferred Stock issuable to such Holder upon the Automatic Conversion of the Notes held by such Holder (provided that, if any Conversion Agent is participating in the DTC Fast Automated Securities Transfer Program and the Holder is eligible to receive shares through DTC, the Company shall instead cause such number of shares of Preferred Stock to be credited to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system), along with any cash due in respect of any accrued and unpaid interest through the Automatic Conversion Date as promptly after the Automatic Conversion Date as practicable, and in any event within three Business Days thereafter, in accordance with the provisions of this Article 10.

          (e) In connection with any Automatic Conversion, accrued and unpaid interest, if any, remaining unpaid on the portion of Notes so converted through the Automatic Conversion Date shall be paid in cash to the Holder; provided that if the Automatic Conversion Date is on or after a Regular Record Date but on or prior to the related Interest Payment Date, then accrued and unpaid interest on the portion of the Notes so converted through the Automatic Conversion Date shall be paid to Holders of record on the Automatic Conversion Date.
     Section 10.06. Conversion Make-Whole Payment.
          (a) If a Holder elects to exercise its conversion rights pursuant to this Article 10 following the Company’s issuance of a Redemption Notice in accordance with Section 3.02, in addition to the shares of Common Stock or Preferred Stock the Holder is otherwise entitled to receive pursuant to this Article 10 (but subject to the limitations set forth in Section 10.04(b)), the Company shall pay to such Holder the Conversion Make-Whole Payment. The Conversion Make-Whole Payment, if any, shall be paid in cash or, solely at the Company’s option, in shares of Preferred Stock and shall be payable either (i) on the Redemption Date if the Conversion Make-Whole Payment is paid in cash or (ii) not later than three (3) Business Days after the Redemption Date if the Conversion Make-Whole Premium is paid in shares of Preferred Stock. If the Company elects to pay the Conversion Make-Whole Payment in shares of Preferred Stock, the value of each share of Preferred Stock to be delivered in respect of the Conversion Make-Whole Payment shall be deemed to be equal to the product of (A) the average Closing Price per share of Common Stock over the ten Trading Day period ending on the Trading Day immediately preceding the Redemption Date, and (B) the number of whole shares of Common Stock into which each share of Preferred Stock is then convertible (without giving effect to any limitations on conversion thereof set forth in Section 6 of the Preferred C of D).
          (b) The following are conditions to the Company’s election to pay the Conversion Make-Whole Payment in Preferred Stock:
               (i) The shares of Preferred Stock to be issued in the Conversion Make-Whole Payment hereunder and shares of Common Stock issuable upon conversion of such shares of Preferred Stock:
                    (A) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act on the applicable Redemption Date or, if such registration is required, such registration shall be completed and shall become effective prior to such Redemption Date; and
                    (B) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered on the applicable Redemption Date or, if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to such Redemption Date.
               (ii) The shares of Common Stock issuable upon conversion of the shares of Preferred Stock to be issued for the payment of the Conversion Make-Whole Payment are, or shall have been, approved for listing on the NYSE Amex or listed on another national securities exchange, in any case, prior to the Redemption Date.
               (iii) All shares of Preferred Stock which may be issued for the payment of the Conversion Make-Whole Payment and shares of Common Stock which may be issued upon conversion of such shares of Preferred Stock will be issued out of the Company’s authorized but unissued Preferred Stock or Common Stock, as applicable, and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights and shall not be issued in violation of Section 10.04.
               (iv) The Shareholder Approval shall have been obtained.
If any of the conditions set forth in clauses (i) through (iv) of this Section 10.06(b) are not satisfied in accordance with the terms thereof, the Conversion Make-Whole Payment shall be paid by the Company only in cash. The Company may not change the form of consideration to be paid with respect to a Conversion Make-Whole Payment once it has given notice set forth in Section 3.02(a) to Holders, except as described in the immediately preceding sentence.
     Section 10.07. ~~Section 10.04.~~ Adjustment of Conversion Price. The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:
          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:
     (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section ~~10.04~~10.07(g)) fixed for such determination, and
     (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.
Such reduction shall become effective immediately after the opening of business on the day following the Record Date. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.
          (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
          (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price on the Trading Day immediately preceding the time of announcement of such issuance (“Market Price”), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Record Date by a fraction:
     (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Market Price, and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).
Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration if other than cash, to be determined by the Board of Directors.
          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section ~~10.04~~10.07(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section ~~10.04~~10.07(c), (2) any stock, securities or other property or assets

(including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section ~~10.11~~10.14 hereof applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section ~~10.04~~10.07(d) called the “excluded securities”), then, in each such case (unless the Company elects to reserve such securities for distribution to the Noteholders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date), subject to the second succeeding paragraph of this Section ~~10.04~~10.07(d), the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section ~~10.04~~10.07(g)) with respect to such distribution by a fraction:
     (1) the numerator of which shall be the Current Market Price (determined as provided in Section ~~10.04~~10.07(g)) on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such Record Date of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and
     (2) the denominator of which shall be such Current Market Price.
Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities so distributed (other than excluded securities) such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.
     If the Board of Directors determines the fair market value of any distribution for purposes of this Section ~~10.04~~10.07(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section ~~10.04~~10.07(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):
               (ii) are deemed to be transferred with such shares of Common Stock;
               (iii) are not exercisable; and
               (iv) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section ~~10.04~~10.07(d) (and no adjustment to the Conversion Price under this Section ~~10.04~~10.07(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section ~~10.04~~10.07(d):
     (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
     (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.
No adjustment of the Conversion Price shall be made pursuant to this Section ~~10.04~~10.07(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to ~~holders~~Holders of Notes upon conversion by such ~~holders of Notes~~Holders to Common Stock.
     For purposes of this Section ~~10.04~~10.07(d) and Sections ~~10.04~~10.07(a), ~~10.04~~10.07(b) and ~~10.04~~10.07(c), any dividend or distribution to which this Section ~~10.04~~10.07(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section ~~10.04~~10.07(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section ~~10.04~~10.07(c) applies (or any combination thereof), shall be deemed instead to be:

     (3) ~~(1)~~ a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections ~~10.04~~10.07(a), ~~10.04~~10.07(b) and ~~10.04~~10.07(c) apply, respectively (and any Conversion Price reduction required by this Section ~~10.04~~10.07(d) with respect to such dividend or distribution shall then be made), immediately followed by
     (4) ~~(1)~~ a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections ~~10.04~~10.07(a), ~~10.04~~10.07(b) and ~~10.04~~10.07(c) with respect to such dividend or distribution shall then be made), except:
                    (B) ~~(A)~~ the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determinations” and “Record Date” within the meaning of Section ~~10.04~~10.07(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section ~~10.04~~10.07(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section ~~10.04~~10.07(c), and
                    (C) ~~(B)~~ any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section ~~10.04~~10.07(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.
          (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section ~~10.11~~10.14 hereof applies or as part of a distribution referred to in Section ~~10.04~~10.07(d) hereof), then and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:
               (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) such amount distributed to all holders of its Common Stock and (y) the number of shares of Common Stock outstanding on the Record Date, and
               (ii) the denominator of which shall be equal to the Current Market Price on such date.
However, in the event that the then fair market value (as so determined) of the ~~portion of the securities~~cash so distributed ~~(other than excluded securities)~~ applicable to one share of Common

Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.
          (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of other consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section ~~10.04~~10.07(f) has been made exceeds 10% of the product of the Current Market Price (determined as provided in Section ~~10.04~~10.07(g)) as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:
               (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and
               (ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.
Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender offer, but the Company or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section ~~10.04~~10.07(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section ~~10.04~~10.07(f).
          (g) For purposes of this Section ~~10.04,~~10.07, the following terms shall have the meanings indicated:
     (1) “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:
               (ii) ~~(i)~~ the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;
               (iii) ~~(ii)~~ the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section ~~10.04~~10.07(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and
               (iv) ~~(iii)~~ the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i)or (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section ~~10.04~~10.07(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
     For purposes of any computation under Section ~~10.04~~10.07(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section ~~10.04~~10.07(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:
                    (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;
                    (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
                    (C) with respect to any tender offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section ~~10.04,~~10.07, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section ~~10.04~~10.07 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     (2) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.
     (3) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (h) The Company may make such increases in the Conversion Rate, in addition to those required by Section ~~10.04~~10.07(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion ~~Price~~Rate is ~~reduced~~increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the ~~reduced~~increased Conversion ~~Price~~Rate and the period during which it will be in effect.
          (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided , however , that any adjustments which by reason of this Section ~~10.04~~10.07(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest one hundredth of a cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.
          (j) In any case in which this Section ~~10.04~~10.07 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such ~~holder~~Holder any amount in cash in lieu of any fraction pursuant to Section 10.03 hereof.
          (k) For purposes of this Section ~~10.04,~~10.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     Section 10.08. ~~Section 10.05.~~ Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section ~~10.04~~10.07(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Note Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.
     Section 10.09. ~~Section 10.06.~~  Notice Prior to Certain Actions. In case at any time after the date hereof:
     (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

     (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;
     (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or
     (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.03 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section ~~12.02~~11.02 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:
                    (B) ~~(A)~~ the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or
                    (C) ~~(B)~~ the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.
     The Company shall make public disclosure thereof prior to or contemporaneously with the giving of such notice to the Holders. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section ~~10.06.~~10.09.
     Section 10.10. ~~Section 10.07.~~ Company to Reserve Common Stock and Preferred Stock. The Company shall take all action necessary to at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock and Preferred Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock and Preferred Stock then issuable upon the conversion of all Notes outstanding.

     Section 10.11. ~~Section 10.08.~~ Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of ~~Common~~Conversion Stock on conversion of, or as payment on, Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of ~~Common~~Conversion Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
     Section 10.12. ~~Section 10.09.~~ Covenant as to ~~Common~~Conversion Stock. The Company covenants that all shares of ~~Common~~Conversion Stock which may be issued upon conversion of Notes or in payment of the Change of Control Purchase Price, Make-Whole Premium or Conversion Make-Whole Payment will upon issue be fully paid and nonassessable and, except as provided in Section ~~10.08,~~10.14, the Company will pay all taxes, liens and charges with respect to the issue thereof.
     Section 10.13. ~~Section 10.10.~~ Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.
     Section 10.14. ~~Section 10.11.~~ Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur, namely:
     (1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
     (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or
     (3) any sale or conveyance of all or substantially all the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee and the Company a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that ~~such Note~~the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted in full (without giving effect to any limitations on conversion under Section 10.04)

into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section ~~10.11~~10.14 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.05 hereof.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section ~~10.11~~10.14 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.
     If this Section ~~10.11~~10.14 applies to any event or occurrence, Section ~~10.04~~10.07 hereof shall not apply.
     Section 10.15. ~~Section 10.12.~~ Responsibility of Trustee for Conversion Provisions. The Trustee~~, subject to the provisions of Section 7.01 hereof,~~ and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee~~, subject to the provisions of Section 7.01 hereof,~~ nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto.

Neither the Trustee~~, subject to the provisions of Section 7.01 hereof,~~ nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee~~, subject to the provisions of Section 7.01 hereof,~~ and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.
~~ARTICLE 11~~
~~SECURITY~~
     ~~Section 11.01. Security. . At the Closing Date, the Company shall (i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Pledged Securities, in the opinion of the Company’s independent public accountants, or another nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities shall be pledged by the Company to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Collateral Account pending disposition pursuant to the Pledge Agreement.~~
          ~~(b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in writing by the parties thereto ( provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee and the Collateral Agent to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in the Pledge Agreement, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.~~
          ~~(c) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause Section 314(d) of the TIA~~

~~relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.~~
          ~~(d) The Company shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance of the foregoing provisions the appropriate statements contained in such Opinions of Counsel.~~
          ~~(e) The Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee and the Collateral Agent shall have the authority necessary in order to institute and maintain such suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including the authority to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee).~~
          ~~(f) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee and the Collateral Agent shall have no duty as to any Pledged Securities in their possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Securities. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords its own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Securities, by reason of the act or omission of the Collateral Agent, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.~~
          ~~(g) The Trustee shall not be responsible for the existence, genuineness or value of any of the Pledged Securities or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Securities, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Pledged Securities or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Securities, for insuring the Pledged Securities or for the payment of taxes, charges, assessments or Liens upon~~

~~the Pledged Securities or otherwise as to the maintenance of the Pledged Securities. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Pledge Agreement by the Company or the Collateral Agent.~~
     Section 10.16. Cash Damages. If by the date (a “Share Delivery Date”) that is three (3) Business Days after a Conversion Date or the Automatic Conversion Date, as applicable, there shall not be issued and delivered to a Beneficial Holder or its designee a certificate for, or credited to such Beneficial Holder’s or its designee’s balance account with DTC, the number of shares of Conversion Stock to which such Beneficial Holder is entitled upon such conversion, and if on or after the Share Delivery Date such Beneficial Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Beneficial Holder of shares of Common Stock that such Beneficial Holder anticipated receiving from the Company (or, in the case of an Automatic Conversion or other conversion into Preferred Stock, issuable upon conversion of the shares of Preferred Stock that the Beneficial Holder anticipated receiving from the Company, without giving effect to any limitations on conversion set forth in Section 6 of the Preferred C of D) upon such conversion (a “Buy-In”), then the Company shall, within three (3) Business Days after such Beneficial Holder’s request and in such Beneficial Holder’s discretion, either (i) pay cash to such Beneficial Holder in an amount equal to such Beneficial Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate, or credit such shares to such Beneficial Holder’s or its designee’s balance account with DTC, shall terminate, or (ii) promptly (and in any event within one (1) Business Day) honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Conversion Stock that the Company was required to deliver to the Beneficial Holder in connection with the conversion, or credit such shares to such Beneficial Holder’s or its designee’s balance account with DTC, and pay cash to the Beneficial Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock that the Company was required to deliver to such Beneficial Holder (or, in the case of an Automatic Conversion or other conversion into Preferred Stock, issuable upon conversion of such number of shares of Preferred Stock (without giving effect to any limitations on conversion set forth in Section 6 of the Preferred C of D) that the Company was required to deliver to such Beneficial Holder) in connection with the conversion, times (B) the Closing Price of the Common Stock on the Share Delivery Date. The Beneficial Holder shall provide the Company written notice indicating the amounts payable to the Beneficial Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.
     Section 10.17. Application of Conversion Amounts. Unless otherwise specified in writing by the Holder of any Note, any principal of such Note which such Holder converts in accordance with this Article 10 shall be deducted first from any principal of such Note as to which the Company has exercised its right to redeem in accordance with this Indenture but has not yet redeemed.

ARTICLE 11~~ARTICLE 12~~
MISCELLANEOUS
     Section 11.01. ~~Section 12.01.~~ Trust Indenture Act Controls. This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the TIA as now in effect or as hereafter amended or modified; provided further that this Section ~~12.01~~11.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 11.02. ~~Section 12.02.~~ Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:
     if to the Company:
Gasco Energy, Inc.
 ~~Suite 236, Building H, 14~~8 Inverness Drive
Suite 100
Englewood, CO 80112
Attention: Chief Financial Officer
Facsimile No. (303) 483-0011
     if to the Trustee:
Wells Fargo Bank, ~~National Association~~N.A.
 ~~505 Main Street, Suite 301~~
 ~~Forth Worth, TX 76102~~
1445 Ross Avenue, 2nd Floor
MAC T5303-022
Dallas, TX 75202
Attention: Corporate Trust ~~Administration~~Services
Facsimile No. ~~817-885-8650~~(214) 777-4086
     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Noteholder shall be mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Note Registrar, Paying Agent, Conversion Agent or co-registrar.
     Section 11.03. ~~Section 12.03.~~ Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Note Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the TIA.
     Section 11.04. ~~Section 12.04.~~ Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.05. ~~Section 12.05.~~ Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.
     Section 11.06. ~~Section 12.06.~~ Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.07. ~~Section 12.07.~~ Rules by Trustee, Paying Agent, Conversion Agent and Note Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Note Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     Section 11.08. ~~Section 12.08.~~ Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.
     Section 11.09. ~~Section 12.09.~~ GOVERNING LAW. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 11.10. ~~Section 12.10.~~ No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     Section 11.11. ~~Section 12.11.~~ Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 11.12. ~~Section 12.12.~~ Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the ~~holders of Notes~~Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 11.13. ~~Section 12.13.~~ Table of Contents, Heading, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 11.14. ~~Section 12.14.~~ Authenticating Agent. The Trustee may appoint an authenticating agent (the “Authenticating Agent”) that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.03, 2.07, 2.08, 3.08 and 10.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the Authenticating Agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such Authenticating Agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.
     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section ~~2.14,~~11.14, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.
     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor Authenticating Agent or itself assume the duties and obligations of the former Authenticating Agent under this Indenture and, upon such appointment of a successor Authenticating Agent, if made, shall give written notice of such appointment of a successor Authenticating Agent to the Company and shall mail notice of such appointment of a successor Authenticating Agent to all ~~holders of Notes~~Holders as the names and addresses of such ~~holders~~Holders appear on the Note Register.
     The Company agrees to pay to the Authenticating Agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the Authenticating Agent.
     The provisions of Sections 2.12, 7.03, 7.04, 7.07 and this Section ~~2.14~~11.14 shall be applicable to any Authenticating Agent.
     Section 11.15. ~~Section 12.15.~~ Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 11.16. Other Remedies. The Company acknowledges that a breach by it of any of its obligations hereunder and under the Notes will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Trustee and the Holders shall be entitled to seek specific performance for, or other equitable relief with respect to, a breach by the Company or any of its obligations hereunder and under the Notes, without the necessity of showing economic loss and without any bond or other security being required.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

GASCO ENERGY, INC.
By:	~~/s/ W. King Grant~~
	Name:	~~W. King Grant~~
	Title:	~~Executive Vice President,  Chief Financial Officer and Treasurer~~

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	~~/s/ Melissa Scott~~
	Name:	~~Melissa Scott~~ Patrick T. Giordano
	Title:	Vice President

EXHIBIT A
     FOR GLOBAL NOTE ONLY: [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
     ~~IF REQUIRED PURSUANT TO SECTION 2.07(d): [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.~~
     ~~THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE “RESALE RESTRICTION PERIOD”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH GASCO ENERGY, INC. OR ANY AFFILIATE OF GASCO ENERGY, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH ENTITY) ONLY (A) TO GASCO ENERGY, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS~~

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~~BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIME WITHIN ITS OR THEIR CONTROL. PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE RESALE RESTRICTION PERIOD.]~~
     THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE, PLEASE CONTACT GASCO ENERGY, INC., ATTENTION: CHIEF FINANCIAL OFFICER, 8 INVERNESS DRIVE EAST, SUITE 100, ENGLEWOOD, CO 80112, TELEPHONE: (303) 483-0044, FACSIMILE: (303) 483-0011.

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GASCO ENERGY, INC.
5.50% Convertible Senior Notes due ~~2011~~2015

No.	CUSIP: ~~367220AA8~~[ ]
Issue Date:
     GASCO ENERGY, INC., a Nevada corporation, promises to pay to [                    ] or registered assigns, the principal sum of [                    ] DOLLARS ($[                     ]) on [ ~~, 2011~~                    , 2015].
     This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.
     Additional provisions of this Note are set forth on the other side of this Note.

Dated:	GASCO ENERGY, INC.
By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
     This is one of the Notes referred to in the within-mentioned Indenture (as defined on the other side of this Note).

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

By:
As Authenticating Agent
(if different from Trustee)

Dated:

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[FORM OF REVERSE SIDE OF NOTE]
5.50% Convertible Senior Note due ~~2011~~2015
1. Cash Interest.
     The Company promises to pay interest in cash on the principal amount of this Note at the rate per annum of 5.50%. The Company will pay cash interest semiannually in arrears on April 5 and October 5 of each year (each an “Interest Payment Date”), beginning ~~April~~October 5, ~~2005,~~2010, to Holders of record at the close of business on March 15 and September 15 (whether or not a business day) (each a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date, and the Company will pay interest in arrears on the Stated Maturity ~~Date~~ to the Holder to whom it pays the principal of this Note. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes plus 2% per annum, and it shall pay interest in cash on overdue installments of cash interest ~~(including Liquidated Damages, if any)~~ at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. ~~The Company further promises to pay Liquidated Damages that it may from time to time be required to pay pursuant to Section 2(e) of the Registration Rights Agreement at the same time and in the same manner as payments of interest as specified herein.~~
2. Method of Payment.
     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note and in respect of Change of Control Purchase Price and any applicable Make-Whole Premium or Conversion Make-Whole Payment or payment required under Article 10 of the Indenture to Holders ~~who surrender Notes to a Paying Agent to collect such payments in respect of the Notes~~. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A ~~holder of Notes~~Holder with an aggregate principal amount in excess of $3,000,000 will be paid by wire transfer in immediately available funds at the election of such ~~holder~~Holder to an account in the United Stated in accordance with instructions delivered to the Trustee prior to the applicable Record Date. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.
3. Paying Agent, Conversion Agent and Note Registrar.
     Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent, Conversion Agent and Note Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Note Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or

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agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Note Registrar or co-registrar.
4. Indenture.
     The Company issued the Notes under an Indenture dated as of ~~October 20, 2004~~June 25, 2010 (the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.
     The Notes are general unsecured obligations of the Company ~~(except as provided in Paragraph 12 hereof)~~ limited to $65,000,000 aggregate principal amount (subject to Section 2.08 of the Indenture). ~~The Indenture does not limit other indebtedness of the Company, secured or unsecured.~~
5. Redemption and Repurchase by the Company at the Option of the Holder.
     ~~Prior to October 10, 2009, the Notes shall not be redeemable at the Company’s option. At any time on or after October 10, 2009 and prior to Stated Maturity, the~~The Company, at its option, may redeem the Notes, in whole or in part, at any time prior to Stated Maturity in accordance with the Indenture on the Redemption Date for a Redemption Price in cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest ~~and Liquidated Damages, if any,~~ on the Notes redeemed to but not including the Redemption Date if the Closing Price of the Company’s Common Stock ~~has exceeded 130~~equals or exceeds 150% of the Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period~~. In addition, if beginning on October 10, 2009, on any Interest Payment Date, the~~ ending on the Trading Day immediately preceding the Redemption Date and all of the Equity Conditions are satisfied (or waived by the Holders of a majority in aggregate principal amount of the Notes ~~outstanding is less than 15% of the aggregate principal amount of Notes outstanding after the Issue Date, the Company, at its option, may redeem the Notes, in whole but not in part, in accordance with the Indenture on the Redemption Date for a Redemption Price in cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid Interest and Liquidated Damages, if any, on the Notes to but not including the Redemption Date. The Company will make an additional payment equal to the total value of the aggregate amount of the interest otherwise payable on the Notes from the last day through which Interest was paid on the Notes through the Redemption Date~~then outstanding).
     If there shall have occurred a Change of Control (subject to certain conditions provided for in the Indenture), each Holder, at such Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to purchase its Notes (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such purchase is at least equal to $1,000) at the Change of Control Purchase Price in cash or ~~Common~~Preferred Stock, at the Company’s option (subject, in the case of Preferred Stock, to

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conditions specified in the Indenture), plus any accrued and unpaid interest to but not including the Change of Control Purchase Date.
     If there shall have occurred a Change of Control pursuant to clause (ii) of the definition thereof, and a Holder surrenders its Notes for purchase, the Company shall pay to such Holder a Make-Whole Premium in addition to the Change of Control Purchase Price. The Make-Whole Premium will also be paid ~~on the Change of Control Purchase Date~~ to the Holders ~~of the Notes~~ who convert their Notes on or after the date on which the Company has given a notice to all Holders ~~of Notes~~ in accordance with Section 3.05(d) of the Indenture and on or before the close of business on the Business Day immediately preceding the Change of Control Purchase Date.
     The Company may in the case of a Public Acquirer Change of Control, in lieu of paying a Make-Whole Premium, elect to adjust the Conversion Rate and the related conversion obligation such that from and after the effective date of ~~such~~a Public Acquirer Change of Control, Holders of the Notes will be entitled to convert their Notes into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control as set forth in the Indenture.
     A written notice of the Change of Control will be given to the Holders as provided in the Indenture. To exercise ~~a~~its right to require the Company to purchase ~~right~~all or a portion of its Notes, a Holder must deliver to the Trustee a Change of Control Purchase Notice as provided in the Indenture.
     Holders have the right to withdraw any Change of Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
6. Conversion.
     ~~Subject to the next two succeeding sentences, a~~A Holder of a Note may convert it into Common Stock or Preferred Stock of the Company at any time before the close of business on the ~~final maturity date of the Note.~~ Stated Maturity date of the Note; provided, however, that (i) prior to the Full Conversion Date (and except as provided in clause (ii) below to the extent the Company has exercised its right to redeem all or any part of the Notes as provided in Article 3 of the Indenture), if a Holder elects to receive Common Stock upon conversion of all or any part of the Notes, a Holder may exercise its conversion right only to the extent that the number of shares of Common Stock issuable upon such conversion would not result in a violation of Section 10.04(a) or Section 10.04(b) of the Indenture or, if a Holder elects to receive shares of Preferred Stock upon conversion of all or any part of the Notes, such Holder may exercise its conversion right only to the extent that the number of shares of Preferred Stock issuable upon such conversion would be convertible as of the Conversion Date into a number of shares of Common Stock that, if issued on the Conversion Date would not result in a violation of Section 10.04(b) of the Indenture and (ii) (a) on or after the Full Conversion Date or (b) if the Company has exercised its right to redeem all or any part of the Notes as provided in Article 3 of the Indenture, a Holder may exercise its conversion right with respect to the full principal amount of Notes held by such Holder or subject to the Redemption Notice, as applicable (subject to Section 10.04(a) of the Indenture); provided, further, that with respect to the foregoing clause (ii), if Shareholder

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Approval has not been obtained as of the Conversion Date, the Company will make a cash payment in lieu of any shares of Common Stock otherwise deliverable upon conversion in excess of the Exchange Cap (or, if such Holder has elected to receive shares of Preferred Stock upon such conversion, in lieu of any shares of Preferred Stock otherwise deliverable to such Holder upon conversion that would be convertible into shares of Common Stock in excess of the Exchange Cap, without regard to any limitation set forth in Section 6 of the Preferred C of D) (the “Excess Shares”) equal to the product of (1) the number of Excess Shares multiplied by (2) the average Closing Price per share of the Common Stock over the ten Trading Day period ending on the Trading Day preceding the Conversion Date.
     A Note in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. In the case of a Change of Control for which the Holder exercises its right to require the Company to purchase all of a Note or portion thereof or a redemption of all or a portion of the Notes pursuant to Section 3.01 of the Indenture, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Change of Control Purchase Date or the Redemption Date, as applicable.
     The initial Conversion Price shall be initially equal to $~~4.00~~0.60 per share of Common Stock, which is equal to a Conversion Rate of ~~250~~1,666.6667 shares of Common Stock per $1,000 principal amount of the Notes, subject to adjustment in certain events described in the Indenture. Notwithstanding the foregoing, for purposes of any conversion of the principal amount of any Note (or any portion thereof) into Preferred Stock, other than pursuant to an Automatic Conversion, (X) the “Conversion Price” shall mean $100 and (Y) the “Conversion Rate” shall mean ten (10) shares of Preferred Stock per $1,000 principal amount of Note. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Common Stock.
     To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent (or, in the case of a beneficial interest in a Global Note, the Beneficial Holder shall comply with DTC’s procedures for conversion), (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee ~~and (4~~in accordance with the Indenture, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any transfer or similar tax, if required.
7. Limitations on Issuance of Common Stock.
     Notwithstanding anything to the contrary contained in the Indenture, a Holder may not convert all or any portion of such Holder’s Notes into Common Stock to the extent (but only to the extent) that such Holder and its Affiliates would as a result of such conversion or issuance beneficially own in excess of the Maximum Ownership Limitation.

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8. Automatic Conversion.
     Subject to the terms and conditions of Section 10.05 of the Indenture, on the Automatic Conversion Date, an aggregate principal amount of the Notes equal to the difference (but not less than zero (0) of thirty percent (30%)) of the original principal amount of all Notes issued under the Indenture, minus (ii) any principal amount of Notes that has been repaid, redeemed or repurchased by the Company, or converted into shares of Common Stock or Preferred Stock by the Holders thereof, in accordance with the Indenture, shall convert automatically into that number of fully paid and nonassessable shares of Preferred Stock obtained by multiplying the principal amount of such portion of the Notes to be so converted by 0.01579 as set forth in the Indenture.
     A written notice of an Automatic Conversion will be given to the Holders as provided in the Indenture.
9. Conversion Make-Whole Payment.
     If a Holder elects to exercise its conversion rights following the Company’s issuance of a Redemption Notice in accordance with Section 3.02 of the Indenture, in addition to the shares of Common Stock or Preferred Stock the Holder is otherwise entitled to receive as provided in the Indenture, the Company shall pay to such Holder the Conversion Make-Whole Payment on the Redemption Date. The Company may elect to pay the Conversion Make-Whole Payment in cash or in shares of Preferred Stock as set forth in the Indenture and subject to the conditions and limitations contained therein.
10. Denominations; Transfer; Exchange.
     The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not transfer or exchange any Notes in respect of which a Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased).
~~8.~~11. Persons Deemed Owners.
     The registered Holder of this Note may be treated as the owner of this Note for all purposes.
~~9.~~12. Unclaimed Money or Notes.
     The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

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~~10.~~13. Amendment; Waiver.
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults or Events of Default may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes, among other things, to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to make any change that does not adversely affect the rights of any Noteholder~~, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA~~.
~~11.~~14. Defaults and Remedies.
     Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon exercise of a repurchase right or otherwise; (2) the Company fails to pay an installment of interest ~~(including Liquidated Damages, if any)~~ on any of the Notes that continues for 30 days after the date when due; ~~provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Date shall constitute an Event of Default with no grace or cure period (unless the failure to make such payment results from the failure by the Trustee to release such proceeds from the Collateral Account, provided such failure is not caused by any act or omission by the Company);~~ (3) the Company fails to issue and deliver (or cause to be issued and delivered)shares of ~~Common~~Conversion Stock, together with cash in lieu of fractional shares, when such ~~Common~~Conversion Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note (including pursuant to the Automatic Conversion, if any) and such failure continues for 10 days after ~~such~~the required delivery date; (4) the Company fails to give notice regarding a Change of Control within the time period specified in the Indenture; (5) the Company fails to comply with any of its obligations under Section 4.02(a) of the Indenture within thirty (30) days after the date specified for the applicable action therein; (6) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after ~~written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (6~~receipt by the Company of a Notice of Default; (7) (A) the Company or any Significant Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $5 million or (B) indebtedness for borrowed money of the Company or any Significant Subsidiary in an aggregate amount in excess of $5 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness, in either case without such indebtedness referred to in subclause (A) or (B) hereof~~, in either case without such~~ having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Company of a Notice of Default; (~~7~~8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant

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Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary; and (~~8) the Pledge Agreement shall cease to be in full force and effect or enforceable other than in accordance with its terms or fails to give the Trustee the liens, rights, power and privileges purported to be created thereby~~9) any default occurs under any Permitted Subordinated Indebtedness in excess of $2,000,000 individually or in the aggregate. If an Event of Default (other than an Event of Default specified in clause (~~7~~8) above) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.
     Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.
~~12. Security~~
     ~~The Company has entered into the Pledge Agreement and purchased and pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders Pledged Securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide for the payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and will be held by the Collateral Agent in the Collateral Account pending disbursement pursuant to the Pledge Agreement.~~
~~13.~~15. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
~~14.~~16. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

A-1-9

~~15.~~17. Authentication.
     This Note shall not be valid until an authorized signatory of the Trustee or an Authenticating Agent manually signs the Trustee’s Certificate of Authentication on the other side of this Note.
~~16.~~18. Abbreviations.
     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
~~17.~~19. GOVERNING LAW.
THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture ~~which has in it the text of this Note in larger type~~. Requests may be made to:
Gasco Energy, Inc.
 ~~Suite 236, Building H, 14~~8 Inverness Drive
Suite 100
Englewood, CO 80112

A-1-10

CONVERSION NOTICE

TO:	GASCO ENERGY, INC. WELLS FARGO BANK, NATIONAL ASSOCIATION
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock (or, if expressly elected below, Preferred Stock) of Gasco Energy, Inc. in accordance with the terms and subject to the limitations of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Conversion Make-Whole Payment or payment required under Article 10 of the Indenture payable in cash and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note. If the Company has elected to pay the Conversion Make-Whole Payment in Preferred Stock, the undersigned hereby elects to receive the Conversion Make-Whole Payment in Preferred Stock.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

A-1-11

     Fill in the registration of shares of Common Stock or Preferred Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address
Principal amount to be converted
(if less than all):
$ _______________
By putting an “X” in the following box, the
undersigned registered owner of this Note hereby
elects a conversion into Preferred Stock. ☐
Social Security or Other Taxpayer
Identification Number:

A-1-12

CHANGE OF CONTROL PURCHASE NOTICE

TO:	GASCO ENERGY, INC. WELLS FARGO BANK, NATIONAL ASSOCIATION
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Gasco Energy, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note (Certificate No.          ), or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note to the registered holder hereof. If the Company has elected, and is permitted pursuant to the Indenture referred to in this Notice, to pay the Change of Control Purchase Price and, if applicable, the Make-Whole Premium, in ~~Common~~Preferred Stock, the undersigned hereby elects to receive the Change of Control Purchase Price in ~~Common~~Preferred Stock.
Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

$

Social Security or Other Taxpayer Identification Number

A-1-13

ASSIGNMENT
     For value received ______ hereby sell(s) assign(s) and transfer(s) unto ___ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
     ~~In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:~~
     ~~☐      To Gasco Energy, Inc. or a subsidiary thereof; or~~
     ~~☐      Inside the United States pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or~~
     ~~☐      Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;~~
~~and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).~~
     ~~☐      The transferee is an Affiliate of the Company.~~
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

A-1-14

NOTICE: The signature ~~of~~on the ~~conversion notice~~Conversion Notice, the Change of Control Purchase Notice or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-1-15

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

	Amount of	Amount of	Principal
	decrease in	increase in	Amount	Signature of
	Principal	Principal	of this Global	authorized
	Amount	Amount	Note following	officer of
Date of	of	of	such decrease	Trustee or
Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	[For form of Global Note only]

A-1-16

EXHIBIT B~~-1~~
~~Transfer Certificate~~
     ~~In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the Notes issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:~~
          ~~☐     A transfer of the Surrendered Notes is made to the Company or any subsidiaries; or~~
          ~~☐     The transfer of the Surrendered Notes complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or~~
          ~~☐     The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act, or~~
          ~~☐     The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.~~
          ~~and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).~~
          ~~☐     The transferee is an Affiliate of the Company.~~
~~DATE: ________________________________________________~~
~~__________________________________________~~
 ~~Signature(s)~~
~~(If the registered owner is a corporation, partnership or~~
~~fiduciary, the title of the Person signing on behalf of~~
~~such registered owner must be stated.~~
Form of Guaranty

B-1-1

EXHIBIT C
Subordination Terms
(a) —Definitions.
     “Trustee” means Wells Fargo Bank, National Association, as Trustee under the Indenture (and any successor trustee thereto); provided that after consummation of any Permitted Refinancing of the Senior Debt, the term “Trustee” shall refer to the person or entity appointed by the holders of the Senior Debt as their trustee or agent.
     “Indenture” means that certain Indenture dated as of June 25, 2010 by and among Company, and the Trustee, as the same may be amended, modified, refinanced, supplemented or restated from time to time.
     “Company” means Gasco Energy, Inc., a Nevada corporation.
     “Obligor” means Company and any of its Subsidiaries that are obligated on account of the Senior Debt and/or Subordinated Debt (as defined below), whether as a borrower, guarantor or otherwise.
     “Old Notes” means the Company’s 5.50% Convertible Senior Notes due October 5, 2011 that remain outstanding on the date of the Indenture after giving effect to the exchange of a portion of such indebtedness for the Notes under the Indenture.
     “Permitted Refinancing” means any refinancing of the Senior Debt.
     “Permitted Refinancing Loan Documents” means any and all agreements, documents and instruments executed in connection with a Permitted Refinancing of Senior Debt.
     “Permitted Subordinated Debt Payments” means regularly scheduled, non-accelerated payments of interest only at a cash pay rate not to exceed 7% per annum and shall include any PIK Payments without limitation as to rate or amount.
     “PIK Payments” shall mean payments in kind and not in cash on account of the Subordinated Debt (whether by way of capitalization of interest, fees, expenses or other amounts or the issuance of additional Subordinated Debt as payment thereof).
     “Proceeding” means any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any person or any of its properties.
     “Senior Debt” means all of the obligations, liabilities and indebtedness of the Company and the other Obligors owing to the Noteholders and Beneficial Holders under, in respect of or on account of the Notes, the Indenture, the Guaranty, the Registration Rights Agreement and/or

Section 6(p) of the Exchange Agreements (collectively, the “Transaction Documents”), whether for principal, interest, fees, expenses or otherwise and whether now existing or hereafter arising, including, without limitation, all principal and interest owing under the Notes, all amounts constituting Make-Whole Premium, Conversion Make-Whole Payment and/or Change of Control Purchase Price, payments required under Article 10 of the Indenture and Liquidated Damages (as defined in the Registration Rights Agreement), and all obligations and liabilities incurred with respect to Permitted Refinancing thereof, in each instance, together with any amendments, restatements, modifications, renewals, increases or extensions of any thereof, including, without limitation, interest, fees, costs and expenses accruing thereon or incurred in connection therewith after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs and expenses are allowed claims; provided that, unless otherwise consented to in writing by holders of a majority of the outstanding principal balance of the Subordinated Debt, the Senior Debt shall not be amended, restated, modified, renewed, increased or extended to (i) increase the principal amount thereof to more than 110% of the principal amount of the Notes issued on the date of the Indenture (other than due to the capitalization of interest, fees, expenses or other amounts owing on account of the Senior Debt and other than due to the issuance of additional Notes in exchange for Old Notes after the date of the Indenture as contemplated in the Indenture), (ii) increase any applicable interest rate or scheduled recurring fees with respect to the Senior Debt by more than 200 basis points, except in connection with the imposition of a default rate of interest in accordance with the terms of the Indenture (as in effect on the date hereof) or in connection with the imposition of market rates of interest pursuant to a Permitted Refinancing; (iii) require the payment of a consent fee (howsoever described) in excess of two percent (2%) per annum of the outstanding principal amount of the Senior Debt; (iv) add or make more restrictive any event of default or any covenant with respect to the Senior Debt or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant more restrictive, unless a corresponding amendment is offered to the Subordinated Lenders; (v) change any redemption, put or prepayment provisions of the Senior Debt in a manner adverse to the Company; (vi) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Subordinated Debt in a manner that is more restrictive than the prohibitions and restrictions currently contained in this [___] [insert name of subordinated debt instrument]; (vii) subordinate in right of payment any of the Senior Debt to any other indebtedness of the Obligors; or (viii) extend the final scheduled maturity date of the Senior Debt to a date beyond the final scheduled maturity date of the Subordinated Debt.
     “Senior Debt Documents” means, collectively, the Transaction Documents and any and all agreements, documents and instruments executed by Company or any of its Subsidiaries in connection therewith, and any Permitted Refinancing Loan Documents, in each case as amended, modified, refinanced, supplemented or restated from time to time.
     “Senior Default” means the occurrence and continuance of (i) a default in payment (in cash or, if applicable, shares of Conversion Stock) of all or any part of the principal of, or any interest (including any Liquidated Damages) or premium (including any Make-Whole Premium or Conversion Make-Whole Payment) on, or any other amount required pursuant to the Senior Debt Documents to be paid with respect to, the Senior Debt or any failure of Company to issue and deliver shares of Common Stock (together with cash in lieu of fractional shares), as and when required upon any conversion of the Senior Debt (including pursuant to the Automatic

Conversion, if any) (a “Senior Payment Default”) or (ii) any other event of default under any Senior Debt Document, provided that any cure or grace period with respect to any default that would with the passage of time otherwise be such an event of default under any Senior Debt Document that is greater than 15 days shall be deemed to be 15 days for purposes of determining an event of default under this clause (ii) ( “Senior Non-payment Default”).
     “Subordinated Debt” [Note to draft: Update as necessary.]
     “Subordinated Lenders” [Note to draft: Update as necessary.]
     All capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture.
     (b) Extent of Subordination. All amounts (including all principal, interest, premiums and other payments) payable hereunder or in respect of any guaranty by any Obligor of the obligations, liabilities and indebtedness evidenced hereby (collectively, the “Subordinated Debt”) are and shall be subordinated and junior in right of payment to the prior payment in full in cash of the Senior Debt to the extent and in the manner set forth herein. [Holder] agrees and acknowledges that (i) the provisions hereof are, and are intended to be, an inducement to and in consideration of each holder of Senior Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holders of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt and the provisions hereof shall be enforceable against Holder by the holders of the Senior Debt. [Note to Draft: Update defined term for Holder as necessary under the applicable subordinated debt instrument]
     (c) Payment Suspension. Notwithstanding any provision contained in this [___] [insert name of subordinated debt instrument] to the contrary, and in addition to any other limitations set forth herein, no payment of principal, interest or any other amount due with respect to the Subordinated Debt (other than PIK Payments) shall be made or received, and neither any Obligor nor the Holder shall exercise any right of set-off or recoupment with respect to the Subordinated Debt, until no amount of Senior Debt remains outstanding; provided, however, except as provided in the immediately succeeding sentence, the Obligors may make and the Holder may accept and retain Permitted Subordinated Debt Payments. Notwithstanding the foregoing proviso, if and so long as a Senior Default has occurred and is continuing, or a Senior Default would be caused by or otherwise result from the making of any such payment on the Subordinated Debt (such period of time being referred to as the “Payment Suspension Period”), then, no Obligor shall make, and the Holder shall not accept and retain from any Obligor or otherwise, directly or indirectly, in cash or other property (other than PIK Payments), by set-off or in any other manner, payment of all or any part of the Subordinated Debt that otherwise was permitted to be made hereunder unless and until the earlier of the date (i) no amount of Senior Debt remains outstanding and (ii) such Senior Default has been cured by the Obligors or waived in writing by the requisite holders of the Senior Debt; provided, however, that with respect to a Payment Suspension Period due solely to a Senior Non-payment Default, the Obligors shall not be prohibited from making, and Holder shall not be prohibited from receiving, Permitted Subordinated Debt Payments at any time after one hundred eighty (180) days from the first day Holder is prohibited from receiving Permitted Subordinated Debt

Payments due to the Senor Non-payment Default(s) giving rise to such Payment Suspension Period, and from and after such 180th day Obligors may pay, and Holder may receive, any Permitted Subordinated Debt Payments that otherwise would have been made or due during such Payment Suspension Period (subject to the imposition of a new Payment Suspension Period as a result of one or more Senior Payment Defaults, in which case no payments shall be made or received on account of the Subordinated Debt during such Payment Suspension Period, or due to the existence of new Senior Non-payment Defaults that were not in existence at the time the prior Payment Suspension Period commenced (provided in no event shall the Holder be prohibited from receiving Permitted Subordinated Debt Payments as a result of Senior Non-payment Defaults for more than one hundred eighty (180) days during any period of three hundred sixty-five (365) consecutive days)).
     (d) Liquidation, Winding Up, etc. In the event of any Proceeding involving an Obligor or any of its properties or assets:
     (i) the holders of all Senior Debt shall be entitled to receive payment in full in cash of the Senior Debt before the Holder is entitled to receive any payment upon the Subordinated Debt, and the holders of Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such Proceedings in respect of the Subordinated Debt;
     (ii) any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled pursuant to this [___][insert name of subordinated debt instrument] but for the provisions hereof shall be paid by the liquidating trustee or agent or other person or entity making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Trustee for the benefit of the holders of Senior Debt until the Senior Debt shall have been paid in full in cash, and Holder acknowledges and agrees that such payment or distribution may, particularly with respect to interest on Senior Debt after the commencement of a Proceeding, result in the Holder receiving less than it would otherwise receive;
     (iii) the Holder hereby irrevocably (x) authorizes, empowers and directs all receivers, trustees, debtors in possession, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and the Holder also irrevocably authorizes, empowers and directs, the Trustee until the Senior Debt shall have been paid in full in cash, to demand, sue for, collect and receive every such payment or distribution, and (y) agrees to execute and deliver to the holders of the Senior Debt all such further instruments confirming the authorization referred to in the foregoing clause (x); and
     (iv) Holder hereby irrevocably authorizes, empowers and appoints Trustee until the Senior Debt shall have been paid in full in cash its agent and attorney in fact to execute, verify, deliver and file such proofs of claim upon the failure of the Holder promptly to do so (and in any event prior to ten (10) days before the expiration of the time to file any proof); provided that no holder of Senior Debt shall have any obligation to execute, verify, deliver and/or file any such proof of claim.
The Senior Debt shall continue to be treated as Senior Debt and the provisions hereof shall continue to govern the relative rights and priorities of the holders of the Senior Debt and the Holder even if all or part of the Senior Debt is subordinated, set aside, avoided or disallowed in connection with any such Proceeding and the provisions hereof shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt or any agent, designee or nominee of such holder.
     (e) Payment Held in Trust. All payments or distributions upon or with respect to the Subordinated Debt which are made by or on behalf of an Obligor or received by or on behalf of the Holder in violation of or contrary to the provisions of subparagraph (b), (c) or (d) above shall be received in trust for the benefit of the holders of the Senior Debt and shall be paid over upon demand to Trustee for further distribution to the holders of Senior Debt until the Senior Debt shall have been paid in full in cash.
     (f) Effectiveness. The provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holders of the Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of an Obligor) all as though such payment had not been made.
     (g) Rights Not Subordinated. The provisions hereof are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the Holder on the other hand, and nothing herein shall impair as among the Obligors, the Holder and the other creditors of the Obligors (other than the holders of the Senior Debt), the Obligors’ obligation to the Holders to pay the full amount of the Subordinated Debt in accordance with the terms of this [___][insert name of subordinated debt instrument].
     (h) Modification of Senior Debt. The holders of all or any portion of the Senior Debt may, at any time, in their discretion, renew, amend, refinance, extend, increase or otherwise modify the terms and provisions of Senior Debt so held (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof and the provisions thereof regarding default or any other matter) or exercise (or refrain from exercising) any of their rights under the Senior Debt, all without notice to or consent from the holder of Subordinated Debt; provided that the Senior Debt shall not be amended, restated, modified, renewed, increased or extended in violation of the restrictions set forth in the definition of Senior Debt. No compromise, alteration, amendment, renewal, restatement, refinancing or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of Senior Debt or Senior Debt Documents, whether or not in accordance with the provisions of the Senior Debt, shall in any way alter or affect any of the subordination provisions hereof.
     (i) No Action. Except as provided in the immediately succeeding sentence, so long as any Senior Debt remains outstanding, Holder shall not take or continue any action, or exercise any rights, remedies or powers under the terms of this [___][insert name of subordinated debt instrument], or exercise or continue to exercise any other right or remedy at law or in equity that Holder might otherwise possess, to collect any amount due and payable in respect of the Subordinated Debt, the commencement of any action to enforce payment or foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction; provided, however, that Holder may take the foregoing actions if, and only if, one hundred eighty (180) days have passed from the date Trustee receives a written notice from Holder that a default or event of default has occurred under this [___][insert name of subordinated debt instrument] and the applicable default or event of default described in such notice shall not have been cured or waived within such period. Notwithstanding the foregoing, Holder may accelerate the Subordinated Debt in accordance with its terms (but not receive payments in cash of any accelerated amounts) and file a proof of claim in any bankruptcy or similar proceeding instituted by another entity and may vote such claim in a manner not inconsistent with the terms hereof. If Holder shall attempt to enforce, collect or realize upon any of the Subordinated Debt in violation of the terms hereof, the holders of the Senior Debt may, by virtue of the terms hereof, restrain any such enforcement, collection or realization, either in its own name or in the name of any Obligor.
     (j) No Contest. Holder covenants and agrees that it will not, and will not encourage any other person or entity to, at any time, contest the validity, priority or enforceability of the provisions hereof, the Senior Debt or the Senior Debt Documents. Holder agrees that the Subordinated Debt is unsecured and that Holder shall not take any liens or security interests in any assets or property of any Obligor to secure the Subordinated Debt.
     (k) Governing Law. Notwithstanding anything herein to the contrary, the provisions of this Section ___shall be governed by, and construed in accordance with, the internal laws and decisions of the State of New York, without regard to conflict of laws principles that would require the application of the laws of any other jurisdiction.
     (l) Amendments. The provisions of this Section ___may not be amended or modified without the prior written consent of the holders of a majority of the outstanding principal balance of the Notes in accordance with the terms of the Indenture.

EXHIBIT D
Form of Preferred C of D

D-1

SCHEDULE 4.11
Closing Date Indebtedness
1. Indebtedness incurred to finance insurance premiums, with respect to:
          a. Flatiron Capital corporate property insurance policy
2. Drilling/completion advances from joint interest owners (cash calls to working interest owners made in the ordinary course of business)

4.11-1

EXHIBIT D
Form of Certificate of Designations
The executed Certificate of Designations is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2010

D-1

You may obtain information regarding the offering from:
GASCO ENERGY, INC.
Gasco Energy, Inc.
Attention: Corporate Secretary
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044